    As filed with the Securities and Exchange Commission on December 19, 2002
                                                    Registration No. 333-88974

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                               AMENDMENT NO. 3 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________
                           EXCALIBUR INDUSTRIES, INC.
                 (Name of small business issuer in its charter)


         DELAWARE                        3440                     65-0735872
(State or jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
      incorporation          Classification Code Number)     Identification No.)
     or organization)

                        16825 NORTHCHASE DRIVE, SUITE 630
                              HOUSTON, TEXAS 77060
                                 (281) 877-9700
          (Address and telephone number of principal executive offices and principal place of business)
                _________________________________________________

                               WILLIAM S.H. STUART
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           EXCALIBUR INDUSTRIES, INC.
                        16825 NORTHCHASE DRIVE, SUITE 630
                              HOUSTON, TEXAS 77060
                                 (281) 877-9700
            (Name, address and telephone number of agent for service)
                              _____________________
                                   COPIES TO:
                             MARC A. INDEGLIA, ESQ.
                             SPECTRUM LAW GROUP, LLP
                           1900 MAIN STREET, SUITE 125
                            IRVINE, CALIFORNIA 92614
                                 (949) 851-4300
                                 _______________
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                _________________
           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
     ______________________________________________________________________

                                                       CALCULATION OF REGISTRATION FEE
=============================== =========================== ======================== ======================== =================
                                                                   PROPOSED                 PROPOSED
    TITLE OF EACH CLASS OF                                     MAXIMUM OFFERING         MAXIMUM AGGREGATE        AMOUNT OF
 SECURITIES TO BE REGISTERED     AMOUNT TO BE REGISTERED(1)   PRICE PER SHARE (2)        OFFERING PRICE       REGISTRATION FEE
------------------------------- --------------------------- ------------------------ ------------------------ -----------------
Common Stock, $.001 par value        3,906,669 Shares                $1.90                 $7,422,671              $682.89
------------------------------- --------------------------- ------------------------ ------------------------ -----------------
Total                                                                                                              $682.89
=============================== =========================== ======================== ======================== =================

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the last sale of the Registrant's common stock on May 22, 2002, as reported in the over-the-counter market.
                             _______________________

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

Subject to completion, dated December 18, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


PROSPECTUS
                                3,906,669 Shares

                           EXCALIBUR INDUSTRIES, INC.

                                  Common Stock

         This prospectus relates to the offer and sale of 3,906,669 shares of our common stock by the selling stockholders identified in this prospectus, of which 951,800 may be issued and sold only upon the exercise of certain warrants. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders. We may, however, receive $1,056,430 from the exercise of the warrants.

         Our common stock currently trades on the OTC Bulletin Board under the symbol "EXCB.OB." On December __, 2002, the last reported sale price of the common stock of the OTC was $___ per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                  THE DATE OF THIS PROSPECTUS IS ________, 2002

                               PROSPECTUS SUMMARY

OUR COMPANY

         We are a diversified group of niche industrial companies that design, manufacture and assemble steel components and products for power generation, aerospace and aviation, counter-terrorism and homeland security, petrochemical and energy industries. We seek to increase sales and growth opportunities with our four subsidiaries and minimize risks by maintaining a balance in the industries and business cycles that we serve.

         We operate through four operating subsidiaries: Excalibur Steel, Inc., Excalibur Aerospace, Inc. (which does business as Aero Weld), Excalibur Services, Inc. and Shumate Machine Works, Inc. Our operations include the following: (i) fabrication of structural steel components; (ii) design and manufacture of aircraft training devices used for civil aviation, military, counter-terrorism and homeland defense sectors; (iii) fabrication and production of pressure vessels and heat exchangers; and (iv) close tolerance machining of steel alloy components and product assemblies for oil services applications.

         We have no relation to Excalibur Industries, Inc., a natural resource company incorporated under the laws of the State of Utah which is located in Duluth, Minnesota.

OUR MARKET OPPORTUNITY

         The primary markets for our products are the power generation, aerospace and defense, petrochemical and energy industries. We believe that homeland defense represents an important new market for our company. Customers in these industries demand high-quality products, timely delivery and excellent customer service. They also demand high levels of precision in the products they purchase. The markets that we serve represent billions of dollars spent annually on specialty manufacturing and fabrication.

OUR STRATEGY

         Our goal is to become a leading industrial manufacturing company with a national presence, to manufacture higher value, precision machined steel components and to increase our position in our selected market niches. We intend to achieve these objectives by doing the following:

         o ACCELERATING INTERNAL SALES GROWTH - including adding new customers, building our sales force, increasing cross-company customer referrals and expanding our products and services.

         o IMPROVING OPERATING MARGINS - including pursuing higher value added business lines involving more procedural and knowledge work such as our ASME code business and our close tolerance specialty machining business.

         o EXPANDING THROUGH STRATEGIC ACQUISITIONS - we believe that our highly fragmented industry offers potential strategic acquisitions where owner/operators may want to consolidate and sell their businesses as trends in industry force change. We believe supply chain consolidation and liquidity and exit strategy needs will present acquisition opportunities.

OUR CORPORATE HISTORY

         We incorporated on February 10, 1997 in the State of Florida. On June 10, 2002, we reincorporated under the laws of the State of Delaware from the State of Florida pursuant to a merger with a newly formed Delaware corporation. Under the terms of this reincorporation merger, we changed our name from "Global Realty Management Group, Inc." to "Excalibur Industries, Inc."

         On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly-owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly-owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. In connection with the merger, we issued 413,689 shares of common stock to an affiliated party in payment of investment banking services. On May 22, 2002, each share of our Series A and Series B preferred stock automatically converted into one (1) share of our common stock.

EXCALIBUR HOLDINGS' HISTORY

         Excalibur Holdings incorporated on August 17, 2001 in the State of Texas. Pursuant to its strategic acquisition program, it has completed three acquisitions and started one subsidiary.

         AERO WELD. Excalibur Holdings completed its first acquisition on November 20, 2001 by acquiring, through its wholly-owned subsidiary Excalibur Aerospace, Inc., substantially all of the assets (other than real property) of TW Consulting, Inc., an Oklahoma corporation formerly known as Aero Weld, Inc., for $3,500,000 in cash payable in a series of installments, the delivery of a series of unsecured notes in the aggregate original principal amount of $1,968,388, 1,000,000 shares of Excalibur Holdings common stock, and consulting and non-competition fees aggregating $2,500,000 payable to the sole stockholder of TW Consulting, Mr. Tommy Worth.

         On December 30, 2001, the purchase price of the acquisition was amended to be $1,250,000 in cash, the delivery of a series of secured and unsecured notes in the aggregate principal amount of $3,218,387, 1,000,000 shares of Excalibur Holdings common stock, and consulting and non-competition fees aggregating $2,500,000 payable to the sole stockholder of TW Consulting, Mr. Tommy Worth.

         On June 27, 2002, after our acquisition of Excalibur Holdings, we entered into an agreement paying off certain notes and modifying other notes. As a result of this agreement, we currently have notes with an aggregate principal amount of $2,932,473 outstanding in connection with our acquisition of the assets of Aero Weld. We also amended our consulting agreement with Mr. Worth to provide for monthly payments to Mr. Worth through March 31, 2012. The amount of the monthly payment is based upon gross revenues generated in our Aero Weld subsidiary, with a range of up to $65,000 per month. The maximum aggregate amount which we must pay under this agreement is $2,500,000. In addition, we have agreed to enter into a two-year written lease with TW Consulting for the rental of the facilities for our Aero Weld subsidiary at a rate of $8,000 per month.

         EXCALIBUR SERVICES. On November 20, 2001, Excalibur Holdings formed Excalibur Services, Inc., an Oklahoma corporation, as a wholly-owned subsidiary to start up AMSE code welding and fabrication operations. On the same day, Excalibur Services acquired certain selected assets of Redhawk Industries, L.L.C., an Oklahoma limited liability company, for $50,000 in cash and 400,000 shares of Excalibur Holdings common stock in order to begin operations in our Excalibur Services subsidiary.

         EXCALIBUR STEEL. On November 27, 2001, Excalibur Holdings acquired Excalibur Steel, Inc., an Oklahoma corporation, pursuant to a merger of Excalibur Steel with and into Excalmerge, Inc., an Oklahoma corporation and wholly-owned subsidiary of Excalibur Holdings. The purchase price for Excalibur Steel was the delivery of a series of unsecured notes in the aggregate original principal amount of $650,000 and 1,500,000 shares of Excalibur Holdings common stock. Excalibur Holdings entered into employment agreements with each of the two former shareholders of Excalibur Steel, Dwayne Lewis and Debra Lewis. Excalibur Holdings paid $12,500 in cash and issued 155,000 shares of its common stock as a finder's fee in connection with this acquisition.

         SHUMATE MACHINE WORKS. On March 29, 2002, Excalibur Holdings acquired Shumate Machine Works, Inc., a Texas corporation, pursuant to a merger of Shumate with and into Excalmergeco, Inc., a Texas corporation and wholly-owned subsidiary of Excalibur Holdings. The purchase price for Shumate was $250,000 in cash, the delivery of a series of unsecured notes in the aggregate original principal amount of $250,000, 1,150,000 shares of Excalibur Holdings common stock, and an earn-out agreement with the former stockholders of Shumate, Larry Shumate and Russ Clark. Excalibur Holdings entered into employment agreements with Mr. Shumate and Mr. Clark.

         Our executive offices are located at 16825 Northchase Drive, Suite 630, Houston, Texas 77060, and our telephone number is (281) 877-9700. Our Internet address is www.excalind.com. Information contained on our web site shall not be deemed to be a part of this prospectus.

                                  THE OFFERING

         This offering relates to the offer and sale of 3,906,699 shares of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

         The shares which the selling stockholders are offering are already issued and outstanding and the resale of these shares by the selling stockholders will not affect the total number of outstanding shares.

Common stock outstanding before and after the offering...............14,659,936

Common stock outstanding if all outstanding options and warrants are exercised...................................................19,366,918

OTC Bulletin Board symbol for common stock..........................."EXCB"

____________


SUMMARY FINANCIAL INFORMATION

         The summary financial information set forth below has been derived from our financial statements as of and for the nine months ended September 30, 2002, the financial statements of Excalibur Holdings, Inc., who is deemed to be our acquirer for accounting purposes, as of and for the year ended December 31, 2001, and the pro forma financial statements which give effect to our recent acquisition of Excalibur Holdings, Inc and the recent acquisition by Excalibur Holdings, Inc. of Shumate Machine Works, Inc. as if the acquisitions had occurred as of January 1, 2001. You should read this information in conjunction with the financial statements and notes thereto and the pro forma financial statements included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:

                                         Year Ended December 31,   Nine Months Ended September 30,
                                                   2001                  2002         2002
                                         -----------------------     -----------   -----------
                                               (pro forma)           (unaudited)   (pro forma)

Net revenue ..........................         $19,265,659          $ 10,677,247   $  9,116,148
Net income (loss) ....................             448,787            (2,672,310)    (1,245,529)
Diluted earnings (loss) per share ....                 .04                  (.21)          (.10)
Weighted average shares
   outstanding - diluted .............          12,733,717            12,950,775      12,454,941

BALANCE SHEET DATA:

                                                    December 31,   September 30,
                                                        2001           2002
                                                    ------------   -----------
                                                                   (unaudited)
Cash ............................................    $    67,256   $   130,381
Working capital (deficit) .......................     (1,803,758)   (1,831,570)
Total assets ....................................      9,103,748    13,749,636
Total liabilities ...............................      6,825,012    10,520,617
Total stockholders' equity (deficit) ............      1,528,736     3,229,019

                                  RISK FACTORS

         This offering and an investment in our common stock involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

         THE MAJORITY OF OUR PRO FORMA REVENUE IS GENERATED FROM A SMALL NUMBER OF CUSTOMERS, AND OUR RESULTS OF OPERATIONS CASH FLOWS WILL BE ADVERSELY AFFECTED IF ANY OF OUR MAJOR CUSTOMERS EITHER FAIL TO PAY ON A TIMELY BASIS OR CEASE TO PURCHASE OUR PRODUCTS. Historically, two of our customers, J&G Steel and Flight Safety International, have accounted for 80% of the sales of our operating subsidiaries, excluding Shumate Machine Works. At December 31, 2001, these same two customers accounted for 29% of the trade accounts receivable balance of our predecessor and wholly-owned subsidiary, Excalibur Holdings. These customers do not have any ongoing commitment to purchase our products and services. We generally do not require collateral from our customers, although we do perform ongoing credit evaluations of our customers and maintain allowances for potential credit losses, which when realized, have been within the range of our expectations. If one or more of our major customers stops purchasing our products, our results of operations will be adversely affected. If one of our major customers fails to pay its account on a timely basis, our cash flows will be adversely affected. Furthermore, if one of our major customer defaults in its obligation to pay and we are unable to collect on that account, our operating results will be materially adversely affected.

         WE WILL NEED TO CONTINUE TO FINANCE OUR OPERATIONS THROUGH ADDITIONAL BANK BORROWINGS UNDER OUR EXISTING LINE OF CREDIT OR OTHER CAPITAL FINANCINGS, AND IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, WE MAY NOT BE ABLE TO PURSUE OUR GROWTH STRATEGY, WHICH COULD DEPRESS OUR STOCK PRICE AND MATERIALLY ADVERSELY AFFECT OUR BUSINESS. We had a working capital deficit of $1,831,570 of working capital as of September 30, 2002. As of the date of this prospectus, due to decreased demand in the power generation and aerospace industries, we do not believe that we will be able to fund our operations, working capital requirements and debt service requirements over the next six months through cash flows generated from operations. We currently have a $2,500,000 secured revolving line of credit facility, subject to qualifying accounts receivable and inventory, with Stillwater National Bank which expires on May 8, 2003. The outstanding balance on the Stillwater line of credit was $1,924,144 at September 30, 2002. Interest on the Stillwater line of credit is payable monthly at the higher of six percent and Stillwater's prime rate plus one percent. We also have a term loan with Stillwater National Bank, which had an outstanding principal balance of $2,408,005 at September 30, 2002, is payable in 48 monthly installments of principal and interest, accrues interest at the rate of the higher of six percent and Stillwater's prime rate plus one percent, and matures on June 27, 2006. We will need to continue to finance our operations through additional bank borrowings under our Stillwater line of credit or other capital financings. Our collateral may not be sufficient to borrow additional amounts under the Stillwater line of credit at that time. We may also seek equity financing in the form of a private placement, a public offering, or the exercise of currently outstanding warrants by existing warrant holders to provide additional equity capital. Such additional financing may not be available to us, when and if needed, on acceptable terms or at all. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms, our operating results and prospects could be adversely affected. In addition, if we are unable to receive additional financing, the report of our independent auditors on our financial statements for the year ending 2002 may contain an explanatory paragraph which states that our financial condition raises substantial doubt about our ability to continue as a going concern.

         OUR OPERATING SUBSIDIARIES HAVE NOT OPERATED AS A COMBINED ENTITY FOR A LONG PERIOD OF TIME AND ARE NOT FULLY-INTEGRATED, AND WE MAY NOT BE ABLE TO INTEGRATE THEM SUCCESSFULLY. Excalibur Holdings, which we acquired in April, 2002, was formed in August, 2001, and it acquired two of its operating subsidiaries in November, 2001, formed a third operating subsidiary in November, 2001, and acquired its fourth operating subsidiary in March, 2002. Before November, 2001, our operating subsidiaries either did not operate or were operated as separate independent entities prior to their acquisition, and we may not be able to integrate the operations of these businesses successfully or institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. Our management group has only recently been assembled and may not be able to manage the combined entity effectively or to successfully implement our operating strategies. Our pro forma combined financial results cover periods when our operating subsidiaries were not under common control or management, and the pro forma combined results may not be indicative of our future financial or operating results. Any inability to integrate our operating subsidiaries successfully would have a material adverse effect on our business, financial condition and results of operations.

         WE MAY NOT BE ABLE TO SUCCESSFULLY ACCELERATE INTERNAL SALES GROWTH OF OUR OPERATING SUBSIDIARIES, WHICH WOULD RESULT IN LOWER REVENUES AND EARNINGS THAN WE CURRENTLY ANTICIPATE. Part of our internal growth strategy is to cross-market the products and services of our operating subsidiaries to the customers of the other operating subsidiaries. However, the customers of one operating subsidiary may not agree to purchase additional products and services from the other operating subsidiaries. It is also possible that we may be unable to successfully implement any of our other strategies, including expanding the range of processes and services which we offer, developing long-term partnering relationships with customers, adding new customers, improving our operating margins by increasing operating efficiencies and centralizing appropriate administrative functions, or otherwise increase revenues internally. Our ability to increase our net sales will be affected by many factors which are beyond our control, and there can be no assurance that our strategies will be successful or that we will be able to generate cash flow adequate for our operations and to support internal growth.

         WE MAY NOT BE ABLE TO IDENTIFY QUALITY STRATEGIC ACQUISITION CANDIDATES, AND IF WE DO MAKE STRATEGIC ACQUISITIONS, WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THEIR OPERATIONS. We intend to acquire companies in the steel fabrication and specialty manufacturing industry that offer complementary products and services to those industries which we currently serve as well as new industries. For each acquisition, we will be required to assimilate the operations, products and personnel of the acquired business and train, retain and motivate its key personnel. We may be unable to maintain uniform standards, controls, procedures and policies if we fail in these efforts. Similarly, acquisitions may subject us to liabilities and risks that are not known or identifiable at the time of the acquisition or may cause disruptions in our operations and divert management's attention from day-to-day operations, which could impair our relationships with our current employees, customers and strategic partners. We may have to incur debt or issue equity securities to pay for any future acquisitions. The issuance of equity securities could be substantially dilutive to our stockholders. In addition, our profitability may suffer because of acquisition related costs. We do not currently have agreements or understandings to acquire any other companies.

         GOODWILL CONSTITUTES A SIGNIFICANT PORTION OF OUR TOTAL ASSETS, AND ANY IMPAIRMENT TO GOODWILL RESULTING FROM RECENT ACCOUNTING PRONOUNCEMENTS WILL RESULT IN A REDUCED ASSET BASE AND STOCKHOLDERS' EQUITY. Of our $13,749,636 in total assets as of September 30, 2002, $3,120,915, or approximately 23%, constitutes goodwill. As a result of recently enacted accounting standards, we must evaluate the carrying value of our goodwill on an annual basis for impairment, which is based on the excess of the carrying value of our goodwill over the fair value of the goodwill. If we are required to significantly impair our goodwill, our total assets and our stockholders' equity will materially decrease.

         WE HAVE SUBSTANTIAL INDEBTEDNESS OUTSTANDING, AND OUR OPERATIONS ARE SIGNIFICANTLY LEVERAGED. In order to finance our operations, including costs relating to the acquisitions of our operating subsidiaries, we have incurred substantial indebtedness, including the Stillwater line of credit and Stillwater term loan. As of September 30, 2002, we have approximately $7,267,688 of notes payable, including current maturities of $2,862,006, and we anticipate our annual debt service requirement for 2002 to be approximately $1,840,000, compared to $1,544,000 for 2001 on a pro forma combined basis. In addition, we are currently not in compliance with all of our debt covenants under the loan agreements with Stillwater National Bank, although we have obtained waivers of compliance with these covenants from Stillwater. In addition, we have, from time to time, had to negotiate extensions relating to the payment of several of our debt obligations. If we default on any of our loan obligations or violate any additional loan covenants, our lenders could declare our indebtedness to be immediately due and payable and, in certain cases, such as in the case of our Stillwater line of credit and Stillwater term loan, our lenders could foreclose on some or all of our assets. Moreover, to the extent that all of our assets continue to be pledged to secure outstanding borrowings under our existing credit facilities, such assets will not be available to secure additional indebtedness which may adversely affect our ability to borrow in the future.

         OUR STILLWATER LINE OF CREDIT AND STILLWATER TERM LOAN CONTAIN NUMEROUS RESTRICTIVE COVENANTS WHICH LIMIT OUR MANAGEMENT'S DISCRETION TO OPERATE OUR BUSINESS. These covenants place significant restrictions on, among other things, our ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. The Stillwater line of credit and the Stillwater term loan also require us to meet certain financial ratios and tests and require us to obtain consent from Stillwater National Bank in order to change our senior management. We are currently not in compliance with all of our debt covenants under the loan agreements with Stillwater National Bank, although we have obtained waivers of compliance with these covenants from Stillwater. Any additional failures to comply with the obligations contained in the Stillwater loan agreements could result in an event of default under either the Stillwater line of credit or the Stillwater term loan, which could result in acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions.

         THE RATE OF INTEREST ON A SIGNIFICANT PORTION OF OUR INDEBTEDNESS VARIES WITH THE MARKET RATE OF INTEREST. The interest on the Stillwater line of credit is payable monthly at the higher of six percent and Stillwater's prime rate plus one percent. Our Stillwater term loan accrues interest at the rate of the higher of six percent and Stillwater's prime rate plus one percent. The base rates on the Stillwater line of credit and the Stillwater term loan will fluctuate over time, and if the base rates significantly increase, our interest expense will increase, which will have a direct adverse affect on our profitability. As an example, based on the amounts outstanding under the Stillwater line of credit and term loan at September 30, 2002, a one percent increase in Stillwater's prime rate would increase our annual debt service by $43,321.

         WE FACE SIGNIFICANT COMPETITION IN OUR MARKETS. The steel fabrication industry is highly competitive. Competition in the sale of our products is primarily based on engineering, product design, process capability, quality, cost, delivery and responsiveness. Many of our competitors are companies, or divisions or subsidiaries of companies, which are larger and have greater financial resources than we do. We may not be able to successfully compete with the products of these other companies.

         WE PURCHASE METALS IN THE OPEN MARKET, AND OUR PROFITABILITY MAY VARY IF PRICES OF METALS FLUCTUATE. The principal raw materials that we use are carbon steel, aluminum, stainless steel, copper, brass, titanium and various special alloys and other metals. The metals industry as a whole is cyclical, and at times pricing and availability of raw materials in the metals industry can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials, and may, therefore, adversely affect our net sales, operating margin and net income. During periods of rising raw materials pricing, there can be no assurance that we will be able to pass any portion of such increases on to our customers. When raw material prices decline, customer demands for lower prices could result in lower sale prices and, as we use existing inventory, resulting in lower margins. Changing metal prices could adversely affect our operating margin and net income.

         THE INDUSTRIES WHICH WE SERVE ARE CYCLICAL, WHICH RESULTS IN FLUCTUATIONS IN OUR RESULTS OF OPERATIONS. Many of our products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors beyond our control. We may not be able to increase or maintain our level of sales in periods of economic stagnation or downturn.

         OUR OPERATIONS ARE SUBJECT TO A NUMBER OF FEDERAL, STATE AND LOCAL REGULATIONS RELATING TO THE PROTECTION OF THE ENVIRONMENT AND TO WORKPLACE HEALTH AND SAFETY. Our operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environment protection, remediation, workplace exposure and other matters. Hazardous materials that we use in our operations primarily include lubricants, cleaning solvents and hydrochloric acid. Some of the properties which we lease are located in industrial areas close to properties with histories of heavy industrial use. Although no environmental claims have been made against us and we have not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that we could be identified by the EPA, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, we could incur substantial litigation costs to prove we are not responsible for the environmental damage. We have obtained limited indemnities from the founders of each of our operating subsidiaries. We believe that these indemnities will be adequate to protect us from a material adverse effect on our financial condition should we be found to be responsible for a share of the clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and the limited indemnities may not fully protect us.

         THERE IS NO ACTIVE TRADING MARKET FOR OUR SHARES. Our common stock is traded on the OTC Bulletin board under the symbol "EXCB.OB." Trading activity in our stock has fluctuated widely and at times has been limited. We consider our common stock to be "thinly traded" and any last reported sale prices may not be a true market-based valuation of the common stock. A consistently active trading market for our stock may not develop at any time in the future. Shareholders may experience difficulty selling their shares if they choose to do so because of the illiquid market and limited public float for our stock.

         ALTHOUGH WE HAVE APPLIED TO LIST OUR COMMON STOCK ON THE AMERICAN STOCK EXCHANGE, THE EXCHANGE MAY NOT LIST OUR COMMON STOCK FOR TRADING, AS WE CURRENTLY DO NOT MEET ALL THE REQUIREMENTS FOR LISTING. We have applied to list our common stock on the American Stock Exchange under the symbol "EII." The American Stock Exchange may not accept our application to list our common stock for trading on the exchange. Currently, the American Stock Exchange has several different listing standards. The regular listing criteria requires a company to have stockholder's equity of at least $4,000,000, pre-tax income of at least $750,000 in its last fiscal year or in two of its last three fiscal years, a minimum public distribution of 1,000,000 shares, a minimum of 400 public shareholders, a minimum market price of $3.00 per share, and an aggregate market value of $3,000,000 of "public float." As of the date of this prospectus, we do not meet the minimum pre-tax income, minimum number of public shareholders, the minimum stockholder's equity, or the minimum price per share. There are several alternative listing standards, but we do not meet all of the listing standards under any of the alternatives.

         OUR COMMON STOCK IS CONSIDERED TO BE A "PENNY STOCK" AND, AS SUCH, THE MARKET FOR OUR COMMON STOCK MAY BE FURTHER LIMITED BY CERTAIN SEC RULES APPLICABLE TO PENNY STOCKS. As long as the price of our common stock remains below $5.00 per share or we have net tangible assets of $2,000,000 or less, our common shares are likely to be subject to certain "penny stock" rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations adversely affect the ability of brokers to sell our common shares and limit the liquidity of our securities.

         WARRANTS TO PURCHASE OUR COMMON STOCK MAY NOT BE EXERCISED. This prospectus relates to the offer and sale of 3,906,669 shares of our common stock by the selling stockholders identified in this prospectus, of which 951,800 may be issued and sold only upon the exercise of certain warrants. The holders of these warrants are not obligated to exercise these warrants and may not exercise these warrants. If no liquid market for our stock develops at a price in excess of the exercise price of the warrants, it is likely that the holders of the warrants will not exercise their warrants. If these warrants are not exercised, we will not receive the payment of the exercise price for these warrants.

         THERE ARE OPTIONS AND WARRANTS TO PURCHASE UP TO 4,706,982 SHARES OF OUR COMMON STOCK CURRENTLY OUTSTANDING. We have granted options and warrants to purchase an aggregate of 4,706,982 shares of our common stock to various persons and entities, of which options and warrants to purchase up to 2,631,982 shares of our common stock are currently exercisable. The exercise prices on these options and warrants range from $0.90 per share to $2.50 per share. Of the shares currently underlying these options and warrants, 951,800 will be registered for resale pursuant to this offering. If issued, the shares underlying options and warrants would significantly increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing stockholders by up to thirty percent.

         WE HAVE NO IMMEDIATE PLANS TO PAY DIVIDENDS. We have not paid any cash dividends to date and do not expect to pay dividends for the foreseeable future. In addition, the terms of our Stillwater line of credit and our Stillwater term loan prohibit us from declaring or paying dividends or purchasing or redeeming any of our capital stock without Stillwater National Bank's prior approval. We intend to retain earnings, if any, as necessary to finance the operation and expansion of our business.

         OUR OFFICERS AND DIRECTORS COLLECTIVELY OWN A SUBSTANTIAL PORTION OF OUR OUTSTANDING COMMON STOCK, AND AS LONG AS THEY DO, THEY MAY BE ABLE TO CONTROL THE OUTCOME OF STOCKHOLDER VOTING. Our officers and directors are collectively the beneficial owners of approximately 24% of the outstanding shares of our common stock. As long as our officers and directors collectively own a significant percentage of our common stock, our other stockholders may generally be unable to affect or change the management or the direction of our company without the support of our officers and directors. As a result, some investors may be unwilling to purchase our common stock. If the demand for our common stock is reduced because of significant influence on our company by the officers and directors, the price of our common stock could be materially depressed. The officers and directors will be able to exert significant influence over the outcome of all corporate actions requiring stockholder approval, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions.

         OUR CERTIFICATE OF INCORPORATION AUTHORIZES OUR BOARD OF DIRECTORS TO DESIGNATE AND ISSUE PREFERRED STOCK WITH RIGHTS, PREFERENCES AND PRIVILEGES WHICH MAY BE ADVERSE TO THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK. Our board of directors has the authority to issue up to an additional 10,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. To date, we have not issued any shares of preferred stock. Any preferred stock issued by our board of directors may contain rights and preferences adverse to the voting power and other rights of the holders of common stock.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

         This prospectus and the documents to which we refer you and incorporate into this prospectus by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. These are statements that relate to future periods and include statements regarding our future strategic, operational and financial plans, potential acquisitions, anticipated or projected revenues, expenses and operational growth, markets and potential customers for our products and services, plans related to sales strategies and efforts, the anticipated benefits of our relationships with strategic partners, growth of our competition, our ability to compete, the adequacy of our current facilities and our ability to obtain additional space, use of future earnings, and the feature, benefits and performance of our current and future products and services.

         You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential," "seek" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 4. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements.

         We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the "bespeaks caution" doctrine. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

                                 USE OF PROCEEDS

         We are registering 3,906,669 shares for sale by the selling stockholders. We will receive no proceeds from the sale of the selling stockholders' shares. We may, however, receive proceeds of $1,056,430 (before registration costs) from the exercise of warrants to purchase up to 951,800 of the shares of common stock offered hereby. We intend to use any proceeds received from the exercise of warrants for working capital needs.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is traded on the OTC Bulletin Board under the symbol "EXCB" since June 10, 2002. Before that date, our common stock is traded on the OTC Bulletin Board under the symbol "GRMA," and before that, it traded on the OTC Bulletin Board under the symbol "GRMG." The following table shows the high and low bid prices for our common stock for each quarter since July 1, 2000 as reported by the OTC Bulletin Board. All share prices have been adjusted to provide for both the one for 14.758 reverse split which was effected in April, 2002 (i.e. they have been increased 14.758 times to compare them to current prices). We consider our stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of our stock. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

2000 (OTC Bulletin Board)                     High Bid           Low Bid
--------------------------------------------------------------------------
Third quarter                                 $  7.379          $  3.690
Fourth quarter                                  11.806             5.093

2001 (OTC Bulletin Board)                     High Bid           Low Bid
--------------------------------------------------------------------------
First quarter                                 $ 11.806          $  5.093
Second quarter                                  11.069             3.690
Third quarter                                    6.641              2.95
Fourth quarter                                   4.427             1.476

2002 (OTC Bulletin Board)                     High Bid           Low Bid
--------------------------------------------------------------------------
First quarter                                 $  3.690          $  1.623
Second quarter                                   4.250             1.800
Third quarter                                    2.700             1.550


         As of December 19, 2002, there were approximately 350 record holders of our common stock.

         We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business.

         Shares eligible for future sale, including shares being offered pursuant to this prospectus, could depress the price of our common stock, thus lowering the value of your investment. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock.

          Our revenues and operating results may fluctuate significantly from quarter to quarter, which can lead to significant volatility in the price and volume of our stock. In addition, stock markets have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

                              SELLING STOCKHOLDERS

         This prospectus relates to the offer and sale of 3,906,669 shares of our common stock by the selling stockholders identified below. Except as indicated below, none of the selling stockholders are or have been affiliates of ours.

         The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Other than Atlas Capital Services and Founders Equity Securities, each selling stockholder has agreed not to sell more than five percent (5%) of such holder's shares in any one-month period. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares sold by the selling stockholders. The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by each of the selling stockholders.

                                             Shares Beneficially Owned Prior to
                                                       Offering (1)
                                             ----------------------------------
                                                                                    Shares       Percentage of
                                                                                  Beneficially       Class
                                                Number of    Number of Share      Owned After     Owned After
Name                                          Shares Owned       Offered          Offering (2)   Offering (2)
---------------------------------------       ------------   ----------------     ------------   -------------
Seneca Capital, L.P. (3)                          740,334         740,334                               *
Seneca Capital International, Ltd. (4)          1,589,666       1,589,666                               *
Keane Securities Co, Inc. (5)(6)                   60,000          60,000                               *
Virgil Cilli  (5)(7)                                3,000           3,000                               *
James Feeney  (5)(7)                                4,000           4,000                               *
James J. Keane  (5)(7)                             65,000          35,000             30,000        0.21%
Alexander Johnson  (5)(7)                           3,000           3,000                               *
Marie Keane  (5)(7)                                 5,000           5,000                               *
Frances Mack  (5)(7)                                3,000           3,000                               *
Gordon MacLaren  (5)(7)                             6,000           6,000                               *
Kenneth Nielsen  (5)(7)                             6,000           6,000                               *
Walter D. O'Hearn, Jr. (5)(7)                      60,000          30,000             30,000        0.21%
Sylvia Springer-Love  (5)(7)                        3,000           3,000                               *
Patricia Walsh  (5)(7)                              2,000           2,000                               *
Performance Petroleum, Inc. (8)                   104,000         104,000                               *
Frank Marshik (8)(9)                              409,965         104,000            305,965        2.09%
Daniel Forrest (8)                                  5,200           5,200                               *
Richard Littlefield (8)                            20,800          20,800                               *
Larry A. Kendziora (8)                             13,000          13,000                               *
Howard L. Burkhalter, Jr. (8)                      10,400          10,400                               *
Robert G. Bell (8)                                 10,400          10,400                               *
Atlas Capital Services, LLC (10)                  376,245         376,245                               *
Founders Equity Securities, Inc. (11)              37,624          37,624                               *
A. Earl Swift (12)                              1,466,668         600,000            866,668        5.85%
Brandon Green                                     135,000         135,000                               *
---------------------------------------         ---------       ---------
TOTAL                                           5,139,402       3,906,669

(1) Includes shares underlying presently exercisable warrants.
(2) Assumes all of the offered shares are sold.
(3) Includes 179,667 shares underlying warrants presently exercisable at $1.00 per share and 54,000 shares underlying warrants presently exercisable at $1.35 per share.
(4) Includes 370,333 shares underlying warrants presently exercisable at $1.00 per share and 126,000 shares underlying warrants presently exercisable at $1.35 per share.
(5) All shares underlie warrants presently exercisable at $.90 per share.
(6) Keane Securities is a registered broker-dealer and makes a market in our common stock.
(7) An affiliate of Keane Securities, a market-maker in our common stock.
(8) 23% of these shares underlie warrants presently exercisable at $1.35 per share.
(9) Mr. Marshik is one of our directors.
(10) We have entered into an investment banking agreement with Atlas Capital Services, LLC, a registered broker-dealer.
(11) Founders Equity Securities, Inc. is a registered broker-dealer who has provided us with investment banking services.
(12) Mr. Swift is one of our directors.

         Other than those selling stockholders that are affiliates of Keane Securities, the selling stockholders obtained their shares of common stock in connection with a merger between GRMG Acquisition Corp., a Texas corporation and our wholly owned subsidiary, and Excalibur Holdings, Inc., a Texas corporation which occurred on April 8, 2002. As a result of the Excalibur Holdings merger, each selling stockholder received shares of either our common stock, Series A preferred stock or Series B preferred stock, or they received warrants to purchase either our common stock or Series A Preferred Stock. On May 22, 2002 each share of Series A and Series B preferred stock automatically converted into one (1) share of our common stock, and each warrant to purchase Series A preferred stock automatically converted into a warrant to purchase a like number of shares of our common stock at the same exercise price.

         The selling stockholders that are affiliates of Keane Securities obtained warrants for the purchase of their shares of common stock on May 10, 2002 from Keane Securities, who received the warrants in connection with the Excalibur Holdings merger.

         Atlas Capital Services, LLC and Founders Equity Securities, Inc. are broker-dealers, and they are deemed to be, under interpretations of the Securities and Exchange Commission, "underwriters" within the meaning of the Securities Act.

         Although Keane Securities is also a broker-dealer, and the selling stockholders that are affiliates of Keane Securities are affiliates of a broker-dealer, we believe that such stockholders acquired their shares as "underwriting compensation" in the ordinary course of business and at the time of the acquisition of their shares such selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute those shares. To the extent that we determine that such selling stockholders did not acquire their shares or warrants in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms a part to designate such selling stockholder as an "underwriter" within the meaning of the Securities Act.

                              PLAN OF DISTRIBUTION

         This prospectus covers the resale by selling stockholders of shares of our common stock that they have already purchased from us. Selling stockholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions:

         o        transactions in the over-the-counter market;

         o        transactions on a stock exchange that lists our common stock;
                  or

         o transactions negotiated between selling stockholders and purchasers, or otherwise.

         Broker-dealers may charge commissions to both selling stockholders selling common stock and purchasers buying shares sold by a selling stockholder. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

         We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus. We may, however, receive proceeds of $1,056,430 (before registration costs) from the exercise of warrants to purchase up to 951,800 of the shares of common stock offered hereby. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $180,000. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

         We are a diversified group of niche industrial companies that design, manufacture and assemble steel components and products for power generation, aerospace and aviation, counter-terrorism and homeland security, petrochemical and energy industries. We seek to increase sales and growth opportunities with our four subsidiaries and minimize risks by maintaining a balance in the industries and business cycles that we serve.

         We operate through four operating subsidiaries: Excalibur Steel, Inc., Excalibur Aerospace, Inc. (which does business as Aero Weld), Excalibur Services, Inc. and Shumate Machine Works, Inc. Our operations include the following: (i) fabrication of structural steel components; (ii) design and manufacture of aircraft training devices used for civil aviation, military, counter-terrorism and homeland defense sectors; (iii) fabrication and production of pressure vessels and heat exchangers; and (iv) close tolerance machining of steel alloy components and product assemblies for oil services applications.

OUR CORPORATE HISTORY

         We incorporated on February 10, 1997 in the State of Florida. On June 10, 2002, we reincorporated under the laws of the State of Delaware from the State of Florida pursuant to a merger with a newly formed Delaware corporation. Under the terms of this reincorporation merger, we changed our name from "Global Realty Management Group, Inc." to "Excalibur Industries, Inc."

         On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly-owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly-owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. In connection with the merger, we issued 413,869 shares of common stock to an affiliated party in payment of investment banking services. On May 22, 2002, each share of our Series A and Series B preferred stock automatically converted into one (1) share of our common stock.

         In connection with the merger, all of our pre-merger officers and directors resigned and William S.H. Stuart, Matthew C. Flemming, Dwayne C. Lewis, W. Donald Parr, A. Earl Swift and Frank X. Marshik were appointed as our directors. Mr. Stuart was also appointed to serve as the Chairman of our Board, Chief Executive Officer and President. Mr. Flemming was appointed to serve as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Lewis was appointed to serve as our Chief Operating Officer. Effective October 3, 2002, Mr. Lewis resigned as an officer and director pursuant to a separation and release agreement.

         Since the stockholders of Excalibur Holdings owned approximately 91% of our outstanding voting shares after giving effect to the merger, and since we were a development stage company with limited operations before the merger, Excalibur Holdings is deemed to be the acquirer for accounting purposes, and the transaction has been reflected as a recapitalization of Excalibur Holdings. In a recapitalization, the historical stockholders' equity of Excalibur Holdings prior to the merger will be retroactively restated for the equivalent number of shares received in the merger after giving effect to any difference in par value of our stock and Excalibur Holdings' stock by an offset to capital.

         Excalibur Holdings was incorporated on August 17, 2001 in the State of Texas. It had minimal operations until November 20, 2001, when it acquired substantially all of the assets of Aero Weld, Inc., an Oklahoma corporation. As a result, Aero Weld is deemed to be our predecessor, and the results of operations and other information set forth below with respect to the three and six month periods ended June 30, 2001 are those of Aero Weld.

RESULTS OF OPERATIONS

BASIS OF PRESENTATION

         The results of operations set forth below for the three and nine month periods ended September 30, 2002 are those of Excalibur Industries on a consolidated basis. The results of operations set forth below for the three and nine month periods ended September 30, 2001 are those of Aero Weld, Inc., our wholly-owned subsidiary which has been deemed to be our predecessor, as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended. Although Aero Weld is our predecessor, we do not believe that a comparison of Excalibur to Aero Weld is necessarily meaningful or helpful. We are a diversified group of consolidated companies with significant indebtedness outstanding due to the acquisitions of three of our operating subsidiaries, including Aero Weld. In contrast, Aero Weld was, before our acquisition of it in November, 2001, a privately-held corporation with insignificant debt obligations.

         The following table sets forth, for the periods indicated, certain unaudited selected financial data expressed as a percentage of net sales:

                                                 Three Months Ended           Nine Months Ended
                                                    September 30,               September 30,
                                              --------------------------  --------------------------
                                                  2002        2001            2002        2001
                                              (Excalibur) (Aero Weld)      (Excalibur) (Aero Weld)
                                              --------------------------  --------------------------
Net sales                                        100.0%       100.0%         100.0%       100.0%

Cost of sales                                     92.9         71.5           82.7         59.7
                                              --------------------------  --------------------------


Gross profit                                       7.1         28.5           17.3         40.3


Selling, general and administrative               45.0         14.3           31.7         15.1
                                              --------------------------  --------------------------

Operating income                                (37.9)%       14.2%         (14.4)%       25.2%
                                              ==========================  ==========================


COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

         NET SALES. Net sales increased to $2,778,055 for the three months ended September 30, 2002, from $2,483,876 for the three months ended September 30, 2001. The increase in net sales is principally due to additional revenues from our acquisitions of Excalibur Steel and Shumate Machine Works and the start up of Excalibur Services as compared to Aero Weld, the predecessor entity, in 2001.

         On a segmental reporting basis, Aero Weld sales decreased to $814,115 for the three months ended September 30, 2002 from $2,483,876 for the same period in 2001. This decline in sales results from decreased demand for aviation products resulting from the terrorist attacks of September 11, 2001 and the resulting adverse impact on the civil aviation industry. In particular, the civil airline sector has substantially reduced its purchases of aerospace training equipment since the September 11, 2001 terrorist attacks. Aero Weld's largest historical customer, Flight Safety International, has decreased its capital budget for new purchases of simulators and training equipment, which has directly impacted Aero Weld's sales. In response to this decreased demand for our products in the civil airline sector, we have shifted our sales focus from civil aerospace to military simulation training equipment.

         Excalibur Steel net sales decreased to $663,394 for the three months ended September 30, 2002, which included $286,346 in intersegmental sales, compared to $1,927,730 for the three months ended September 30, 2001. This drop in sales is a result of a softening in the power generation business that was the primary source of Excalibur Steel's sales. Excalibur Services sales were $440,933 for the three months ended September 30, 2002 which compares to no sales for last year since this entity was formed in December 2001. Shumate Machine Works rose to $1,240,482 for the three months ended September 30, 2002 that compares to $1,104,347 for the three months ended September 30, 2001.

         COST OF SALES. Cost of sales increased to $2,581,018 for the three months ended September 30, 2002, from $1,775,363 for the three months ended September 30, 2001. As a percentage of net sales, cost of sales increased to nearly 93% of sales for the three months ended September 30, 2002 versus 72% of sales for the three months ended September 30, 2001. The increase in cost of sales is attributable to the increase in revenues resulting from our acquisitions of Excalibur Steel and Shumate Machine Works and the start up of Excalibur Services. The increase of the cost of sales as a percentage of sales is attributable to several factors. The gross profit margins of Excalibur Steel and Shumate Machine Works have historically been lower than those of Aero Weld, meaning that the gross profit margins of the consolidated entity are lower than those of Aero Weld alone. Furthermore, the decrease in Aero Weld's sales in the third quarter of 2002 as compared to the third quarter of 2001 also contributed to a higher cost of sales as a percent of sales. In addition, we believe that Excalibur Services' revenues are lagging its cost of goods sold because it has only recently commenced operations, which is further increasing the cost of sales as a percentage of sales. Increases in all of the major cost categories, including materials, production wages, benefits, and outside services, adversely impacted our cost of sales.

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased to $1,249,232 for the three months ended September 30, 2002, from $355,322 for the three months ended September 30, 2001. As a percentage of net sales, selling, general and administrative expenses were 45% in the second quarter of 2002, compared to 14.3% for the same period of 2001. The increase in selling, general and administrative expenses is primarily attributable to the aggregation of the selling, general and administrative costs associated with Excalibur Steel, Shumate Machine Works and Excalibur Services. However, we also continued to incur additional expenses that our subsidiaries did not incur in 2001, such as start-up expenses of Excalibur Services, the installation of a professional sales force, and expenses at the holding company level such as legal, accounting, banking and other professional fees and costs incurred in operating as a public company.

         OPERATING INCOME. We incurred an operating loss of $1,052,195 for the three months ended September 30, 2002, compared to an operating profit of $353,191 for the three months ended September 30, 2001. The decrease in operating income is primarily attributable to increased costs of sales, increased selling, general and administrative expenses, overhead expenses of the holding company and one-time charges associated with integrating the acquired subsidiaries.

         On a segmental reporting basis, Excalibur Aerospace had an operating profit of $100,335 for the three months ended September 30, 2002, compared to an operating profit of $375,803 for the three months ended September 30, 2001. This drop in profits resulted from decreased demand for aviation products resulting from the terrorist attacks of September 11, 2001. Excalibur Steel incurred an operating loss of $583,134 for the three months ended September 30, 2002, as compared with an operating profit of $287,259 for the three months ended September 30, 2001. This drop in profits is a result of a softening in the power generation business that was the primary source of Excalibur Steel's revenues and profits. Excalibur Services incurred an operating loss of $73,866 for the three months ended September 30, 2002, with no comparison to the prior period since its operations did not commence until December 2001. Shumate Machine Works operating profit decreased to $340,894 for the three months ended September 30, 2002, as compared to $699,250 for the three months ended September 30, 2001.

         INTEREST EXPENSE. Interest expense increased to $140,490 for the three months ended September 30, 2002, from $4,086 for the three months ended September 30, 2001. Our interest expense increased because we incurred significant debt to acquire our operating subsidiaries. Our predecessor, Aero Weld, was a closely held company with little debt service requirements and no long-term debt. In contrast, our operations are significantly leveraged, and our interest expense reflects the cost of capital needed to finance our acquisitions and to provide adequate working capital to the consolidated entity. Our interest expense results primarily from notes issued to sellers as part of the purchase price in our acquisitions, capital leases, and a line of credit and term loan from a bank.

         PROVISION FOR INCOME TAXES. Since we have incurred operating losses for the nine months ended September 30, 2002, we have made no provision for income taxes. Our predecessor, Aero Weld, was a subchapter-S election corporation and did not pay taxes at the corporate level.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

         NET SALES. Net sales increased to $10,677,247 for the nine months ended September 30, 2002, from $7,249,291 for the nine months ended September 30, 2001. The increase in net sales is principally due to additional revenues from our acquisitions of Excalibur Steel and Shumate Machine Works and the start up of Excalibur Services as compared to Aero Weld, the predecessor entity, in 2001.

         On a segmental reporting basis, Aero Weld sales decreased to $2,606,725 for the nine months ended September 30, 2002 from $7,249,291 for the same period in 2001. This decline in sales results from decreased demand for aviation products resulting from the terrorist attacks of September 11, 2001 and the resulting adverse impact on the civil aviation industry. In particular, the civil airline sector has substantially reduced its purchases of aerospace training equipment since the September 11, 2001 terrorist attacks. Aero Weld's largest historical customer, Flight Safety International, has decreased its capital budget for new purchases of simulators and training equipment, which has directly impacted Aero Weld's sales. In response to this decreased demand for our products in the civil airline sector, we have shifted our sales focus from civil aerospace to military simulation training equipment.

         Excalibur Steel net sales decreased to $3,894,905 for the nine months ended September 30, 2002, which included $286,346 in intersegmental sales, compared to $5,307,912 for the nine months ended September 30, 2001. This drop in sales is a result of a softening in the power generation business that was the primary source of Excalibur Steel's sales. Excalibur Services sales were $1,284,513 for the nine months ended September 30, 2002 which compares to no sales for last year since this entity was formed in December 2001. Shumate Machine Works remained steady at $2,931,103 for the nine months ended September 30, 2002 that compares to $2,925,509 for the nine months ended September 30, 2001.

         COST OF SALES. Cost of sales increased to $8,824,022 for the nine months ended September 30, 2002, from $4,329,653 for the nine months ended September 30, 2001. As a percentage of net sales, cost of sales increased to 82.7% of sales for the nine months ended September 30, 2002 versus 59.7% of sales for the nine months ended September 30, 2001. The increase in cost of sales is attributable to the increase in revenues resulting from our acquisitions of Excalibur Steel and Shumate Machine Works and the start up of Excalibur Services. The increase of the cost of sales as a percentage of sales is attributable to several factors. The gross profit margins of Excalibur Steel and Shumate Machine Works have historically been lower than those of Aero Weld, meaning that the gross profit margins of the consolidated entity are lower than those of Aero Weld alone. Furthermore, the decrease in Aero Weld's sales in the third quarter of 2002 as compared to the third quarter of 2001 also contributed to a higher cost of sales as a percent of sales. In addition, we believe that Excalibur Services' revenues are lagging its cost of goods sold because it has only recently commenced operations, which further increasing the cost of sales as a percentage of sales. Increases in all of the major cost categories, including materials, production wages, benefits, and outside services, adversely impacted our cost of sales.

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased to $3,385,916 for the nine months ended September 30, 2002, from $1,090,691 for the nine months ended September 30, 2001. As a percentage of net sales, selling, general and administrative expenses were 31.7% in the first nine months of 2002, compared to 15.1% for the same period of 2001. The increase in selling, general and administrative expenses is primarily attributable to the aggregation of the selling, general and administrative costs associated with Excalibur Steel, Shumate Machine Works and Excalibur Services. However, we also incurred additional expenses that our subsidiaries did not incur in 2001, such as approximately $117,000 in start-up expenses of Excalibur Services, the installation of a professional sales force, and approximately $200,000 in expenses at the holding company level such as legal, accounting, banking and other professional fees and costs incurred in becoming a public company.

         TRANSACTION COSTS IN CONNECTION WITH EXCALIBUR HOLDINGS' REVERSE ACQUISITION. In addition to expenses recorded as part of the selling, general and administrative expenses, we incurred transaction costs of $720,804 in connection with the Excalibur Holdings merger. These transaction costs included $100,000 in non-refundable cash payments and the recording of the 413,869 shares of common stock issued to an affiliated party in payment of investment banking services as an expense at $1.50 per share.

         OPERATING INCOME. We incurred an operating loss of $1,532,691 for the nine months ended September 30, 2002, compared to an operating profit of $1,828,946 for the nine months ended September 30, 2001. The decrease in operating income is primarily attributable to increased costs of sales, increased selling, general and administrative expenses, overhead expenses of the holding company and one-time charges associated with integrating the acquired subsidiaries.

         On a segmental reporting basis, Excalibur Aerospace had an operating profit of $225,643 for the nine months ended September 30, 2002, compared to an operating profit of $2,153,736 for the nine months ended September 30, 2001. This drop in profits resulted from decreased demand for aviation products resulting from the terrorist attacks of September 11, 2001. Excalibur Steel incurred an operating loss of $430,711 for the nine months ended September 30, 2002, as compared with an operating profit of $404,799 for the nine months ended September 30, 2001. This drop in profits is a result of a softening in the power generation business that was the primary source of Excalibur Steel's revenues and profits. Excalibur Services incurred an operating loss of $205,615 for the nine months ended September 30, 2002, with no comparison to the prior period since its operations did not commence until December 2001. Shumate Machine Works operating profit increased to $893,075 for the nine months ended September 30, 2002, as compared to $338,343 for the nine months ended September 30, 2001.

         INTEREST EXPENSE. Interest expense increased $391,510 for the nine months ended September 30, 2002, from $15,370 for the nine months ended September 30, 2001. Our interest expense increased because we incurred significant debt to acquire our operating subsidiaries. Our predecessor, Aero Weld, was a closely held company with little debt service requirements and no long-term debt. In contrast, our operations are significantly leveraged, and our interest expense reflects the cost of capital needed to finance our acquisitions and to provide adequate working capital to the consolidated entity. Our interest expense results primarily from notes issued to sellers as part of the purchase price in our acquisitions, capital leases, and a line of credit and term loan from a bank.

         PROVISION FOR INCOME TAXES. Since we have incurred operating losses for the nine months ended September 30, 2002, we have made no provision for income taxes. Our predecessor, Aero Weld, was a subchapter-S election corporation and did not pay taxes at the corporate level.

COMPARISON OF YEAR ENDED DECEMBER 31, 2001 AND 2000

BASIS OF PRESENTATION

         The results of operations set forth below for the period commencing January 1, 2001 through November 20, 2001 and for the year ending December 31, 2000 are those of Aero Weld, Inc., our wholly-owned subsidiary which has been deemed to be our predecessor, as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended. In addition, we have provided our results of operation from inception through December 31, 2001. Although Aero Weld is our predecessor, we do not believe that a comparison of Excalibur to Aero Weld is necessarily meaningful or helpful. We are a diversified group of consolidated companies with significant indebtedness outstanding due to the acquisitions of three of our operating subsidiaries, including Aero Weld. In contrast, Aero Weld was, before our acquisition of it in November, 2001, a privately-held corporation with insignificant debt obligations.

         NET SALES. Net sales for Aero Weld decreased to $9,085,097 for the eleven month period ended November 20, 2001, from $9,420,326 for the year ended December 31, 2000. The decrease in net sales results principally from the comparison of an eleven month period to a complete fiscal year. Net sales for Excalibur Holdings were $804,975 for the period from inception to December 31, 2001. These sales were derived from sales of $305,413 in our Aero Weld subsidiary and $491,333 in our Excalibur Steel subsidiary in December 2001.

         COST OF SALES. Cost of sales for Aero Weld decreased to $5,293,261 for the eleven month period ended November 20, 2001, from $5,905,789 for the year ended December 31, 2000. As a percentage of net sales, cost of sales decreased to 58.3% of sales for the eleven month period ended November 20, 2001 versus 62.7% of sales for the year ended December 31, 2000. The decrease in cost of sales results principally from the comparison of an eleven month period to a complete fiscal year. The decrease of the cost of sales as a percentage of sales is attributable to an increase in sales of flight simulation trainers manufacturing, which typically have higher gross profit margins than other Aero Weld products and services.

         The cost of sales for Excalibur Holdings was $1,433,396 for the period from inception to December 31, 2001. The principal factors contributing to the gross margin loss of Excalibur Holdings were the nominal start-up sales within Excalibur Services, which did not support the cost of sales at Excalibur Services, and various post-acquisition expense adjustments within each subsidiary and post-acquisition inventory adjustments within Aero Weld.

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased to $1,150,331 for the eleven months ended November 20, 2001, from $1,276,008 for the year ended December 31, 2000. As a percentage of net sales, selling, general and administrative expenses were 12.7% in the eleven months ended November 20, 2001, compared to 13.5% for 2000. The decrease in selling, general and administrative expenses is primarily attributable to the comparison of an eleven month period to a complete fiscal year. The change in selling, general and administrative expenses as a percentage of net sales was nominal.

         The selling, general and administrative expenses for Excalibur Holdings were $843,652 for the period from inception to December 31, 2001. These included certain start-up expenses of Excalibur Services and the start-up expenses at the holding company level such as legal, accounting, banking and other professional fees. However, we also incurred additional expenses from the aggregation of the selling, general and administrative costs associated with Aero Weld, Excalibur Steel and Excalibur Services for December 2001.

         OPERATING INCOME. Operating income increased to $2,641,505 for the eleven months ended November 20, 2001 compared to $2,238,529 for the year ended 2000. The increase in operating income is primarily attributable to the decreases in costs of sales and selling, general and administrative expenses as a percentage of revenues.

         Excalibur Holdings had an operating loss of $1,472,073 for the period from inception to December 31, 2001, which included an operating loss of $352,164 in our Aero Weld subsidiary, an operating loss of $364,692 in our Excalibur Steel subsidiary, and an operating loss of $131,317 in our Excalibur Services subsidiary in December 2001. In addition, the holding company incurred an operating of $624,077 for the period from inception to December 31, 2001. These losses resulted from reduced sales at Aero Weld, the nominal sales at Excalibur Services, the changes in accounting at Excalibur Steel, the selling, general and administrative expenses incurred at the holding company level and the start-up expenses of Excalibur Services.

         INTEREST EXPENSE. Interest expense increased to $38,224 for the eleven months ended November 20, 2001, from $37,607 for the year ended December 31, 2001. The interest expense increased because of additional working capital borrowings.

         Excalibur Holdings incurred an interest expense of $41,051 for the period from inception to December 31, 2001, which resulted from the debt it incurred to acquire our operating subsidiaries. Our predecessor, Aero Weld, was a closely held company with little debt service requirements and no long-term debt. In contrast, our operations are significantly leveraged, and our interest expense reflects the cost of capital needed to finance our acquisitions and to provide adequate working capital to the consolidated entity. Our interest expense resulted primarily from notes issued to sellers as part of the purchase price in our acquisitions and a line of credit from a bank.

         PROVISION FOR INCOME TAXES. Aero Weld was a subchapter-S election corporation and did not pay taxes at the corporate level. Excalibur Holdings incurred an operating loss for 2001 and therefore made no provision for income taxes.

LIQUIDITY AND CAPITAL RESOURCES

         The cash flow information set forth below for the nine month periods ended September 30, 2002 are those of Excalibur Industries on a consolidated basis. The cash flow information set forth below for the three and nine month periods ended September 30, 2001 are those of Aero Weld, Inc., our wholly-owned subsidiary which has been deemed to be our predecessor, as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended. Although Aero Weld is our predecessor, we do not believe that a comparison of Excalibur to Aero Weld is necessarily meaningful or helpful. We are a diversified group of consolidated companies with significant indebtedness outstanding due to the acquisitions of three of our operating subsidiaries, including Aero Weld. In contrast, Aero Weld was, before our acquisition of it in November, 2001, a privately-held corporation with insignificant debt obligations.

         We have financed our operations, acquisitions, debt service and capital requirements through cash flows generated from operations, debt financing, capital leases, and issuance of equity securities. Our working capital deficit at September 30, 2002 was $1,831,570. We had cash of $130,381 at September 30, 2002, an increase of $63,125 from $67,256 at December 31, 2001. This increase was primarily due to our obtaining a line of credit and increasing the same, our obtaining a secured term loan, and our issuance of preferred stock. We used these financings to purchase machinery, repay existing notes, and to fund our operations.

         We used $2,332,733 of cash in operating activities for the nine-month period ended September 30, 2002 compared to generating $1,554,343 for the same period in 2001. Cash used by operating activities for the nine months ended September 30, 2002 was mainly due to a net loss of $2,672,310, increases in trade and shareholder receivables of $145,880, inventory of $423,750, other assets of $437,207, and the replenishment of cash overdrafts of $270,044. These cash flows were partially offset by non-cash charges of $448,862 for depreciation, $350,857 for increases in accounts payable and accrued expenses,

$48,500 in common stock bonuses, $17,015 in common stock issued in exchange for services, $620,804 for common stock issued for services relating to the Excalibur Holdings reverse merger, and $2,774 for common stock issued as interest on a promissory note. Net cash flows used in investing activities were $776,304 for the nine months ended September 30, 2002, and $277,107 in the same period of 2001 for the purchase of machinery in each period and for the acquisition of a subsidiary, Shumate Machine Works, in the current period. Net cash flows generated from financing activities were $3,172,162 during the nine months ended September 30, 2002, compared to net cash flows used in financing activities of $1,846,800 in the same period of 2001, primarily due to the obtaining and increasing of our credit facility and our term loan and our issuance of preferred stock, which has since converted into common stock. These increases were offset by repayments of existing outstanding notes and costs of raising capital.

         On May 8, 2002, we entered into a credit agreement with Stillwater National Bank, which provided us with a $2,000,000 revolving line of credit facility. The line of credit has a term of one year, is secured by a first priority security interest in our accounts receivables and inventory and a second priority security interest in our equipment. The line of credit replaced approximately $600,000 of prior existing revolving credit facilities and approximately $150,000 in short-term debt. We paid an up front fee of $5,000 to Stillwater National Bank in connection with the line of credit.

         The line of credit may be utilized for general corporate purposes, including working capital and acquisition financing. Under the line of credit, we borrow at a rate of interest equal to the higher of (a) six percent (6%) or
(b) Stillwater's prime rate plus one percent. The line of credit provides for an advance rate of 80% of qualified receivables and 50% of qualified inventory. The line of credit is subject to customary financial and other covenants including, but not limited to, limitations on payment of dividends, limitations on consolidations, mergers and sales of assets and bank approval on acquisitions.

         On June 27, 2002, we amended the credit agreement with Stillwater National Bank by increasing the line of credit facility to $2,500,000. We also entered into an additional loan agreement with Stillwater National Bank, which provides us with a $2,500,000 term loan. The term loan has a term of four years, is secured, along with the line of credit, by a first priority security interest in our accounts receivables, inventory and equipment. The term loan is repayable in 48 monthly installments, and it bears interest at a rate equal to the higher of (a) six percent (6%) or (b) Stillwater's prime rate plus one percent.

         As of September 30, 2002, we had outstanding borrowings under the line of credit of $1,924,144, leaving $575,856 available for use, subject to sufficient collateral in the form of accounts receivable and inventory.

         On June 27, 2002, in connection with our acquisition of the assets of Aero Weld, we entered into an restructuring agreement, which resulted in us having the following notes outstanding in connection with that acquisition: (i) an unsecured note in the principal amount of $1,238,500 bearing interest at the rate of 2% per annum over the prime interest rate as published in the Wall Street Journal with monthly principal payments of $10,321 plus accrued interest commencing March 18, 2002 and continuing each month until March 18, 2007, when all unpaid principal and interest are due; (ii) a secured note in the principal amount of $1,250,000 bearing interest at the rate of 7.5% per annum with monthly principal payments of $21,748 plus accrued interest commencing February 28, 2002 and continuing each month until January 28, 2008, when all unpaid principal and interest are due; and (iii) a secured note in the principal amount of $443,973 bearing interest at the rate of 7.5% per annum with monthly principal and interest payments of $6,392 plus accrued interest commencing July 1, 2003 and continuing each month until June 1, 2008, when all unpaid principal and interest are due. The two secured notes are secured by a second, junior lien on certain of our assets, such security interest being subordinate to the security interest granted to Stillwater National Bank in connection with our Stillwater line of credit and Stillwater term loan.

         On March 29, 2002, Excalibur Holdings acquired Shumate Machine Works, Inc., a Texas corporation, pursuant to a merger of Shumate with and into Excalmergeco, Inc., a Texas corporation and wholly-owned subsidiary of Excalibur Holdings. In connection with this acquisition, we issued the following unsecured notes in the aggregate original principal amount of $250,000: (i) one unsecured note in the principal amount of $150,000 bears no interest with five monthly payments of $30,000 commencing September 29, 2002; and (ii) one unsecured note in the principal amount of $100,000 bears no interest with five monthly payments of $20,000 commencing September 29, 2002.

         In September and October, 2002, we have financed our operations by issuing various secured and unsecured term notes with an aggregate principal of approximately $280,000 to various officers and directors, with interest rates ranging from seven percent to ten percent and maturities ranging from December 2002 to October 2003, as follows:


Name                          Principal Amount       Interest Rate         Maturity Date
--------------------------    ------------------     -----------------     --------------------
William S.H. Stuart           $15,000                6%                    December 27, 2002
Matthew C. Flemming           $15,000                6%                    December 27, 2002
David Rains                   $50,000                10%                   December 27, 2002
A. Earl Swift                 $100,000               10%                   October 27, 2003
Frank Marshik                 $100,000               10%                   October 27, 2003

         The proceeds of from these notes were used for working capital. Mr. Stuart's note has been repaid, and Messrs. Flemming and Rains have agreed to extend the terms of their notes on a rolling 90 day basis.

         As of the date of this prospectus, due to decreased demand in the power generation and aerospace industries, we do not believe that we will be able to fund our operations, working capital requirements and debt service requirements over the next six months through cash flows generated from operations. We will need to continue to finance our operations through additional bank borrowings under our existing line of credit or other capital financings. Our collateral may not be sufficient to increase the amounts that we can draw from our line of credit. We intend to seek equity financing in the form of a private placement, a public offering, or the exercise of currently outstanding warrants by existing warrant holders to provide additional equity capital, in the fourth quarter of 2002 and the first quarter of 2003. Such additional financing may not be available to us, when and if needed, on acceptable terms or at all.

         We may incur additional losses if the weak conditions in the U.S. economy continue, or if they deteriorate further. Such losses could require us to renegotiate our negative covenants with our lender, including the current ratio and fixed charge ratios. We are currently not in compliance with our net worth, liquidity ratio, and debt service ration covenants under the loan agreements with Stillwater National Bank. We have obtained waivers of compliance with these covenants from Stillwater. This waiver has not resulted in any modification of these covenants, and the violation has not impacted our ability to borrow additional funds from Stillwater. Our ability to comply with these covenants in the future will depend on whether we can obtain additional capital financing or increase our cash flows from operations.

         We intend to pursue, as part of our business strategy, future strategic acquisitions which may involve the expenditure of significant funds. Depending upon the nature, size and timing of future acquisitions, we may be required to obtain additional debt or equity financing in connection with such future acquisitions.

         We recently signed a non-binding letter of intent to acquire Tecon Services, Inc., a privately-held company based in Houston, Texas, for $4,250,000 in cash, a 4 year note with a principal amount of $750,000, shares of our common stock with a market value of $300,000 at the time of closing, and an earn-out provision for an additional $500,000 in cash. Tecon is an industrial field services company providing fireproofing, insulation and tracing services for the power generation, petrochemical and pulp/paper markets. For their year ended June 30, 2002, Tecon achieved revenues of more than $17 million and profitability. This is subject to a number of conditions, including execution of mutually acceptable definitive agreements acceptable to the board of directors of both companies, completion of a satisfactory due diligence investigation and our obtaining of necessary acquisition financing. If all these conditions are met, we anticipate that this acquisition would close in the first quarter of 2003.

         Except for the Tecon acquisition described above, we currently have no agreements or commitments concerning any such additional acquisitions, and we may not be able to identify any companies that satisfy our acquisition criteria. In addition, under the terms of our loan agreements with Stillwater National Bank, Stillwater National Bank, must approve any proposed acquisition before we can consummate it. Furthermore, additional financing for acquisitions may not be available to us, when and if needed, on acceptable terms or at all.

         We intend to retain any future earnings to retire debt, finance the expansion of our business and any necessary capital expenditures, and for general corporate purposes. Both our line of credit and our term loan contain restrictions as to the payment of dividends.

                                    BUSINESS

GENERAL

         We are a diversified group of niche industrial companies that design, manufacture and assemble steel components and products for power generation, aerospace and aviation, counter-terrorism and homeland defense, petrochemical and energy industries. We seek to increase sales and growth opportunities by creating synergies among our four subsidiaries and minimize risks by maintaining diversified customer bases and business cycles.

         We operate through four operating subsidiaries: Excalibur Steel, Excalibur Aerospace (which does business as Aero Weld), Excalibur Services and Shumate Machine Works. Our operations include the following: (i) fabrication of structural steel components; (ii) design and manufacture of aircraft training devices used for civil aviation, military, counter-terrorism and homeland defense sectors; (iii) fabrication and production of pressure vessels and heat exchangers; and (iv) close tolerance machining of steel alloy components and product assemblies for oil services applications.

OUR MARKET OPPORTUNITY

         The primary markets for our products are the power generation, aerospace and defense, petrochemical and energy industries. Customers in these industries demand high quality products, timely delivery and excellent customer service. They also demand high levels of precision in the products they purchase. Each industry we intend to serve has its own unique demands.

         POWER GENERATION. According to the Annual Energy Outlook of the U.S. Department of Energy's Information Administration, 1,310 new power plants with a total of 393 gigawatts of capacity are projected to be needed by 2020 to meet growing demand and to offset retirements. The report also indicates that demand for power generation internationally will increase at an even more rapid rate than in the United States. We anticipate that this demand for additional power plants will provide us with an opportunity to supply more steel components to our existing power generation customers as well as to develop new customers.

         AEROSPACE AND DEFENSE. The aerospace and defense industries require aircraft training devices in order to train commercial and military pilots and other flight personnel. We believe that the demand for aircraft training devices will continue, particularly as the commercial aviation industry becomes subject to stricter federal aviation regulations and standards. Although spending by commercial airlines for training devices has decreased in recent months, we believe that demand for these devices will increase over the long term. We also foresee that increased spending in the military sector will continue to provide new opportunities for us.

         COUNTER-TERRORISM AND HOMELAND DEFENSE. In response to the terrorist attacks of September 11, 2001, President Bush has proposed a $38 billion HomeLand Defense/Security Budget. We believe that if the HomeLand Defense Budget is passed, it will provide additional demand for products such as flight simulators, counter-terrorist trainers and other anti-terrorist training devices. The proposed HomeLand Defense Budget allocates $3.5 billion for municipalities and local fire and police training. We believe that municipalities will use a portion of these funds to obtain cabin trainers and other training equipment for "first responder" training. We also believe that there has been a heightened demand for components used to upgrade airline cockpit door security and other anti-terrorist aviation equipment.

         ENERGY. According to the 2001 Ziff Energy Group Gas Industry Outlook, energy producers are forecasting increases in demand for oil and gas over the next five years. We believe that energy exploration will expand during this period, which would create additional demand for close tolerance machining of component parts used in drilling equipment and production facilities.

         PETROCHEMICAL. The Environmental Protection Agency estimates that $27 billion will be spent to bring industrial facilities into compliance with the Clean Air Act over the next several years. Modernization, expansion and retrofitting of existing facilities to reduce airborne emissions will require substantial amounts of fabricated steel products. Construction of new plants should also create significant demand for fabricated steel products.

OUR OPERATING SUBSIDIARIES

         EXCALIBUR STEEL fabricates structural steel. Excalibur Steel focuses on manufacturing components for power generation, distribution and transmission. Our manufacturing process includes receiving raw steel, performing a series of steps, including cutting, bending, and drilling to specifications, and then fitting and welding the component pieces. Our products include ducting systems for the inlet sides of gas turbines, silencer panels for reduction of noise with turbines and stainless steel piping used with high pressure steam. Excalibur Steel employs approximately 65 people and its facility is approximately 90,000 square feet. Excalibur Steel's customers include J&G Steel Corporation, Woolslayer Co., Victory Energy, Sisco Specialty Products, Koch Industries and KCI Compression, Inc.

         EXCALIBUR AEROSPACE d.b.a. Aero Weld has specialized for 23 years in the highly precise design, fabrication and assembly of military and civil aircraft training equipment. These products include flight simulators, counter-terrorist trainers, hostage rescue trainers, emergency evacuation trainers and pilot flight training devices built to the needs of the commercial airlines, military, defense contractors and law enforcement agencies. Excalibur Aerospace's expertise includes close tolerance machining, specialty fabrication and engineering design. Excalibur Aerospace has manufactured and installed a full-scale Boeing airline cabin mock-up for the Federal Bureau of Investigation which is now used for counter-terrorism and hostage rescue training at its headquarters in Quantico, Virginia. Excalibur Aerospace is a leading sub-contractor for Berkshire Hathaway's Flight Safety International, a leading flight simulator training company. Excalibur Aerospace builds the hardware and motion systems for flight simulation used for pilot training. Excalibur Aerospace is a supplier to commercial airlines and airframe manufacturers such as Airbus. Historically, we achieved sales mainly through referral marketing without a dedicated sales force. We have added a technically trained sales force at the Excalibur Aerospace subsidiary to appropriately market these products. Recently, we recruited a business development manager with industry experience for Excalibur Aerospace. Excalibur Aerospace employs approximately 55 people and has approximately 80,000 square feet of manufacturing space. Our customers include the FBI, Flight Safety International, Singapore Airlines, Korean Airlines, American Airlines, Northwest Airlines, Delta Airlines, Level 3 Communications and the United States military.

         EXCALIBUR SERVICES designs, fabricates and manufactures pressure vessels, heat exchangers and structural components for the oil, chemical, petrochemical, power generation and pulp and paper industries. This equipment maximizes energy conservation in the plants used in these industries while meeting Environmental Protection Agency guidelines. The manufacture of pressure vessels and heat exchangers involves welding to high standards of quality control that usually requires certifications, pressure-testing and x-ray inspection. Excalibur Services is code certified by the American Society of Mechanical Engineers (ASME) to meet these requirements. Excalibur Services began operations in November 2001 when we purchased selected equipment and inventory from Redhawk Industries in Tulsa, Oklahoma. We also hired key employees for this subsidiary and have begun a sales and marketing effort. As an ASME certified company, Excalibur Services provides complementary services to the other Excalibur subsidiaries which were formerly outsourced. Current customers of Excalibur Services include BD-AirFin, Braden Manufacturing, Phillips Petroleum, Gas Tech, Inc. Tek-Fin, Inc., Total Energy Resources, Callidus Technologies, LLC and the AES Corporation.

         In October, 2002, we entered into a three-year strategic alliance with Born, Inc., a supplier of direct fired process heaters for the petrochemical, oil and gas and power generation industries. Born, Inc. designs, manufactures and supplies direct fired heater technology, reformers, waste heater recovery units (WHRU) and incinerators offering comprehensive engineering, inspection, installation, commissioning services and revamps. Under the strategic alliance, Born estimates that it will provide at least $12 million in manufacturing revenues to Excalibur over the next three years. This agreement is an extension of an existing business relationship between Born and us. We have recently received over $200,000 in manufacturing business from Born. Under the terms of the agreement, we have dedicated a portion of our Excalibur Services manufacturing capacity from our 350,000 square feet of combined manufacturing facilities and have designated Priority Customer Status to the Born product line.

         SHUMATE MACHINE WORKS specializes in providing close tolerance machining of components and entire product assemblies for the energy industry. In addition, Shumate produces complex assemblies for downhole operations under extreme environmental conditions for oil and gas exploration. These parts typically involve the machining of exotic alloys with high densities. Shumate has a diverse customer base, including BHI-Inteq Enventure, a Halliburton/ Shell joint venture, Oceaneering Intervention Engineering, Baker Hughes, Texas Oil Tools and Canrig Drilling Technology. Shumate is a major supplier for BHI-Inteq Enventure's proprietary down-hole casing modification equipment, which requires precision machining of tool steel. We project demand for this equipment to grow, and we believe that we are well positioned to increase market share in this area. This subsidiary employs 30 people at an 18,000 square foot plant in Magnolia, Texas, outside of Houston. Shumate's facility features exceptional capabilities for large diameter precision machining, with 95% of all processes being computer-numeric controlled.

STRATEGY

         Our goal is to become a leading niche industrial company with a national presence, to manufacture higher value, precision machined steel components and to increase our position in our selected markets. We intend to achieve these objectives through the following strategic efforts:

         ACCELERATING INTERNAL SALES GROWTH. A key component of our strategy is to accelerate internal sales growth at each of our operating subsidiaries. The following are the key elements of this internal growth strategy:

         o ADD NEW CUSTOMERS. There are numerous potential opportunities to expand our customer base in each of the industries we serve. Our operating companies performed little pro-active marketing before we acquired them. We are implementing aggressive marketing programs that will utilize professional marketing services and adopt best practices among our operating companies to identify, obtain and maintain new customers. In addition, we intend to increase our visibility through trade shows, associations and publications.

         o BUILD OUR SALES FORCE. We are installing a well-trained, technically competent sales force that we believe will be able to obtain long-term contracts from existing and new customers in our core industries. Our sales force calls on current and prospective customers to leverage our new combined capabilities.

         o MARKET MORE COMPLETE SOLUTIONS. We will seek to leverage the expanded capabilities of our combined operating subsidiaries by bidding on and obtaining jobs that require a broader suite of capabilities.

         o CROSS-COMPANY CUSTOMER REFERRALS. We intend to grow our sales by leveraging our relationships and approved vendor status with our customers and sharing them across our companies.

         o EXPAND OUR PRODUCTS AND SERVICES. We believe that there are significant opportunities to accelerate internal growth by expanding our products and services along our core competencies. For example, Excalibur Aerospace is expanding its training and simulator business to other areas which may include military and Homeland Defense applications such as airline cabin rescue trainers and law enforcement trainers. Excalibur Steel is complementing its current core busineess with higher margin piping opportunities. Excalibur Services is expanding their petrochemical products to add a field services unit for the anticipated increase of refit work on refineries.

         IMPROVE OPERATING MARGINS. We believe that there are significant opportunities within our operating subsidiaries to increase profitability. The following are the key components of this strategy:

         o PURSUE HIGHER MARGIN COMPLEMENTARY BUSINESS LINES. We seek to expand our products and services that focus on higher value added work by developing more procedural and knowledge work and less commodity type work. Our overall goal is to develop new, complementary business lines that carry higher margins and appeal to broader customer bases, develop further precision assemble engagements and ASME code specialty work.

         o INCREASE OPERATING EFFICIENCIES. The consolidation of our operating subsidiaries under our corporate umbrella presents opportunities to achieve operating efficiencies and cost savings. We intend to use our increased purchasing power to gain volume discounts and to develop more effective inventory management systems. We expect measurable cost savings in such areas as inventory control, vehicle leasing and maintenance, information systems and relationships with key suppliers. Moreover, we are reviewing our operating and training programs at each company to identify those best practices that can be successfully implemented throughout our enterprise.

         o ROUTE PRODUCTION TO LEAST COST AREAS. The capabilities of our different operating companies allow us to route production components of a job to the most efficient cost center across the enterprise. In addition, we will seek to distribute variances in demand across our subsidiaries so that we may maximize machinery use capacity while still meeting customer delivery requirements.

         o REDUCE OUTSOURCING. Our strategy to internally route production to least-cost areas and maximize the combined capabilities and capacity of our subsidiaries reduces the cost of outsourcing of production components.

         o CONSOLIDATE DUPLICATE ADMINISTRATIVE FUNCTIONS. There are also opportunities to improve operating margins by consolidating where appropriate administrative functions such as financing, marketing, insurance, human resources and employee benefits, accounting and risk management.

         EXPANDING THROUGH STRATEGIC ACQUISITIONS. We believe that the steel fabrication and specialty manufacturing industry is highly fragmented, with as many as 54,000 company participants, 5,800 of which operate in the states of Louisiana, New Mexico, Oklahoma and Texas and many of which are small-scale owner/operators. Strategically, we intend to acquire companies that offer complementary products and services to those industries which we currently serve as well as companies that provide access to new industries and customers. This will enable us to continue expanding our broad capabilities, production and value-added products and services for our customers. Where appropriate, we will seek to acquire companies located in markets where we currently operate to increase utilization at existing facilities, thereby improving operating efficiencies and more effectively using capital without a proportionate increase in administrative costs.

         We recently signed a non-binding letter of intent to acquire Tecon Services, Inc., a privately-held company based in Houston, Texas, for $4,250,000 in cash, a 4 year note with a principal amount of $750,000, shares of our common stock with a market value of $300,000 at the time of closing, and an earn-out provision for an additional $500,000 in cash. Tecon is an industrial field services company providing fireproofing, insulation and tracing services for the power generation, petrochemical and pulp/paper markets. For their year ended June 30, 2002, Tecon achieved revenues of more than $17 million and profitability. This is subject to a number of conditions, including execution of mutually acceptable definitive agreements acceptable to the board of directors of both companies, completion of a satisfactory due diligence investigation and our obtaining of necessary acquisition financing. If all these conditions are met, we anticipate that this acquisition would close in the first quarter of 2003.

SALES AND MARKETING; CUSTOMERS

         Our operating subsidiaries have developed and maintained long-term relationships with their existing customers. In addition, we intend to expand our market presence by installing a professional sales and marketing staff. This sales team focuses on identifying new prospective customers in the industries which we currently service. Working closely with in-house engineering and estimating, the sales team strives to create a value added solution driven by the customer's needs. The combined capabilities of our subsidiaries allow us to offer more complete solutions than those of our individual competitors. We use a variety of methods to identify these target customers, including the utilization of databases, direct mail and participation in manufacturers' trade shows. These efforts supplement our operating subsidiaries' traditional sales and marketing efforts of customer referrals and territory canvassing. Once a target customer is identified, our salespeople assume responsibility for visiting the appropriate person at the target, typically the purchasing manager, manager of operations or chief engineer and explain the potential advantages of our products and services and our commitment to service and quality.

         We focus on maintaining existing customer relationships by receiving and soliciting individual orders and responding to inquiries by customers. We also focus on identifying target customers and calling on them to explain our products services. The sales force is trained and knowledgeable about the characteristics and applications of our various products as well as our manufacturing methods. Our high level of interaction with our customers provides us with meaningful feedback and information about sales opportunities.

         Nearly all of our sales are on a negotiated price basis. In some cases, sales are the result of a competitive bid process where a customer sends us and several competitors a list of products required, and we submit a bid on each product. Frequently, the ability to meet customer delivery schedules is a significant aspect of winning a bid, and the combined capabilities of our subsidiaries often allows us to out-perform other competitors.

         We have a customer base of more than 51 customers. Two of these customers, J&G Steel and Flight Safety International, have historically represented over half of our revenues on a pro forma combined basis. We are diversifying this concentration, both through continuing aggregation of our subsidiaries and through the addition of new customers within each subsidiary. We believe that our long term relationships with many of our customers will contribute significantly to our success.

COMPETITION

         We are engaged in highly fragmented and competitive industries. Competition is based primarily on quality, service, price, timeliness and geographic proximity. We compete with a large number of other steel fabricators and manufacturers on a regional and local basis, many of which may have greater financial resources than us, several of which are public companies. We also compete to a lesser extent with producers of plastics and other materials that may be used in place of metal in some manufactured products. We believe that we are able to compete effectively by defining and understanding customer and market needs, using our technology base to develop new product applications that meet those needs, communicating and demonstrating the technical advantage of our products and building long-term relationships with our customers. We also believe that, because we will achieve economies of scale with our combined operating subsidiaries, we will be able to take on larger projects that require higher levels of complex machining without the need to invest in additional capital equipment.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

         Our operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, our operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. Hazardous materials used in our operations include lubricants, cleaning solvents and hydrochloric acid.

         We believe that we are in substantial compliance with all such laws and do not currently anticipate that we will be required to expend any substantial amounts in the foreseeable future in order to meet current environmental or workplace health and safety requirements. However, some of the properties leased by us are located in areas with histories of heavy industrial use.

         Although no environmental claims have been made against us and we have not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that we could be identified by the EPA, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, we could incur substantial litigation costs to prove that we are not responsible for the environmental damage. We have obtained limited indemnities from the founders of each of our operating subsidiaries. We believe that these indemnities will be adequate to protect us from a material adverse effect on our financial condition should we be found to be responsible for a share of any clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and there can be no assurance that these limited indemnities will fully protect us.

SAFETY

         We are committed to emphasizing and focusing on safety in the workplace. We currently have a variety of safety programs in place, which include regular weekly or monthly field safety meetings, bonuses based on an employee's or a team's safety record and training sessions to teach proper safety work procedures. We plan to establish "best practices" throughout all of our operations to ensure that all employees comply with safety standards that we establish and to ensure our full compliance with federal, state and local laws and regulations. In addition, we intend to continue to emphasize the need for an accident-free workplace.

RISK MANAGEMENT, INSURANCE AND LITIGATION

         The primary risks in our operations are property damage, workers' compensation and third-party bodily injury. We maintain insurance above certain self-insured limits for liability for bodily injury, third-party property damage and workers' compensation, all of which we consider sufficient to insure against these risks.

         We are not a party to any material legal proceedings.

EMPLOYEES

         We currently employ approximately 170 people in operations in Tulsa, Oklahoma and Magnolia, Texas. Of the total, approximately 25 are in administration, approximately 15 are in sales, marketing and distribution, and approximately 130 are in fabrication, manufacturing and production. None of our employees are represented by a labor union, and we have not entered into a collective bargaining agreement with any union. We have not experienced any work stoppages and consider our relations with our employees to be good.

PROPERTIES

         All of our current operations are conducted at facilities located in the greater Tulsa area of Oklahoma and the greater Houston area of Texas. Our existing facilities are adequate for our current operations. We currently anticipate that additional facilities will be leased or purchased as needed and that sufficient facilities for our needs are readily available.

         Our executive offices are located in Houston, Texas and consist of approximately 3,080 square feet of leased space. We lease this space pursuant to a written 18 month lease expiring August 31, 2003 at the rate of $4,107 per month.

         We lease over 250,000 square feet of manufacturing facilities in the Tulsa, Oklahoma region. We lease this space pursuant to written leases with an average term of three years at a rate totaling $37,700 per month. Included in these leases is a two-year written lease with TW Consulting for the rental of the facilities for our Aero Weld subsidiary at a rate of $8,000 per month. TW Consulting is one of our stockholders.

         We lease over 18,000 square feet of manufacturing facilities in Magnolia, Texas. We entered into a 12 month lease for the rental of the facilities for our Shumate subsidiary at a rate of $5,000 per month, and Excalibur Holdings granted to Larry Shumate, the owner of these premises, an option to sell the premises to Excalibur Holdings for a purchase price of $25,000 and 200,000 shares of common stock of Excalibur Holdings. The option shall terminate simultaneously with the lease. Larry Shumate is one of the former owners of Shumate and one of our stockholders.

BUSINESS DEVELOPMENT

         We incorporated on February 10, 1997 in the State of Florida. On June 10, 2002, we reincorporated under the laws of the State of Delaware from the State of Florida pursuant to a merger with a newly formed Delaware corporation. Under the terms of this reincorporation merger, we changed our name from "Global Realty Management Group, Inc." to "Excalibur Industries, Inc."

         On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly-owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly-owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. In connection with the merger, we issued 413,689 shares of common stock to an affiliated party in payment of investment banking services. On May 22, 2002, each share of our Series A and Series B preferred stock automatically converted into one (1) share of our common stock.

                                   MANAGEMENT

EXECUTIVE OFFICER AND DIRECTORS

         Our executive officers and directors, the positions held by them, and their ages are as follows:

       NAME           AGE               POSITION
-------------------   ---   ----------------------------------------------------
William S.H. Stuart    40   Chairman of the Board of Directors, President and
                            Chief Executive Officer

Matthew C. Flemming    34   Chief Financial Officer, Executive Vice President,
                            Treasurer, Secretary and Director

A. Earl Swift          69   Director

Frank X. Marshik       76   Director

W. Donald Parr         63   Director

G. Ross Brown          56   Vice President of Operations

David Rains            46   Vice President of Marketing

         WILLIAM S.H. STUART is the Chairman of the Board and our Chief Executive Officer. Mr. Stuart was a co-founder of Excalibur Holdings and has been involved with all of its acquisitions. From August 1998 to December 2000, Mr. Stuart served as CEO of Crescent Services Corp., a Houston, Texas based privately held wireless Internet service provider. From April 1992 to March 1998, he served as Chairman, CEO and President of WSHS Enterprises d/b/a/ PCSS, Inc., a privately held full service network integration company located in Houston, Texas and from June, 1995 to March, 1998 served as Chairman, CEO and President of CyberServe, Inc. d.b.a. Bluegate Systems. In April 1998, PCSS and Bluegate were acquired by EqualNet, a Nasdaq small cap company, where Mr. Stuart served as Vice President from April 1998 to August 1998. Prior to that, Mr. Stuart served as Vice President and General Manager of MultiNet, Inc., from 1990 to 1992, which was a privately held systems integration firm located in Houston, Texas.

         MATTHEW C. FLEMMING is a Director and our Chief Financial Officer, Treasurer, Secretary and Executive Vice-President. Mr. Flemming was a co-founder of Excalibur Holdings and has been involved with all of its acquisitions. From June 1999 to March 2001, he served as Chief Executive Officer of WorldByNet, Inc. a Houston, Texas based privately held Internet start-up company. From January 1994 to May 1999, Mr. Flemming served as Chief Executive Officer of FARO Pharmaceuticals, Inc., a privately held specialty products company. From May 1991 to December 1993, he was a Series 7 licensed financial advisor with Eppler, Guerin and Turner, the largest regional investment banking firm in the Southwest at that time. Mr. Flemming received a Bachelor of Arts in Finance from the University of Houston.

         A. EARL SWIFT is a Director. Mr. Swift is the founder of Swift Energy Company, whose shares of common stock are traded on the New York Stock Exchange, and he has served as the Chairman of its board of directors since its founding in 1979. Mr. Swift also served as Swift Energy's Chief Executive Officer until May 2001. From 1962 to 1979, Mr. Swift was employed by affiliates of American Natural Resources Company, serving his last three years as vice president of Exploration and Production for the Michigan-Wisconsin Pipeline Company and American Natural Gas Production Company. From 1955 to 1961, Mr. Swift was employed by Humble Oil Company, a predecessor of Exxon U.S.A. Mr. Swift received a Bachelor of Science degree in petroleum engineering from the University of Oklahoma, a Juris Doctor from South Texas College of Law and a Masters of Business Administration from the President/Key Executive Program at Pepperdine University.

         FRANCIS X. MARSHIK is a Director. Mr. Marshik retired in 1986 from M.W. Kellogg, an engineering, construction and fabrication company, where he served as its Senior Vice President of Global Business Development since 1980. From 1974 to 1980, Mr. Marshik was Commercial Vice President of M.W. Kellogg in London, and from 1968 to 1972, he was the head of the Far East as General Manager of Japan. From 1950 to 1966, Mr. Marshik held various positions at C.F. Braun, an engineering company. He received a Bachelor of Science from Oregon State University.

         W. DONALD PARR is a Director. Mr. Parr has been a financial advisor since 1995. Since 2001, Mr. Parr has served as a financial advisor with UBS PaineWebber, Inc., and from 1997 to 2001, with Robert W. Baird & Co., Inc. From 1991 to 1995, Mr. Parr was a principal at Parr Consulting Group, where he advised clients on mergers and acquisitions, strategic planning and capital markets matters. From 1987 to 1991, Mr. Parr served as chief financial officer and a director of NTS Corp., a real estate development and management company. From 1981 to 1987, he served as chief financial officer and a director of General Homes Corporation, a home building company whose common stock traded on the New York Stock Exchange at that time. Mr. Parr has been a member of the Board of Arbitrators, NASD Regulation, Inc. since 1997. He received his Bachelor of Science and his Masters in Business Administration from The American University.

         G. ROSS BROWN is our Vice President of Operations. Mr. Brown has over 20 years of experience devoted to computer radio frequency networking, factory-floor and inventory management processes, enterprise manufacturing strategies and supply chain management. From 1976 to 2001, he was with G. Ross Brown Companies serving as President of this Tulsa, Oklahoma based consulting company. From 1971 to 1976 he was Executive Vice President with Prewitt Engineering Consultants Mr. Brown received a Bachelor of Arts degree from Tokyo Westmar University.

         DR. DAVID RAINS is our Vice President of Marketing. From 1999 to 2001, Mr. Rains served as vice president of business development for HTE8, a Houston, Texas based privately-held wireless Internet service provider. From 1994 to 1998, he served as Chief Operating Officer for Publishers Discount Warehouse, a privately-held direct marketing company with over 100 employees. From 1986 to 1994, Dr. Rains served as an independent consultant, providing consulting services for designing management information systems. From 1994 to 1996, Dr. Rains served on the Customer Advisory Board for Sprint Communications. He received a Doctor of Musical Arts degree from the University of Texas at Austin and Bachelor's and Master's degrees from Baylor University, where he was a National Merit Scholar.

EXECUTIVE COMPENSATION

         CASH COMPENSATION OF EXECUTIVE OFFICERS. The following table sets forth the cash compensation paid to the Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended December 31, 2001, 2000 and 1999.

                                       ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                              ------------------------------------   ----------------------------
                                                                                   COMMON SHARES      ALL
                                                                     RESTRICTED     UNDERLYING       OTHER
                                                      OTHER ANNUAL     STOCK      OPTIONS GRANTED   COMPEN
   NAME AND POSITION          YEAR   SALARY   BONUS   COMPENSATION   AWARDS ($)      (# SHARES)     -SATION
---------------------------   ----   ------   -----   ------------   ----------   ---------------   -------
William S.H. Stuart,          2001    $ 0     -0-        -0-            -0-             --           -0-
Chairman, President and       2000    $ 0     -0-        -0-            -0-            -0-           -0-
Chief Executive Officer       1999    $ 0     -0-        -0-            -0-            -0-           -0-

Joseph Spitzer                2001    $--     -0-        -0-            -0-             --           -0-
Former Chief Executive        2000    $ 0     -0-        -0-            -0-            -0-           -0-
Officer                       1999    $ 0     -0-        -0-            -0-            -0-           -0-

                                             OPTION/SAR GRANTS IN 2001 FISCAL YEAR
                                                      INDIVIDUAL GRANTS
                              ----------------------------------------------------------------------
                               NUMBER OF
                               SECURITIES
                               UNDERLYING    % OF TOTAL OPTIONS/SARs   EXERCISE OR
                              OPTIONS/SARs   GRANTED TO EMPLOYEES IN   BASE PRICE
              NAME             GRANTED (#)         FISCAL YEAR           ($/SH)      EXPIRATION DATE
---------------------------   ------------   -----------------------   -----------   ---------------
Joseph Spitzer                      --                  --                 --              --

         Mr. Spitzer was our President and Chief Executive Officer until April 2002, at which point, Mr. Stuart became President and Chief Executive Officer. No executive officer earned in excess of $100,000 in any of our previous fiscal years.

         EMPLOYMENT AGREEMENTS. We have entered into employment agreements with the Chairman of our Board of Directors, our President and Chief Executive Officer, Mr. William S.H. Stuart, our Chief Financial Officer, Executive Vice President, Treasurer and Secretary, Mr. Matthew C. Flemming, our Vice President of Marketing, Mr. David Rains and our Vice President of Operations, Mr. G. Ross Brown. Pursuant to their agreements, each executive officer is required to devote his entire business time to our affairs, subject to certain exceptions. The following chart sets forth the annual salary and term of each executive officer's employment agreement:

Name                            Annual Salary              Expiration of Term
---------------------------     -----------------------    ---------------------
William S.H. Stuart             $225,000                   December 1, 2004
Matthew C. Flemming             $210,000                   December 1, 2004
G. Ross Brown                   $150,000                   November 27, 2004
David Rains                     $120,000                   December 1, 2004

         Each executive officer is also entitled to receive potential discretionary bonuses, reimbursement of expenses, vacation, health insurance and other benefits. All of the employment agreements of these executive officers are subject to automatic three month extensions unless either party chooses not to renew.

         As of July 16, 2002, Messrs. Stuart, Flemming, and Rains each agreed to temporary reductions ranging from $2,500 to $5,000 in their respective salaries for the period from July 16, 2002 through September 30, 2002.

         We had also entered into an employment agreement with our former Chief Operating Officer, Dwayne Lewis. Effective October 3, 2002, Mr. Lewis resigned as an officer and director pursuant to a separation and release agreement.

         COMPENSATION OF DIRECTORS. All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

STOCK OPTION PLAN

         In 2002, we adopted a Stock Option Plan permitting us to grant options to employees, directors, consultants and independent contractors. The purpose of the plan is to allow us to attract and retain such persons and to compensate them in a way that links their financial interests with the interests of our stockholders. Awards under the plan may take the form of incentive stock options or non-qualified stock options. A total of 2,000,000 shares may be issued pursuant to the plan. As of the date of this prospectus, there are options to purchase approximately 1,290,000 shares of our common stock outstanding under the plan.

         Our stock option plan is administered by a committee appointed by our board of directors or, in the absence of such a committee, by the entire board. The committee has, subject to specified limitations, full authority to grant options and establish the terms and conditions of vesting and exercise. The exercise price of incentive stock options granted under the plan is required to be no less than the fair market value of our common stock on the date of grant (110% in the case of a greater than 10% stockholder).

         The committee may grant options for terms of up to 10 years, or 5 years in the case of incentive stock options granted to greater than 10% stockholders. No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by us or ceases to have a relationship with us, his or her options will expire one year after termination by reason of death or permanent disability, thirty days after termination for cause and three months after termination for any other reason.

       Subject to the foregoing, the committee has broad discretion to set the terms and conditions applicable to options granted under the plan. The committee may discontinue or suspend option grants under the plan, or amend or terminate the plan entirely, at any time. With the consent of an optionee, the committee may also make such modification of the terms and conditions of such optionee's option as the committee shall deem advisable. However, the committee has no authority to make any amendment or modification to the plan or any outstanding option which would do any of the following:

         o increase the maximum number of shares which may be purchased pursuant to options granted under the stock option plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments;

         o change the designation of the class of employees eligible to receive qualified options;

         o extend the term of the stock option plan or the maximum option period thereunder;

         o decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the stock option plan, except in connection with certain antidilution adjustments; or

         o cause qualified stock options issued under the stock option plan to fail to meet the requirements of incentive stock options under Section 422 of the Internal Revenue Code.

         Any such amendment or modification shall be effective immediately, subject to stockholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the plan.

RELATED PARTY TRANSACTIONS

         AERO WELD ACQUISITION AND RELATED MATTERS. On November 20, 2001, Excalibur Holdings, through its wholly-owned subsidiary Excalibur Aerospace, acquired substantially all of the assets (other than real property) of TW Consulting, Inc., an Oklahoma corporation formerly known as Aero Weld, Inc., for $3,500,000 in cash payable in a series of installments, the delivery of a series of unsecured notes in the aggregate original principal amount of $1,968,388, 1,000,000 shares of Excalibur Holdings common stock, and consulting and non-competition fees aggregating $2,500,000 payable to the sole stockholder of TW Consulting, Mr. Tommy Worth. The cash portion of the purchase price was payable as follows: (i) $500,000 was payable at closing of the acquisition; (ii) $750,000 was due on or before December 15, 2001; (iii) $1,750,000 was due on or before February 28, 2002, and (iv) $500,000 was due on or before July 29, 2002, provided however that this last payment would be forgiven if the first three payments were paid in full before February 28, 2002. A summary of the notes are as follows: (i) the first unsecured note in the principal amount of $1,238,500 bears interest at the rate of 2% per annum over the prime interest rate as published in the Wall Street Journal with monthly principal payments of $10,321 plus accrued interest commencing March 18, 2002 and continuing each month until March 18, 2007, when all unpaid principal and interest are due; (ii) the second unsecured note in the principal amount of $300,000 bears interest at the rate of 2% per annum over the prime interest rate as published in the Wall Street Journal with monthly principal payments of $17,506 plus accrued interest commencing March 18, 2002 and continuing each month until September 18, 2003, when all unpaid principal and interest are due; and (iii) the unsecured note in the principal amount of $429,887 bears interest at the rate of 7.5% per annum over the prime interest rate as published in the Wall Street Journal with monthly principal payments of $23,883 plus accrued interest commencing March 18, 2002 and continuing each month until September 18, 2003, when all unpaid principal and interest are due. Messrs. Stuart and Flemming personally guaranteed the first note. The consulting agreement provided for 60 monthly payments to Mr. Worth of $41,667 per month beginning on March 18, 2002. In addition, Excalibur Holdings agreed to enter into a 24 month lease for the rental of the facilities for our Aero Weld subsidiary.

         On December 30, 2001, pursuant to a first amendment to the purchase agreement relating to the acquisition of the Aero Weld assets, the cash portion of the purchase price was revised to reflect that $500,000 was paid at the closing of the acquisition and $750,000 was paid on December 15, 2001. The remaining cash payments under the original agreement were waived, and Excalibur Holdings delivered a new secured note in the original principal amount of $1,250,000. This note is secured by certain assets of our Excalibur Services and Aero Weld subsidiaries. The note bears interest at the rate of 7.5% per annum with monthly principal payments of $21,748 plus accrued interest commencing February 28, 2002 and continuing each month until January 28, 2008, when all unpaid principal and interest are due. The unsecured notes issued on November 20, 2001 remained outstanding.

         During December 2001 and January 2002, in connection with the post-acquisition transition of the Aero Weld operations, TW Consulting paid $544,614 of expenses associated with those operations on our behalf. To repay TW Consulting, we issued two secured promissory notes with an aggregate original principal balance of $544,614. These notes were also secured by certain assets of our Excalibur Services and Aero Weld subsidiaries. A summary of these notes are as follows: (i) the first secured note in the principal amount of $342,285 bears interest at the rate of 7.5% per annum with an initial payment of $100,000 due on March 11, 2002, and a final payment of the balance of unpaid principal and interest due on June 1, 2002; and (ii) the second secured note in the principal amount of $202,329 bears interest at the rate of 7.5% per annum with monthly interest payments and payment of principal due in two installments, both of which must be paid before June 1, 2002. During this same period, we paid $246,164 in expenses on behalf of TW Consulting, which we recorded as an account receivable.

         On June 27, 2002, after our acquisition of Excalibur Holdings, we entered into an agreement paying off certain notes and modifying other notes. As a result of this agreement, we currently have the following notes outstanding in connection with our acquisition of the assets of Aero Weld: (i) an unsecured note in the principal amount of $1,238,500 bearing interest at the rate of 2% per annum over the prime interest rate as published in the Wall Street Journal with monthly principal payments of $10,321 plus accrued interest commencing March 18, 2002 and continuing each month until March 18, 2007, when all unpaid principal and interest are due; (ii) a secured note in the principal amount of $1,250,000 bearing interest at the rate of 7.5% per annum with monthly principal payments of $21,748 plus accrued interest commencing February 28, 2002 and continuing each month until January 28, 2008, when all unpaid principal and interest are due; and (iii) a secured note in the principal amount of $443,973 bearing interest at the rate of 7.5% per annum with monthly principal and interest payments of $6,392 plus accrued interest commencing July 1, 2003 and continuing each month until June 1, 2008, when all unpaid principal and interest are due. The two secured notes are secured by a second, junior lien on certain of our assets, such security interest being subordinate to the security interest granted to Stillwater National Bank in connection with our Stillwater line of credit and Stillwater term loan.

         Pursuant to this June 27, 2002 Agreement, we also amended our consulting agreement with Mr. Worth and entered into a written lease agreement with TW Consulting (formerly Aero Weld, Inc.). The amended consulting agreement provides for monthly payments to Mr. Worth through March 31, 2012. The amount of the monthly payment is based upon gross revenues generated in our Aero Weld subsidiary, with a range of up to $65,000 per month. The maximum aggregate amount which we must pay under this agreement is $2,500,000. In addition, we have agreed to enter into a two-year written lease with TW Consulting for the rental of the facilities for our Aero Weld subsidiary at a rate of $8,000 per month.

         In 2000, before selling substantially all of its assets to Excalibur Holdings, TW Consulting purchased certain equipment from Tommy Worth, its sole stockholder, for $625,000. Mr. Worth had previously pledged the equipment as collateral on two personal loans, the proceeds of which had been used to finance the initial purchases of the equipment. The notes were paid off in January, 2002.

         During 2001, TW Consulting leased property owned by Tommy Worth through a lease which expired in October, 2001. TW Consulting made lease payments of $75,000 during 2001.

         EXCALIBUR STEEL ACQUISITION AND RELATED MATTERS. On November 27, 2001, Excalibur Holdings acquired Excalibur Steel, Inc., an Oklahoma corporation, pursuant to a merger of Excalibur Steel with and into Excalmerge, Inc., an Oklahoma corporation and wholly-owned subsidiary of Excalibur Holdings. The purchase price for Excalibur Steel was the delivery of a series of unsecured notes in the aggregate original principal amount of $650,000 and 1,500,000 shares of Excalibur Holdings common stock. A summary of the notes are as follows: (i) two unsecured notes each in the principal amount of $37,500 bear interest at the rate of 6% per annum with the entire amount of unpaid principal and interest due on February 27, 2002; (ii) two unsecured notes each in the principal amount of $37,500 bear interest at the rate of 6% per annum with a payment of $18,750 due on May 27, 2002 on each note and the balance of all remaining unpaid principal and interest due on November 27, 2002; and (iii) two unsecured notes each in the principal amount of $250,000 bear interest at the rate of 6% per annum with the entire amount of unpaid principal and interest due on March 27, 2002. Excalibur Holdings paid $12,500 in cash and issued 155,000 shares of its common stock as a finder's fee in connection with this acquisition.

         Concurrent with the acquisition of Excalibur Steel, Excalibur Holdings entered into a three year employment agreement which shall continue for successive three month periods thereafter with Dwayne Lewis, a former shareholder of Excalibur Steel, which provides for an annual salary of $200,000, plus benefits and bonuses. Excalibur Steel issued to Mr. Lewis an option to purchase 500,000 shares of its common stock at an exercise price of $0.90 per share, subject to vesting over a three-year period. Excalibur Holdings also entered into a one year employment agreement which shall continue for successive one month periods thereafter with Debra Lewis, a former shareholder of Excalibur Steel, which provides for an annual salary of $60,000, plus benefits. Dwayne Lewis is our former Chief Operating Officer and a former director, and Debra Lewis is Dwayne Lewis' wife. Effective October 3, 2002, Mr. Lewis resigned as an officer and director, and Mrs. Lewis resigned as an employee, pursuant to separation and release agreements.

         MERGER WITH EXCALIBUR HOLDINGS, INC. On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly-owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly-owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. On May 22, 2002, each share of our Series A and Series B preferred stock automatically converted into one (1) share of our common stock.

         In connection with the merger, we issued all of the shares of common stock currently held by our directors, our executive officers and each person who we know to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, except for 200 shares of our common stock held by W. Donald Parr, one of our directors. In addition, we issued, in connection with the merger, 413,689 shares of common stock to Atlas Capital Services, LLC, an investment banking firm who is indirectly controlled by Michael D. Farkas, our former Executive Vice President, Chief Financial Officer, Treasurer and Secretary.

         Immediately before the merger with Excalibur Holdings, we issued 25,000 shares of common stock to each of Michael D. Farkas and Joseph Spitzer, our former President and Chief Executive Officer, as a bonus for services rendered. We also issued options to purchase an additional 100,000 shares of common stock for $1.00 per share to each of Mr. Farkas and Mr. Spitzer.

         OTHER MATTERS. On September 27, 2001, Excalibur Holdings retained Oppenheimer Wolff & Donnelly LLP as its legal counsel. A former attorney at Oppenheimer Wolff & Donnelly LLP is the son-in-law of Frank Marshik, who would become one of Excalibur Holdings' directors and stockholders.

         On November 7, 2001, Excalibur Holdings received a line of credit of $600,000 from Community Bank and Trust Company, evidenced by a secured promissory note with interest at 4.6% per annum. This line of credit was secured by a certificate of deposit owned by A. Earl Swift. In order to induce Swift to provide this collateral, Excalibur Holdings issued to Mr. Swift a warrant to purchase 600,000 shares of common stock of Excalibur Holdings at an exercise price of $0.05 per share. Mr. Swift exercised this warrant effective on December 1, 2001 by agreeing to a reduction of $30,000 of the then-outstanding principal and interest due under the note delivered to him on September 15, 2001.

         On May 1, 2002, we retained Spectrum Law Group, LLP as our legal counsel. One of the partners at Spectrum Law Group, LLP is the son-in-law of Frank Marshik, one of our directors and stockholders.

         In September and October, 2002, we issued various secured and unsecured term notes with an aggregate principal of approximately $280,000 to various officers and directors, with interest rates ranging from seven percent to ten percent and maturities ranging from December 2002 to October 2003, as follows:

Name                          Principal Amount      Interest Rate      Maturity Date
--------------------------    -----------------     --------------     ------------------
William S.H. Stuart           $15,000               6%                 December 27, 2002
Matthew C. Flemming           $15,000               6%                 December 27, 2002
David Rains                   $50,000               10%                December 27, 2002
A. Earl Swift                 $100,000              10%                October 27, 2003
Frank Marshik                 $100,000              10%                October 27, 2003

         The proceeds of from these notes were used for working capital. Mr. Stuart's note has been repaid, and Messrs. Flemming and Rains have agreed to extend the terms of their notes on a rolling 90 day basis.

         We believe that the foregoing transactions were in our best interests. Consistent with Section 144 of the Delaware General Corporation Law and the rules of the American Stock Exchange, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS AND
OFFICERS

         As permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that we may, in our discretion, (i) indemnify our directors, officers, employees and agents and persons serving in such capacities in other business enterprises at our request, to the fullest extent permitted by Delaware law, and (ii) advance expenses, as incurred, to our directors and officers in connection with defending a proceeding.

         We may enter into indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the bylaws as well as certain additional procedural protections.

         The indemnification provisions in the bylaws and the indemnification agreements which we may enter into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by the following persons:

         o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

         o        each of our directors and executive officers; and

         o        all of our directors and executive officers as a group.

                                                  NUMBER OF SHARES
                NAME AND ADDRESS                  BENEFICIALLY OWNED     PERCENTAGE OWNED
                ----------------                  ------------------     ----------------
William S.H. Stuart (1) .....................              0 (2)                0%
Matthew C. Flemming (1)......................      1,600,000                10.91%
W. Donald Parr...............................         75,200 (3)             0.51%
A. Earl Swift................................      1,291,668 (4)             8.70%
Frank X. Marshik ............................        409,965 (5)             2.78%
G. Ross Brown (1) ...........................        140,000 (6)             0.95%
David Rains (1)..............................        100,000 (7)             0.68%
The Robert and Mary Stuart Irrevocable
  Trust......................................      2,195,000 (8)            14.97%
CDLDSL LTD...................................      1,500,000 (9)            10.23%
TW Consulting, Inc...........................      1,000,000 (10)            6.82%
Seneca Capital, L.P.                               2,330,000 (11)           15.14%
Seneca Capital International, Ltd............                (12)

All directors and officers as a group........      3,616,833                23.92%

(1)      The address is 18625 Northchase Drive, Suite 630, Houston, Texas 77060.

(2) William S.H. Stuart one of several beneficiaries under the Robert and Mary Stuart Irrevocable Trust, the record holder of these shares, but he is not deemed to be a beneficial owner of these shares under the rules and regulations of the SEC, as he has no investment or voting power over the shares. Matthew C. Davis is the trustee of the trust and has voting and investment control over these shares.

(3) Includes 75,000 shares underlying presently exercisable options. Mr. Parr's address is 3530 Travis Street, #414, Dallas, Texas 75204.

(4) Includes 508,334 shares held by a family trust of which Mr. Swift is a trustee and 183,334 shares underlying presently exercisable warrants. Mr. Swift's address is 2715 S. Southern Oaks, Houston, Texas 77068.

(5) Includes 50,000 shares held by Mr. Marshik's spouse, 24,000 shares held by Mr. Marshik as custodian for members of Mr. Marshik's family under state uniform gift to minors acts, and 61,600 shares underlying presently exercisable warrants. Mr. Marshik's address is 5110 San Felipe #127W, Houston, Texas 77056.

(6)      Includes 40,000 shares underlying presently exercisable options.

(7)      Includes 100,000 shares underlying presently exercisable options.

(8) The Trust's address is 302 Walnut Street, Bridgeville, Delaware 19933. Matthew C. Davis is the trustee of the trust and has voting and investment control over these shares.

(9) CDLDSL's address is 115 Ridge Street, Reno, Nevada 89501. Dwayne and Debra Lewis are the principals of CDLDSL and have voting and investment control over these shares.

(10) The address of TW Consulting is 405 North Redbud Avenue, Broken Arrow, Oklahoma 74012. Tommy Worth is the sole shareholder of TW Consulting and has voting and investment control over these shares.

(11) The address of Seneca Capital, L.P. is 527 Madison Avenue, 11th Floor, New York, NY 10022, and the address of Seneca Capital International, Ltd. is c/o Consolidated Fund Management (BVI) Limited, PO Box HM 2257, Par La Ville Place, 14 Par La Ville Road, Hamilton HMJX, Bermuda.

(12) Seneca Capital, L.P. beneficially owns 740,334 shares, which includes 233,667 shares underlying presently exercisable warrants. Seneca Capital International, Ltd. beneficially owns 1,589,666 shares, which includes 496,333 shares underlying presently exercisable warrants. Douglas A. Hirsh is the manager of Seneca Capital Advisors, LLC, the sole general partner of Seneca Capital, L.P., and he is the manager of Seneca Capital Investments, LLC, the investment advisor of Seneca Capital International, Ltd, and we believe that he has voting and investment control over the shares held by Seneca Capital, L.P. and Seneca Capital International, Ltd. We believe that Seneca Capital, L.P. and Seneca Capital International, Ltd. constitute a "group" which beneficially owns these shares.

         Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this prospectus and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this prospectus.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 50,000,000 shares of common stock, $.001 par value, of which, as of the date of this prospectus, 14,659,936 shares are issued and outstanding. As of the date of this prospectus, there are outstanding options, warrants and rights which, upon exercise or conversion, entitle their holders to acquire approximately 4,706,982 shares of common stock.

         Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting. However, in the case of certain fundamental matters such as certain amendments to the articles of incorporation and certain mergers and reorganizations, Delaware law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

STOCK OPTION PLAN

         In 2002, we adopted a stock option plan permitting us to grant options to employees, directors, consultants and independent contractors. An aggregate of 2,000,000 shares of common stock may be issued pursuant to the plan. As of the date of this prospectus, options to purchase an aggregate of 1,290,000 shares of common stock are outstanding pursuant to the plan.

OTHER OPTIONS

         As of the date of this prospectus, there are options issued outside of the stock option plan to purchase an aggregate of 1,850,000 shares of common stock outstanding with a weighted average exercise price of $1.68 per share.

WARRANTS

         As of the date of this prospectus, warrants to purchase an aggregate of 1,566,982 shares of common stock have been issued with a weighted average exercise price of $1.12 per share.

DIVIDENDS

         We do not anticipate the payment of cash dividends on its common stock in the foreseeable future.

TRANSFER AGENT

         The transfer agent for our common stock is American Registrar & Transfer Co.

                                  LEGAL MATTERS

         Spectrum Law Group, LLP, or Irvine, California, will pass upon the validity of the shares of common stock offered hereby. Spectrum Law Group, LLP and certain affiliates of Spectrum Law Group, LLP own approximately 87,500 shares of our common stock and may be issued up to an additional 32,500 shares pursuant to the terms of its retention.

                                     EXPERTS

         Cross and Robinson, independent auditors, have audited the financial statements of Excalibur Holdings, Inc., at December 31, 2001 and for the period from August 17, 2001 (inception) through December 31, 2001, the financial statements of Aero Weld, Inc., at November 20, 2001 and December 31, 2000, for the period ended November 20, 2001 and for each of the two years in the period ended December 31, 2000, the financial statements of Excalibur Steel, Inc., at December 31, 2000, and for each of the two years in the period ended December 31, 2000, and the financial statements of Shumate Machine Works, Inc., at December 31, 2001, and for each of the two years in the period ended December 31, 2001 as set forth in their reports. We have included these financial statements in the registration statement in reliance on Cross and Robinson's reports, given on their authority as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Before the merger of Excalibur Holdings into GRMG Acquisition Corp., our independent accountant was Salibello & Broder, LLP and Excalibur Holdings' independent accountant was Cross and Robinson. Because the merger is being accounted for as a recapitalization under generally accepted accounting principles, the financial statements of Excalibur Holdings, which have been previously audited by Cross and Robinson, will constitute our financial statements beginning as April 8, 2002. Therefore, on April 8 ,2002, we decided to engage Cross and Robinson as our independent accountants following the consummation of the merger and, accordingly, Salibello & Broder was dismissed as our independent accountant on or about April 8, 2002.

         We subsequently re-hired Salibello & Broder to audit our financial statements (on a pre-merger, development stage company basis) for the transition period commencing on July 1, 2001 and ending on December 31, 2001. On June 26, 2002, Salibello & Broder reported on our financial statements (on a pre-merger, development stage company basis) as of December 31, 2001 and for the six months then ended. Upon receipt of Salibello & Broder's report on these financial statements, we decided to continue the engagement of Cross and Robinson as our independent accountants and, accordingly, Salibello & Broder was again dismissed as our independent accountant on or about June 27, 2002.

         During our fiscal years ended June 30, 2001 and 2000, the transition period ending December 31, 2001, through the subsequent interim period through April 7, 2002, and the period from our re-hiring of Salibello & Broder through June 27, 2002, we did not have any disagreement with Salibello & Broder on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During that time, there were no "reportable events" as set forth in Item 304(a)(1)(i-iv) of Regulation S-B adopted by the Securities and Exchange Commission, except that the accountant's reports of Salibello & Broder LLP on our financial statements (on a pre-merger, development stage company basis) as of and for the two years ended June 30, 2001 and the transition period ended December 31, 2001 included an explanatory paragraph reflecting an uncertainty because the realization of assets and the satisfaction of liabilities was dependent upon our ability to meet our future financing requirements and the success of future operations. These factors raised substantial doubt about our ability to continue as a going concern.

         The reports of Salibello & Broder on our financial statements for the fiscal years ended June 30, 2000 and 2001 and the transition period ending December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the accountant's reports of Salibello & Broder LLP on our financial statements (on a pre-merger, development stage company basis) as of and for the two years ended June 30, 2001 and the transition period ended December 31, 2001 included an explanatory paragraph reflecting an uncertainty because the realization of assets and the satisfaction of liabilities was dependent upon our ability to meet our future financing requirements and the success of future operations. These factors raised substantial doubt about our ability to continue as a going concern.

         The decision to change accountants from Salibello & Broder to Cross and Robinson was approved by our board of directors.

         Salibello & Broder has been our independent accountant since July 31, 2000 and we have regularly consulted Salibello & Broder since that time and up to the consummation of the merger. We had not consulted Cross and Robinson during our last two fiscal years and through the interim period to April 8, 2002 regarding any of the matters specified in Item 304(a)(2) of Regulation S-B. We have provided Salibello & Broder with a copy of the registration statement, or which this prospectus is a part, prior to its filing with the Securities and Exchange Commission. Salibello & Broder has provided a letter to us, addressed to the Commission, which is attached as Exhibit 16.1 to the registration statement and is hereby incorporated herein by reference.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC. Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC's web site or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above. For further information, reference is made to the registration statement and its exhibits.


                                         INDEX TO FINANCIAL STATEMENTS
UNAUDITED PRO FORMA INFORMATION

Introductory Note to Pro Forma Combined Condensed Financial Statements....................................F-1
Unaudited Pro Forma Consolidated Statements of Income for the
        twelve months ended December 31, 2001 and nine months ended September 30, 2002....................F-2


EXCALIBUR HOLDINGS, INC.

Report of Independent Auditors............................................................................F-6
Audited Financial Statements:
Consolidated Balance Sheet as of December 31, 2001........................................................F-7
Consolidated Income Statement for the period from August 17, 2001 (inception) through
     December 31, 2001....................................................................................F-8
Consolidated Statement of Stockholders' Equity for the period from
     August 17, 2001 through December 31, 2001............................................................F-9
Consolidated Statement of Cash Flows for the period from August 17, 2001 (inception) through
     December 31, 2001....................................................................................F-10
Notes to Consolidated Financial Statements................................................................F-12
Unaudited Interim Condensed Consolidated Financial Statements:
Condensed Consolidated Balance Sheet as of September 30, 2002.............................................F-27
Condensed Consolidated Statements of Operations for the nine months ended September 30, 2002..............F-28
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2002..............F-29
Notes to Unaudited Condensed Consolidated Financial Statements............................................F-31

AERO WELD, INC.

Report of Independent Auditors............................................................................F-40
Balance Sheet as of November 20, 2001.....................................................................F-41
Income Statement for the period from January 1, 2001 through November 20, 2001............................F-42
Statement of Stockholders' Equity for the period from January 1, 2001 through
     November 20, 2001....................................................................................F-43
Statements of Cash Flows for the for the period from January 1, 2001 through November 20, 2001............F-44
Notes to Financial Statements.............................................................................F-46

Report of Independent Auditors............................................................................F-51
Balance Sheet as of December 31, 2000.....................................................................F-52
Income Statements for the years ended December 31, 2000 and 1999..........................................F-53
Statements of Stockholders' Equity for the years ended December 31, 2000 and December 31, 1999................................................................................F-54
Statements of Cash Flows for the years ended December 31, 2000 and 1999...................................F-55
Notes to Financial Statements.............................................................................F-57

SHUMATE MACHINE WORKS, INC.

Report of Independent Auditors............................................................................F-62
Balance Sheet as of December 31, 2001.....................................................................F-63
Statements of Income for the years ended December 31, 2001 and 2000.......................................F-64
Statements of Shareholders' Equity for the years ended December 31, 2001 and December 31, 2000................................................................................F-65
Statements of Cash Flows for the years ended December 31, 2001 and 2000...................................F-66
Notes to Financial Statements.............................................................................F-68


                                                     -38-

EXCALIBUR STEEL, INC.

Report of Independent Auditors............................................................................F-72
Audited Financial Statements:
Balance Sheet as of December 31, 2000.....................................................................F-73
Income Statements for the years ended December 31, 2000 and 1999..........................................F-74
Statements of Stockholders' Equity for the years ended December 31, 2000 and December 31, 1999................................................................................F-75
Statements of Cash Flows for the years ended December 31, 2000 and 1999...................................F-76
Notes to Financial Statements.............................................................................F-77
Unaudited Interim Condensed Financial Statements:
Condensed Balance Sheet as of September 30, 2001..........................................................F-82
Condensed Income Statements for the nine months ended September 30, 2001 and 2000.........................F-83
Condensed Statements of Cash Flows for the nine months ended September 30, 2001 and 2000..................F-84
Notes to Unaudited Condensed Consolidated Financial Statements............................................F-85



                         UNAUDITED PRO FORMA INFORMATION

         The following unaudited pro forma combined condensed financial information gives effect to the recent reverse acquisition by Excalibur Industries, Inc. (f.k.a. Global Realty Management Group, Inc.) of Excalibur Holdings, Inc and the recent acquisitions by Excalibur Holdings, Inc. of Aero Weld, Inc., Excalibur Steel, Inc., and Shumate Machine Works, Inc.

         The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisitions had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future financial position or operating results of Excalibur Industries. The pro forma consolidated financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of the operations of Excalibur Industries, Excalibur Holdings, Aero Weld, Excalibur Steel and Shumate Machine Works. The costs related to restructuring and integration have not yet been determined.

         The unaudited pro forma consolidated financial information should be read in conjunction with the financial statements and accompanying notes of Excalibur Industries, Excalibur Holdings, Aero Weld, Excalibur Steel and Shumate Machine Works which are included elsewhere in the prospectus herein.

DECEMBER 31, 2001

         The unaudited pro forma consolidated income statement for the year ended December 31, 2001 assumes that the acquisitions of Aero Weld, Excalibur Steel, Shumate Machine Works, and the reverse acquisition of Excalibur Industries (f.k.a. Global Realty Management Group) all occurred on January 1, 2001. For purposes of the pro forma income statement for the year ended December 31, 2001, the following historical income statements were combined:

Excalibur Holdings, Inc. (Consolidated)       August 17, 2001 (Inception) to December 31, 2001
Aero Weld, Inc.                               January 1, 2001 to November 20, 2001 (Date  of
                                              Acquisition)
Excalibur Steel, Inc.                         January 1, 2001 to November 27, 2001 (Date of
                                              Acquisition)
Shumate Machine Works, Inc.                   Year Ended December 31, 2001
Excalibur Industries, Inc. (f.k.a. Global
   Realty Management Group, Inc.)             Year Ended December 31, 2001

         The consolidated income statement for Excalibur Holdings, Inc. for the period August 17, 2001 (inception) to December 31, 2001 includes the operations of its wholly owned subsidiaries, Excalibur Steel and Aero Weld, from their acquisition dates (November 27, 2001 and November 20, 2001, respectively) to December 31, 2001 and the operations of its wholly owned subsidiary Excalibur Services from its inception date (November 27, 2001) to December 31, 2001.

SEPTEMBER 30, 2002

         The unaudited pro forma consolidated income statement for the nine months ended September 30, 2002 assumes that the acquisition of Shumate Machine Works and the reverse acquisition of Excalibur Industries (f.k.a. Global Realty Management Group) occurred on January 1, 2002 and combines the consolidated income statement of Excalibur Industries for the six months ended June 30, 2002 with the income statement of Shumate Machine Works for the period January 1, 2002 to March 29, 2002 (date of acquisition) and the income statement of Excalibur Industries (f.k.a. Global Realty Management Group) for the period January 1, 2002 to April 8, 2002 (date of acquisition).

         The consolidated income statement for Excalibur Industries, Inc. for the nine months ended September 30, 2002 includes the operations of its wholly owned subsidiaries Excalibur Steel, Excalibur Services, and Aero Weld, for the nine month period and the operations of its wholly owned subsidiary Shumate Machine Works from March 29, 2002 (date of acquisition) to September 30, 2002.


                                                     EXCALIBUR INDUSTRIES, INC.
                                         UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                                                FOR THE YEAR ENDED DECEMBER 31, 2001

                         EXCALIBUR
                          HOLDINGS                                                   EXCALIBUR
                       (CONSOLIDATED)                  EXCALIBUR       SHUMATE       INDUSTRIES
                         AUGUST 17,     AERO WELD        STEEL         MACHINE         (f.k.a.
                             2001       JANUARY 1,     JANUARY 1,        WORKS         GRMG)
                       (INCEPTION) TO     2001 TO       2001 TO       YEAR ENDED     YEAR ENDED
                         DECEMBER 31,   NOVEMBER 20,   NOVEMBER 27,   DECEMBER 31,   DECEMBER 31,      PRO FORMA        CONSOLIDATED
                             2001           2001          2001            2001          2001 (A)      ADJUSTMENTS        PRO FORMA
                         ------------   ------------   ------------   ------------   ------------   ------------        ------------
REVENUE                  $   804,975    $ 9,085,097    $ 6,535,294    $ 2,840,293    $        --    $        --         $19,265,659

COST OF SALES              1,433,396      5,293,261      5,606,866      2,003,884             --        217,663    (B)   14,555,070
                         ------------   ------------   ------------   ------------   ------------   ------------        ------------
     GROSS PROFIT           (628,421)     3,791,836        928,428        836,409             --       (217,663)          4,710,589

SELLING, GENERAL AND
  ADMINISTRATIVE             843,652      1,150,331        364,131        554,506         43,618        244,834    (C)    3,602,449
                                                                                                         75,000    (D)
                                                                                                        326,377    (E)
                                                                                                    ------------

     OPERATING PROFIT
        (LOSS)            (1,472,073)     2,641,505        564,297        281,903        (43,618)      (863,874)          1,108,140

INTEREST EXPENSE             (41,051)       (38,224)       (57,506)       (75,182)        (3,913)      (163,006)   (F)     (379,248)

OTHER, NET                        20          6,728             --             --             --             --               6,748
                         ------------   ------------   ------------   ------------   ------------   ------------        ------------
     EARNINGS (LOSS)
       BEFORE INCOME
       TAXES              (1,513,104)     2,610,009        506,791        206,721        (47,531)    (1,027,246)            735,640

INCOME TAX EXPENSE                --             --             --        (63,054)            --       (223,799)   (G)     (286,853)
                         ------------   ------------   ------------   ------------   ------------   ------------        ------------

     NET INCOME          $(1,513,104)   $ 2,610,009    $   506,791    $   143,667    $   (47,531)   $(1,251,045)        $   448,787
                         ============   ============   ============   ============   ============   ============        ============
BASIC AND FULLY DILUTED EARNINGS
  (LOSS) PER SHARE                                                                                                      $       .04
WEIGHTED-AVERAGE COMMON                                                                                                 ============
 SHARES OUTSTANDING
     BASIC                                                                                                               12,733,717
                                                                                                                        ============
     DILUTED                                                                                                             12,733,717
                                                                                                                        ============



                                                                F-2

                           EXCALIBUR INDUSTRIES, INC.
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                        EXCALIBUR            SHUMATE         GLOBAL REALTY
                                       INDUSTRIES            MACHINE           MANAGEMENT
                                     (CONSOLIDATED)           WORKS              GROUP
                                       NINE MONTHS          JANUARY 1,         JANUARY 1,
                                      ENDED JUNE 30,    2002 TO MARCH 29,   2002 TO APRIL 8,     PRO FORMA     CONSOLIDATED
                                          2002                2002               2002(A)        ADJUSTMENTS      PRO FORMA
                                     ---------------    -----------------   ----------------    -----------    ------------
REVENUE                               $ 10,677,247        $ 1,216,956                 --                       $ 11,894,203
COST OF SALES                            8,824,023            782,694                 --        $   57,272 (B)    9,663,989
                                      -------------       ------------         ----------       -----------    -------------

      GROSS PROFIT                       1,853,224            434,262                 --           (57,272)       2,230,214

SELLING, GENERAL AND
   ADMINISTRATIVE                        3,436,875            160,758             43,028                --        3,640,661

TRANSACTION COSTS TO ACQUIRE
   PUBLIC SHELL                            720,804                 --                 --          (100,000)(H)      620,804
                                      -------------       ------------         ----------       -----------    -------------

      OPERATING PROFIT (LOSS)           (2,203,455)           273,504            (43,028)           42,728       (2,031,251)

INTEREST EXPENSE                          (385,623)           (37,035)            (2,071)               --         (424,729)

OTHER, NET                                  17,766                 --            100,000          (100,000)(H)       17,766
                                      -------------       ------------         ----------       -----------    -------------

      EARNINGS (LOSS) BEFORE
         INCOME TAXES                   (2,672,312)           236,469             54,901           (57,272)      (2,438,214)

INCOME TAX EXPENSE                              --            (92,223)                --            92,223 (G)           --
                                      -------------       ------------         ----------       -----------    -------------

         NET INCOME                   $ (2,672,312)           144,246          $  54,901        $   34,951     $ (2,438,214)
                                      =============       ============         ==========       ===========    =============

BASIC AND FULLY DILUTED EARNINGS

   (LOSS) PER SHARE                                                                                                    (.18)
                                                                                                               =============

WEIGHTED-AVERAGE COMMON
   SHARES OUTSTANDING                                                                                            13,184,099
                                                                                                               =============

         NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS

(A) The financial information presented for Excalibur Industries, Inc. (formerly known as Global Realty Management Group, Inc.) has been prepared based upon the its audited financial statements for the year ended June 30, 2001, its audited financial statements for the six-month transition period ending December 31, 2001, and the unaudited financial statements for the six months ended December 31, 2000, all of which have previously been filed with the SEC on reports filed under the Securities Exchange Act of 1934.

(B) The acquisitions of Aero Weld, Excalibur Steel, and Shumate Machine Works were accounted for under the purchase method of accounting. Accordingly, the total purchase price was allocated to the tangible and intangible assets and liabilities of each company based on their respective estimated fair values at the dates of acquisition. The effect of these fair value adjustments was to increase depreciation expense.

(C) Reflects adjustments for additional general and administrative expenses as a result of a full year of consulting expenses totaling $500,004, pursuant to an agreement with the former owner of Aero Weld, Inc. and for rent expense of $96,000 that would have been incurred had Excalibur leased the facility from the former owner for the year. Also reflects a reduction of the former owner's expenses for Aero Weld, Inc. such as salary, fringe benefits and other related expenses in the amount of $351,170.

(D) As a condition of the reverse acquisition between Excalibur Holdings and Global Realty Management Group, Global Realty issued an aggregate of 50,000 shares of its common stock to its former executive officers for services rendered. These shares were valued at $1.50 per share and were treated as a bonus.

(E) Reflects officer's compensation for Excalibur Industries as if the current roster of officers had worked for Excalibur since January 1, 2001 under their current compensation structures. This resulted in a net increase of Selling, General and Administrative expense of $326,377 for the year ending December 31, 2001.

(F) Reflects imputed interest totaling $334,749 to reflect (i) the debt incurred for these acquisitions as if the debt was incurred as of January 1, 2001 and (ii) working capital loans and miscellaneous start-up capital notes as if these obligations were incurred as of January 1, 2001, calculated as follows:

         2% plus prime rate on notes with an aggregate                 $258,015
         principal amount of a $1,538,500 note and 7.5% on note with an aggregate principal amount of $2,224,501 issued in connection with the Aero
         Weld acquisition

         6% on notes with an aggregate principal amount                 $30,000
         of $500,000 issued in connection with the Excalibur Steel acquisition ($150,000 of these notes were pre-paid)

         8% (imputed) on notes with an aggregate                        $20,000
         principal amount of $250,000 issued in
         connection with the Shumate Acquisition

         4% to 8% (and other imputed interest) on a line                $26,734
         of credit and various notes with an aggregate principal amount of $778,000 as if issued on January 1, 2001

         Also reflects the interest expense savings totaling $171,743 resulting from (i) the repayment of the interest bearing debt of Aero Weld, Excalibur Steel, and Shumate as if these repayments were made as of January 1, 2001, and (ii) the adjustment of interest actually incurred by Excalibur Holdings, calculated as follows:

         Interest accrued by Aero Weld through November                  $38,224
         20, 2001

         Interest accrued by Excalibur Steel through                     $58,337
         November 27, 2001

         Interest accrued by Shumate through December 31,                $75,182
         2001

(G) Income tax expense is recognized on the pro forma earnings before tax at an effective rate of 39%. Prior to being acquired by Excalibur Industries, Aero Weld and Excalibur Steel were taxed as a "Small Business Corporations" under Section 1362 of the Internal Revenue Code. Accordingly, no provision for income taxes is reflected in their historical financial statements.

(H) Eliminate intercompany transaction between Excalibur Holdings and Global Realty Management Group.

(I) Excalibur has adopted the provisions of SFAS No. 128, Earnings Per Share, which requires presentation on the face of the income statement of both basic and diluted earnings per common share. Excalibur has used this standard in regards to the pro forma income statement presented for the year ended December 31, 2001 and the nine months ended September 30, 2002. Basic earnings per common share is based on net income attributable to common shares less any preferred stock dividend requirements divided by the weighted average of common shares outstanding during the period. Diluted earnings per share assumes issuance of the net incremental shares from stock options and full conversion of all dilutive convertible securities at the later of the beginning of the year or date of issuance. During a loss period, the assumed exercise of the convertible securities shares has an antidilutive effect. Therefore, these securities would not be included in the calculation of the weighted average shares in a loss period. The pro forma income statement for 2001 was a profit period so the diltuive effect of all convertible securities is included in the earnings per share calculation while the nine months ended September 30, 2002 is a loss so the calculation of earnings per share is on a basic calculation only.

                          INDEPENDENT AUDITOR'S REPORT


To the Directors and Shareholders of
Excalibur Holdings, Inc.
Houston, Texas


         We have audited the accompanying consolidated balance sheet of Excalibur Holdings, Inc. (a Texas corporation) and subsidiaries as of December 31, 2001, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the period from inception (August 17, 2001) to December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Excalibur Holdings, Inc. and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the initial period then ended in conformity with those accounting principles generally accepted in the United States of America.


                                                    CROSS AND ROBINSON


                                                    /s/ Cross and Robinson

                                                    Certified Public Accountants

Tulsa, Oklahoma
April 11, 2002

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                DECEMBER 31,
                                                                                   2001
                                                                                ------------

                                     ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                    $    67,256
   Accounts receivable, net of allowance for doubtful accounts of $20,000           818,535
   Receivable from related parties                                                  222,029
   Inventories                                                                    1,308,436
                                                                                -----------
      TOTAL CURRENT ASSETS                                                        2,416,256
                                                                                -----------

PROPERTY, PLANT, AND EQUIPMENT, NET - NOTE 4                                      3,542,905
GOODWILL - NOTE 3                                                                 3,113,415
OTHER ASSETS                                                                         31,172
                                                                                -----------

         TOTAL ASSETS                                                           $ 9,103,748
                                                                                ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                                     $ 1,602,932
   Cash overdrafts                                                                  178,154
   Current portion of long-term debt - Note 5                                     2,364,123
   Payable to related parties                                                        74,805
                                                                                -----------
      TOTAL CURRENT LIABILITIES                                                   4,220,014
                                                                                -----------

LONG-TERM DEBT, NET OF CURRENT PORTION - NOTE 5                                   2,604,998
                                                                                -----------

MANDATORILY REDEEMABLE STOCK
   Preferred stock, $0.001, par value, 5,000,000 shares authorized,
      1,000,000 shares of Series A issued and outstanding, liquidation
      preference 10% per annum                                                      750,000
                                                                                -----------

STOCKHOLDERS' EQUITY
   Common  stock,  $0.001  par value,  50,000,000  shares  authorized,
      10,045,000 shares issued and outstanding                                       10,045
   Additional paid-in capital                                                     3,031,795
   Retained earnings (deficit)                                                   (1,513,104)
                                                                                -----------
      TOTAL STOCKHOLDERS' EQUITY                                                  1,528,736
                                                                                -----------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 9,103,748
                                                                                ===========

     ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED INCOME STATEMENT

                                                     FOR THE PERIOD
                                                     AUGUST 17, 2001
                                                     (INCEPTION) TO
                                                       DECEMBER 31,
                                                           2001
                                                     ---------------

REVENUES                                               $   804,975

COST OF SALES                                            1,433,396
                                                       -----------

      GROSS PROFIT (LOSS)                                 (628,421)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES               843,652
                                                       -----------

OPERATING INCOME (LOSS)                                 (1,472,073)

OTHER INCOME (EXPENSE)
   Interest income
                                                                20
   Interest expense                                        (41,051)
                                                       -----------

         NET INCOME (LOSS)                             $(1,513,104)
                                                       ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING               3,958,000
                                                       -----------

BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE     $     (0.38)
                                                       ===========

     ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.


                         EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE PERIOD AUGUST 17, 2001 (INCEPTION) TO
                                     DECEMBER 31, 2001


                                                COMMON STOCK       ADDITIONAL    RETAINED
                                            --------------------    PAID-IN      EARNINGS
                                              SHARES      AMOUNT    CAPITAL      (DEFICIT)       TOTAL
                                            ----------   -------   ----------   -----------   -----------

         BALANCE AT INCEPTION                       --   $    --   $       --   $        --   $        --

Issued for cash                              6,290,000     6,290        6,700                      12,990
Issued to acquire subsidiary                 1,655,000     1,655    1,653,345                   1,655,000
Issued to acquire assets                     1,400,000     1,400    1,398,600                   1,400,000
Issued as compensation to related parties      100,000       100           --                         100
Issued to reduce related-party debt            600,000       600       29,400                      30,000
Costs of raising capital                                              (56,250)                    (56,250)
Net loss for 2001                                                               $(1,513,104)   (1,513,104)
                                            ----------   -------   ----------   -----------   -----------

    BALANCE, DECEMBER 31, 2001              10,045,000   $10,045   $3,031,795   $(1,513,104)  $ 1,528,736
                                            ==========   =======   ==========   ===========   ===========

     ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                             FOR THE PERIOD
                                                             AUGUST 17, 2001
                                                             (INCEPTION) TO
                                                            DECEMBER 31, 2001
                                                            -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:

   NET LOSS                                                    $(1,513,104)
                                                               -----------

      Adjustments to reconcile net loss to net
      cash provided by operating activities:
         Depreciation                                               31,424
         Provision for bad debt                                     20,000
         Common stock issued in exchange for services                  100
         (Increase) decrease in accounts receivable                511,980
         (Increase) decrease in related party receivables          (35,878)
         (Increase) decrease in inventories                         77,424
         (Increase) decrease in other assets                       (25,877)
         Increase (decrease) in accounts payable                   502,860
         Increase (decrease) in cash overdrafts                    225,424
         Increase (decrease) in other accrued liabilities          273,034
                                                               -----------

         Total adjustments                                       1,580,491
                                                               -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES                           67,387
                                                               -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of fixed assets                                      (652,143)
   Acquisition of subsidiaries, net of cash acquired               (62,959)
                                                               -----------

NET CASH USED BY INVESTING ACTIVITIES                             (715,102)
                                                               -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES:
   Issuance of preferred stock (Series A)                          750,000
   Issuance of common stock                                         10,480
   Proceeds from long-term debt                                    300,000
   Proceeds from short-term debt                                   817,942
   Repayment of short-term debt                                 (1,107,201)
   Costs of raising capital                                        (56,250)
                                                               -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                          714,971
                                                               -----------

NET INCREASE IN CASH                                                67,256

CASH AT BEGINNING OF PERIOD                                             --
                                                               -----------

CASH AT END OF PERIOD                                          $    67,256
                                                               ===========

     ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

SUPPLEMENTAL DISCLOSURES:

NONCASH INVESTING AND FINANCING ACTIVITIES:
   Debt converted to equity                                      $   32,000
   Debt issued to acquire assets                                 $4,217,771
   Equity issued to acquire assets                               $3,055,000

CASH PAID DURING THE PERIOD FOR INTEREST                         $    7,665

     ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

         Excalibur Holdings, Inc. (referred to collectively with its subsidiaries as the "Company") is a holding company incorporated in the state of Texas on August 17, 2001. The Company has three operating subsidiaries located in the Tulsa, Oklahoma metropolitan area: Excalibur Steel, Inc., Excalibur Aerospace, Inc., which does business as Aero Weld, Inc., and Excalibur Services, Inc. The Company's operations include: (i) the fabrication, design and manufacture of structural steel components on a high volume basis; (ii) the design and manufacture of aircraft training devices used for civil, counter-terrorism and military sectors, and (iii) the fabrication and production of pressure vessels and heat exchangers.

         The Company's primary customers are a major flight simulation training company, domestic and international airlines and another steel fabricator. The Company's sales are primarily to customers located in the Tulsa metropolitan area. Sales are made on an unsecured basis on credit terms determined by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Excalibur Holdings, Inc. and its wholly-owned subsidiaries. All material intercompany transactions and accounts have been eliminated in consolidation.

USE OF ESTIMATES

         The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

         The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents.

INVENTORIES

         Inventories are stated at the lower of cost (first-in, first-out for raw materials and specific job cost for work-in-process and finished goods) or market. Slow-moving inventories are periodically reviewed for impairment in value. Cost of work-in-process and completed structures include labor, materials and production overhead.

  PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for internal production of tools that have continuing value are capitalized. Capitalized tooling costs include labor, materials and production overhead. Expenditures for tools with no future value and maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows:

             Shop equipment                                        7 years
             Training equipment/designs                           10 years
             Vehicles                                              7 years
             Office equipment                                      7 years

         Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

         Revenue is generally recognized upon shipment of the completed job, at which time title passes to the customer. Revenue from fixed-price, long-term contracts is recognized using the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost at completion for each contract. There were no revenues from long-term contracts during the period. This method is used because management considers the "cost to cost" method the most appropriate in the circumstances. Revenues are recorded net of returns, allowances and discounts.

         The Company has a major customer who has verbally requested a bill and hold approach to the Company's manufacture of the customer's product. The customer has maintained a verbal approach to maintaining an open purchase order as to quantity of product to produce each week to alleviate its own production process as well as the lack of storage space. After the manufacture of the product to completion, the customer takes full responsibility for the risk of loss or damage to the product while it is on the Company's premises. Generally the product is stored at the Company's location for two weeks or less. Each week the customer inspects and accepts the product manufactured to its specifications and determines the appropriate amount to be delivered the following week. Since the customer takes full responsibility for its product and the Company simply serves as a storage facility once the product is manufactured and approved, the Company recognizes revenue when the customer inspects and approves the product retained on site. This customer generally pays this billing within ten days to take advantage of credit discounts. The total sales during the period recognized on this bill and hold process was $479,869. The amount of product held for the customer at the Company's location was approximately $331,000 at December 31, 2001.

EARNINGS PER SHARE

         The Company has adopted the provisions of SFAS No. 128, "Earnings per Share," which requires presentation on the face of the income statement of both basic and diluted earnings per common share. Basic earnings per common share is based on net income attributable to common shares less preferred stock dividend requirements divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share assumes issuance of the net incremental shares from stock options and full conversion of all dilutive convertible securities at the later of the beginning of the year or the date of issuance. During a loss period, the assumed exercise of convertible securities shares has an antidilutive effect. Therefore, these securities would not be included in the calculation of weighted average shares in a loss period.

INCOME TAXES

         The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse.

ADVERTISING

         Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2001 was $6,097.

COMPENSATED ABSENCES

         Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid.

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

VALUATION OF NON-EMPLOYEE STOCK-BASED COMPENSATION

         The Company values stock issued to non-employees in exchange for services based on the fair value of the goods or services received or the fair value of the shares issued, whichever is more reliably measured.

RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets". SFAS No. 141 will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and that the use of the pooling-of-interest method is no longer allowed. SFAS No. 142 requires that upon adoption, amortization of goodwill will cease and instead, the carrying value of goodwill will be evaluated for impairment on an annual basis. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. All acquisitions listed in Note 3 are recorded as purchases.

NOTE 3 - INTANGIBLE ASSETS AND ACQUISITIONS

         Goodwill is recorded when the consideration paid for acquisitions exceeds the fair value of net tangible and intangible assets acquired. Reviews will be regularly performed to determine whether facts or circumstances exist which indicate that the carrying values of assets are impaired. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. No impairment has been indicated to date.

         In accordance with the Company's business plan to become a leading steel fabrication and specialty fabrication company, the Company formed three wholly-owned subsidiaries to be used as vehicles for the acquisition of existing steel fabrication companies and to acquire specific assets of existing steel fabrication companies.

ACQUISITION OF REDHAWK INDUSTRIES, LLC ASSETS

         On October, 15, 2001, the Company formed a wholly-owned subsidiary to purchase certain inventory and equipment of Redhawk Industries, LLC, a steel fabrication company. The asset purchase was completed on November 20, 2001. The purchase price was $450,000, including $50,000 of cash and 400,000 shares of common stock valued at $1.00 per share. In addition, the Company incurred acquisition costs of $26,600, which were paid in cash. The fair value of the purchased assets exceeded the purchase price resulting in the subsidiary recording the assets ratably reduced to the actual purchase price of the assets.

ACQUISITION OF EXCALIBUR STEEL, INC.

         On October 22, 2001, the Company formed a second wholly-owned subsidiary to purchase all of the common stock of another different steel fabrication company. A simultaneous merger agreement was negotiated between the wholly-owned subsidiary and Excalibur Steel, Inc., a Sand Springs, Oklahoma steel fabricator, whereby the subsidiary company would be the surviving entity of the merger. The consolidated income statement includes the operations of Excalibur Steel, Inc. from November 27, 2001 (date of acquisition) to December 31, 2001.

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 3 - INTANGIBLE ASSETS AND ACQUISITIONS (CONTINUED)

         The acquisition was recorded as a purchase. The purchase price was $2,150,000, including promissory notes totaling $650,000, and 1,500,000 shares of common stock valued at $1.00 per share. The Company also incurred acquisition costs of $289,314, which is comprised of $134,314 in cash and 155,000 shares of common stock valued at $1.00 per share. The value of the common shares issued was determined through negotiations between the two parties, as there was no public market for the shares at the time of the acquisition.

         The value of these combined payments exceeded the estimated fair value of the acquired company by $2,318,625, which is reflected as goodwill on the consolidated balance sheet. The subsidiary has recorded the assets and liabilities of the acquired company at their estimated fair value. The difference in the acquired company's historical cost and the fair value will give rise to a timing difference for income tax purposes. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

            Current assets                                  $     687,794
            Property and equipment                                333,716
            Other assets                                            3,000
            Goodwill                                            2,318,625
                                                            --------------
                    Total assets acquired                       3,343,135
                                                            --------------
            Accounts payable and accruals                        (510,169)
            Notes payable                                        (393,652)
                                                            --------------
                    Total liabilities assumed                    (903,821)
                                                            --------------
                            Net assets acquired             $   2,439,314
                                                            ==============

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 3 - INTANGIBLE ASSETS AND ACQUISITIONS (CONTINUED)

ACQUISITION OF AERO WELD, INC.

         On November 20, 2001, the Company formed a third wholly-owned subsidiary (Excalibur Aerospace, Inc.) to purchase substantially all of the assets other than real property of Aero Weld, Inc., a Broken Arrow, Oklahoma steel fabrication company. The closing date of the acquisition was November 20, 2001 and the subsidiary's operations are included in the consolidated balance sheet from the acquisition date to December 31, 2001. The purchase price, as amended on December 30, 2001, was $5,468,688 , including $1,250,000 of cash, promissory notes totaling $3,218,388 and 1,000,000 shares of common stock valued at $1.00 per share. The Company also incurred acquisition costs totaling $35,010, which were paid in cash. The promissory notes contained provisions delaying the accrual of interest. Accordingly, the promissory notes payable have been discounted by $66,372 in the aggregate, based on their stated interest rates to account for the interest-free periods. The value of the common shares issued was determined through negotiations between the two parties, as there was no public market for the shares at the time of the acquisition. The combined payments and discounts exceeded the estimated fair value of the net assets purchased by $794,790. This amount is reflected in the financial statements as goodwill. The following table summarizes the estimated fair values of the assets acquired at the date of acquisition:

                Current assets                                   $   1,872,886
                Property and equipment                               2,769,350
                Goodwill                                               794,790
                                                                 --------------
                        Net assets acquired                      $   5,437,026
                                                                 ==============

         Excalibur Aerospace also entered into a monthly consulting agreement with the seller, whereby the seller would be paid a monthly consulting fee of $41,667, beginning March 18, 2002 and ending March 17, 2007.

         During December 2001 and January 2002, the seller paid certain expenses totaling $544,614 which were determined to be obligations of Excalibur. The Company in turn issued two promissory notes in the amounts of $342,285 and $202,329 representing the December 2001 and January 2002 expenses, respectively. The $342,285 note representing the 2001 obligations is reflected on the December 31, 2001 balance sheet in long-term debt.

         Conversely, during the same period, Excalibur Aerospace paid expenses totaling $246,164 on behalf of the seller. The Company believes that $185,641 of these payments should have been included on the November 20, 2001 accounts payable listing purchased by Excalibur. Accordingly, the Company recorded a related party receivable from the seller in the amount of $185,641 on the balance sheet at December 31, 2001. Management believes that a right of offset exists between the receivable and the promissory notes payable to the seller in the event that the receivable is not collected.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment at December 31, 2001 is summarized as follows:

                Shop equipment                                   $  2,107,417
                Training equipment/designs                          1,174,000
                Vehicles                                              247,752
                Office equipment                                       45,160
                                                                 -------------
                                                                    3,574,329
                Less accumulated depreciation
                  and amortization                                    (31,424)
                                                                 -------------
                                                                 $  3,542,905
                                                                 =============

         Depreciation and amortization expense for the period ended December 31, 2001 was $31,424.

                   EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 5 - LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 2001:

               Bank line of credit, interest payable monthly at the 4%. The current line provides for borrowings of up to $600,000 and matures November 7, 2002. The line is collateralized by a
                  certificate of deposit owned by a stockholder and the personal
                  guarantees of officers of the Company.                                 $   600,000

               Term note payable to an individual, interest at 7% with a
                  maturity date of September 30, 2002.                                        10,000

               Term note payable to an insurance company at 10.65% interest per annum, maturing September 12, 2002, with monthly payments of
                  $1,094.                                                                      9,846

               Term note payable to an individual stockholder of the company at
                  7% interest per annum, original maturity date December 1,
                  2001. This note was converted into shares of the Company's
                  common stock on February 28, 2002.                                          48,500

               Term note payable to an individual stockholder of the company at
                  7% interest per annum, maturing April 10, 2002. The
                  outstanding principal balance of this note was converted into
                  shares of the Company's common stock on February 28, 2002.                  19,500

               Eight term notes issued as a result of acquisition to current stockholders at 6% interest per annum, maturing at dates
                  ranging from February 27, 2002 to November 27, 2002. Notes totaling $500,000 have been personally guaranteed by officers
                  of the Company.                                                            650,000

               Term note payable to an individual stockholder of the company at
                  8% interest per annum, maturing March 18, 2002.                            100,000

               Term notes issued as a result of acquisition to a corporation at
                  Wall Street Journal published prime plus 2% (7% at December
                  31, 2001) interest per annum, maturing at September 18, 2003 with monthly principal payments of $17,506 per month plus
                  accrued interest.                                                          300,000

               Term notes issued as a result of acquisition to a corporation at
                  Wall Street Journal published prime plus 2% (7% at December
                  31, 2001) interest per annum, maturing at March 18, 2007 with monthly principal payments of $10,321 per month plus accrued interest. This note is personally guaranteed by officers of
                  the Company.                                                             1,210,018

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 5 - LONG-TERM DEBT (CONTINUED)

               Term notes issued as a result of acquisition to a corporation at
                  7.5% interest per annum, commencing on February 28, 2002 and maturing January 28, 2008, with 72 monthly payments of $21,478 per month and a final payment of all unpaid principal and
                  accrued interest.                                                        1,217,680

               Term notes issued as a result of acquisition to a corporation at
                  Wall Street Journal published prime plus 2% (7% at December
                  31, 2001) interest per annum, maturing at September 18, 2003 with monthly principal payments of $24,890 per month plus
                  accrued interest.
                                                                                             429,888

               Term note payable to a bank at 10% interest per annum, maturing
                  March 26, 2005 with monthly payments of $934 per month. The
                  note is collateralized by certain shop equipment.                           30,968

               Term notes issued as a result of acquisition to a corporation at
                  7.5% interest per annum, maturing on June 1, 2002.
                                                                                             342,721
                                                                                         ------------
                                                                                           4,969,121
               Current Portion of Long Term Debt                                          (2,364,123)
                                                                                         ------------
               Long Term Debt                                                            $ 2,604,998
                                                                                         ============

         Aggregate principal maturities of long-term debt are as follows:

                     YEAR ENDING
                    DECEMBER 31:
                    ------------
                        2002              $2,364,123
                        2003                 614,666
                        2004                 280,522
                        2005                 291,407
                        2006                 309,610
                     Thereafter            1,108,793
                                          -----------

                                          $4,969,121
                                          ===========

         Interest expense for 2001 totaled $41,051.

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 6 - STOCKHOLDERS' EQUITY

     The authorized capital stock of Excalibur Holdings, Inc. consists of 50,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of $0.001 Preferred Stock. The common shares are restricted by the Company's or its existing shareholders' first right of refusal to purchase the shares. On November 7, 2001, the Company changed the par value of its common shares from $0.01 to $0.001.

NOTE 7 - MANDATORILY REDEEMABLE PREFERRED STOCK

     On December 17, 2001, the Company closed the sale of 1,000,000 shares of the Company's Series A Convertible Preferred Stock, $0.001 par value, for $750,000. The dividend rate is a non-cumulative rate of 8% per annum. The liquidation preference has a 10% per annum price over the original sales price of the preferred stock. Each share of the Series A Convertible Preferred Stock is convertible at the option of the holder thereof at any time into shares of Common Stock of the Company, par value $0.001, for one share of Common Stock. Voting rights of the Preferred shareholders shall be treated as if converted. Certain operations of the Company or the value at which Common Stock is traded may accelerate the conversion but not longer than a five year period. If in 2006, the Company's EBITDA does not exceed $5,000,000, then the Company is obligated to redeem the Series A Preferred Stock.

NOTE 8 - LOSS PER COMMON SHARE

     The computation of basic and dilutive loss per common share for the period ended December 31, 2001 was as follows:

Net income (loss) attributable to common shares              $(1,513,104)
                                                             ============

Weighted average common shares outstanding                     3,958,000
                                                             ============

Basic and diluted income  (loss) per common share            $     (0.38)
                                                             ============

     The outstanding convertible preferred stock, common stock options, and common stock warrants were not included in the computation of diluted loss per share because the effect of their inclusion would have been antidilutive.

NOTE 9 - BENEFIT PLANS

     In October 2000, Excalibur Steel, Inc. instituted a SIMPLE IRA plan covering substantially all employees. Any full-time employee who had completed 90 days of service was eligible to participate in the plan. The Company's funding policy was to make matching contributions to each participant's contribution up to three percent of the participant's compensation. The Company contributed $9,634 to the plan for the period November 20, 2001 (acquisition date) to December 31, 2001. The plan was terminated effective January 1, 2002.

     Excalibur Aerospace, Inc. sponsors a 401(k) profit sharing plan covering substantially all employees. Company contributions are made at the discretion of management. No contributions to the plan were made by the Company for the period November 27, 2001 (acquisition date) through December 31, 2001.

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 10 - STOCK OPTIONS AND WARRANTS


     Under the Company's 2001 Stock Option Plan (the "Plan") approved by shareholders, options may be granted to employees, officers, directors, consultants, and independent contractors. The Company has reserved 2,000,000 shares of common stock for the Plan. The grant date, number of shares, terms of exercise, expiration date, and exercise price are determined by the Board of Directors (or a board-appointed option plan committee). However, the exercise price of an incentive stock option may be no less than the market value of the Company's common stock on the grant date and in no event shall an option be exercisable after the expiration of ten years from the date of grant.

     During 2001, the Company's Board of Directors granted incentive stock options to purchase a total of 740,000 shares of the Company's common stock to certain key employees under the 2001 Stock Option Plan. The options vest and become exercisable over a three-year period. Exercise prices for the options range from $0.90 to $1.00 per share. The options expire ten (10) years from the date granted.

     Pursuant to a November 27, 2001 Purchase Option Agreement, the Company granted stock options to an officer to purchase a total of 500,000 shares of the Company's common stock at an exercise price of $0.90 per share. The options vest and become exercisable over a three year period and expire on the earlier of thirty days after the expiration of the officer's employment agreement or on the fifth anniversary of the effective date of the agreement. None of the options had vested as of December 31, 2001.

     During 2001, the Company granted warrants to purchase 670,000 shares of common stock and 650,000 shares of Series A preferred stock on a one-for-one basis at purchase prices ranging from $0.05 to $1.20 per share. The warrants vested at the date of grant. In December 2001, 600,000 common stock warrants were exercised to reduce by $30,000 the balance of a promissory note payable to the individual who exercised the warrants.

     Summary information with respect to the stock options and warrants is summarized below:

                                                        WEIGHTED-AVERAGE
                                             SHARES      EXERCISE PRICE
                                            ---------   ----------------

Options granted in 2001                     1,240,000        $0.91
Options exercised in 2001                          --
                                           ----------
Options outstanding, December 31, 2001      1,240,000        $0.91
                                           ==========

Warrants granted in 2001                    1,320,000        $0.56
Warrants exercised in 2001                   (600,000)       $0.05
                                           ----------
Warrants outstanding, December 31, 2001       720,000        $0.98
                                           ==========

Options exercisable, December 31,2001      $       --        $  --
Warrants exercisable, December 31,2001        720,000        $0.98

                   EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 10 - STOCK OPTIONS AND WARRANTS (CONTINUED)


     The following table summarizes information about stock options outstanding and exercisable at December 31, 2001:

          Range of exercise prices                          $0.90 to $1.00
          Options outstanding                                    1,240,000
          Options exercisable                                           --
          Weighted average remaining contractual life           7.05 years
          Weighted average exercise price:
             Options outstanding                            $         0.91
             Options exercisable                            $           --

     The Company has elected to use the intrinsic value based method of Accounting Principles Board Opinion No. 25, as allowed under Statement of Financial Accounting Standards (SFAS) No. 123 "Accounting for Stock-Based Compensation" to account for its employee stock-based compensation plan. No compensation expense was recognized for the stock options in 2001, as the exercise price was equal to the market value of the underlying shares at the measurement date. If compensation expense had been recorded using the accounting method recommended by SFAS 123, net loss for 2001 would have been increased by $139,642. The fair value of stock options granted in 2001 was estimated on the date of grant using the Black-Scholes option-pricing model. The weighted average fair value and related assumptions were as follows:

          Weighted average fair value                          $      0.11
          Weighted average expected volatility                       29.03%
          Weighted average risk free interest rate                    4.74%
          Weighted average expected lives                       7.18 years


NOTE 11 - CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables with domestic and foreign customers.

     Historically, two customers have accounted for 80% of the subsidiaries' sales. At December 31, 2001, these same two customers accounted for 29% of the Company's trade accounts receivable balance. While foreign customers have historically only accounted for about 5% of the Company's sales, one foreign customer accounted for 59% of the Company's trade accounts receivable balance at December 31, 2001.

     While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

NOTE 12 - RELATED PARTY TRANSACTIONS

     The Company leases its Broken Arrow, Oklahoma facility from a shareholder. The lease calls for monthly payments of $11,400 and expires on March, 31, 2004. Rental expense on this lease amounted to $14,872 for the period ending December 31, 2001.

     During 2001, 100,000 shares of common stock, valued at par, were issued to an officer of the Company in exchange for consulting services.

     During 2001, the Company received $198,000 in cash loans from stockholders. At December 31, 2001, the total amount of notes payable to stockholders resulting from cash loans and asset acquisitions was $4,348,307.

                    EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 12 - RELATED PARTY TRANSACTIONS (CONTINUED)


     The December 31, 2001 balance sheet includes a receivable from an officer of $32,299. The receivable pertains to a promissory note that was recorded on the books of Excalibur Steel, Inc., prior to its acquisition by the Company. The note is to be paid off by the officer in 2002.

     The Company leases its Tulsa operating facility from a stockholder. The lease renews on a month-to-month basis, with current monthly lease payments of $6,000.

NOTE 13 - INCOME TAXES

     The Company has incurred net operating losses since inception and has a net operating loss carryforward of approximately $1,500,000 at December 31, 2001, expiring in years beginning in 2021. As of December 31, 2001, the Company had a net deferred tax asset of $549,590. A valuation allowance has been recognized to fully offset this asset due to the uncertainty of realizing the future benefit in accordance with the provisions of FASB Statement No. 109, "Accounting for Income Taxes". The Company continually reviews the adequacy of the allowance and will recognize the tax benefits of these assets only as assessment indicates that it is more likely than not that the benefits will be realized.

     Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001:

          Deferred tax asset:
             Net operating loss carryforward              $ 580,610
             Valuation allowance                           (549,590)
                                                          ----------
                                                             31,020
                                                          ----------

          Deferred tax liabilities:
             Book-to-tax differences:
                Accumulated amortization of goodwill          5,881
                Accumulated depreciation                     25,139
                                                          ----------
                                                             31,020
                                                          ----------

          Net deferred tax asset                          $     --
                                                          ==========

          Net increase in valuation allowance             $ 549,590
                                                          ==========

     Deferred taxes reflect a combined federal and state tax rate of approximately 40%. A reconciliation between the amount of federal and state income taxes, based on a forty percent (40%) tax rate, and the effective amount of income taxes charged to operations is as follows:

          Statutory federal income taxes (refund)         $(565,424)
          Book-to-tax differences:
             Temporary differences                           31,020
             Permanent differences                          (15,186)
          Valuation allowance                               549,590
                                                          ----------
          Effective income taxes                          $      --
                                                          ==========

                   EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 14 - COMMITMENTS AND CONTINGENCIES

     The Company leases its Tulsa, Broken Arrow, and Sand Springs offices and manufacturing facilities and certain equipment under noncancelable operating leases, which expire on various dates through 2007.

     At December 31, 2001 future lease commitments total $1,092,032, as follows:

                     YEAR ENDING
                     DECEMBER 31
                     -----------
                         2002                   $  371,832
                         2003                      284,792
                         2004                      113,352
                         2005                      107,352
                         2006                      107,352
                      Thereafter                   107,352
                                                ----------
                                                $1,092,032
                                                ==========

     The lease for the Company's Sand Springs, Oklahoma facility contains an option to renew for five-year periods, not to exceed fifteen years from November 1, 2000.

     Rental expense for all leases amounted to approximately $23,848 for the period ended December 31, 2001.

     On November 21, 2001, a wrongful termination suit was filed against one of the Company's subsidiaries. Management believes that the claims are without merit and is aggressively defending its position. Management further believes that any losses resulting from this matter would not have a material effect on the financial position of the Company. Accordingly, no provision for any contingent liabilities that may result has been made in the financial statements.

NOTE 15 - SEGMENT INFORMATION

     Segment information has been prepared in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information." Segments were determined based on each subsidiary's operations within the group. Each subsidiary has individual capabilities in steel fabrication and unique customers to which each sells its manufactured products. Accounting policies of the segments are the same as those described in the summary of significant accounting policies. Performance of the segments is evaluated on the operating income before income taxes, excluding reorganization and restructuring charges, unusual gains and losses, and interest expense. Excalibur accounts for intersegment sales and transfers as if the sales or transfers were to third parties at current market prices. During the period presented, no intersegment sales were consummated.

                   EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 15 - SEGMENT INFORMATION (CONTINUED)

     Excalibur's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. Most of the businesses were acquired as a unit, and the management at the time of the acquisition was retained. Information on the Company's business segments for the period ended December 31, 2001 was as follows:

          SALES
             Excalibur Steel                              $   491,333
             Excalibur Services                                 8,151
             Excalibur Aerospace                              305,491
                                                          ------------
                TOTAL SALES                               $   804,975
                                                          ============

          OPERATING PROFIT (LOSS)
             Excalibur Steel                              $  (364,693)
             Excalibur Services                              (131,317)
             Excalibur Aerospace                             (352,086)
                                                          ------------
                SUBTOTAL                                     (848,096)
             General corporate expenses                      (624,977)
                                                          ------------
                TOTAL OPERATING PROFIT (LOSS)             $(1,472,073)
                                                          ============

          DEPRECIATION AND AMORTIZATION
             Excalibur Steel                              $     4,829
             Excalibur Services                                 5,147
             Excalibur Aerospace                               21,448
                                                          ------------
                TOTAL DEPRECIATION AND AMORTIZATION       $    31,424
                                                          ============

          IDENTIFIABLE ASSETS
             Excalibur Steel                              $   667,286
             Excalibur Services                               529,890
             Excalibur Aerospace                            4,763,570
                                                          ------------
                SUBTOTAL                                    5,970,746
             General corporate assets                          19,587
                                                          ------------
                TOTAL ASSETS                              $ 5,990,333
                                                          ============

         Included in general corporate expenses are professional fees, corporate executive salaries and related payroll costs, general insurance and other corporate expenses management has not deemed allocable to the individual operating units.

GEOGRAPHIC AREA INFORMATION

     Sales are attributed to the United States and to all foreign countries based on customer location (region of sale) and not on the geographic location from which goods were shipped (region of manufacture). Revenues from external customers attributable to an individual country, other than the United States were not material for disclosure. All locations of operations and facilities are within the United States. There were no significant sales to foreign customers for the period ended December 31, 2001.

                   EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 16 - SUBSEQUENT EVENTS

     Effective March 21, 2002, the Board of Directors established and authorized the sale of 1,200,000 shares of the Company's Series B Convertible Preferred Stock, $0.001 par value, at a purchase price of $1.25 per share and warrants to purchase up to 360,000 shares of the Company's common stock at an exercise price of $1.35 per share. On March 22 and April 4, 2002, the Company issued a total of 806,000 shares of its Series B Preferred Stock. The Company also issued warrants to purchase up to 60,000 shares of common stock at an exercise price of $1.50 per share to its placement agent.

     On March 29, 2002, the Company acquired Shumate Machine Works, Inc. ("Shumate") of Magnolia, Texas, as a means of expanding its metal fabrication operations into the petrochemical industry and to diversify its customer base. The Company accounted for this acquisition using the purchase method of accounting. The aggregate purchase price was $2,225,000, including $250,000 in cash, $250,000 in promissory notes and 1,150,000 shares of its common stock valued at $1,725,000. In addition, the Company incurred acquisition costs totaling $307,805, of which $216,832, were paid in cash and $90,973 are to be paid with shares of common stock. The purchase price was determined based primarily on past and projected earnings of Shumate. The fair value of the common stock issued was estimated based on the purchase price of contemporaneous common stock equivalent issuances. An additional agreement was signed on March 29, 2002 for an incentive based program that creates a contingency for another 250,000 shares to be issued should certain performance goals be achieved by the former shareholders of Shumate.

     The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the acquisition had occurred at the beginning of the period presented. The pro forma amounts are based upon certain assumptions and estimates which management believes are reasonable. The pro forma results may not be indicative of the results that would have occurred if the acquisition had been effective on the date indicated or of the results that may be obtained in the future.

                                                 INCEPTION TO
                                                 DECEMBER 31,
                                                     2001
                                                 ------------
               Revenue                           $ 1,870,105
               Net Loss                          $(1,407,390)
               Net Loss per Share                $     (0.28)

     On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Global Realty Management Group, Inc., a Florida corporation ("GRMG"), merged with and into the Company. As a result of the merger, each outstanding share of the Company's common stock was converted into one (1) share of GRMG common stock, each outstanding share of the Company's Series A Preferred Stock was converted into one (1) share of GRMG Series A Preferred Stock, each outstanding share of the Company's Series B Preferred Stock was converted into one (1) share of GRMG Series B Preferred Stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of the Company, making the Company a wholly owned subsidiary of GRMG. In total, GRMG issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock, and 806,000 shares of Series B preferred stock to the Company's shareholders pursuant to the merger. The shareholders of the Company received approximately 91% of the total outstanding shares of Global Realty Management Group, Inc. Each share of Series A and Series B preferred stock are convertible into one (1) share of GRMG common stock. GRMG intends to amend its articles of incorporation to change its name to "Excalibur Industries, Inc."

     Since the stockholders of Excalibur Holdings owned approximately 91% of the outstanding shares of GRMG after giving effect to the merger, and since GRMG was a development stage company with limited operations before the merger, Excalibur Holdings is deemed to be the acquirer for accounting purposes (reverse acquisition), and the transaction has been reflected as a capital transaction in substance, rather than a business combination.

                   EXCALIBUR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 17 - EVENT SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR'S REPORT (UNAUDITED)

     On June 27, 2002, the Company entered into an agreement with TW Consulting, Inc. (formerly Aero Weld, Inc., the seller), whereby certain promissory notes discussed in Note 3 would be paid off, while other promissory notes and expenses paid by the Company on behalf of the seller would be offset against expenses paid by the seller on behalf of the Company. The agreement also amends the consulting agreement disclosed in Note 3 and provides for a lease agreement with the seller for the Broken Arrow, Oklahoma operating facility.

     Pursuant to this agreement, promissory notes in the principal amounts of $342,285 and $202,329 were paid off by the Company along with accrued interest of $15,481. Promissory notes in the original amounts of $429,888 and $300,000 were combined, with credit given for $39,751 in principal payments made by the Company. The remaining principal balance of $690,137 was offset by $246,164 of expenses paid by the Company on behalf of the seller to arrive at a new promissory note in the amount of $443,973. The new promissory note is secured by certain assets of the Company and calls for monthly principal and interest payments of $6,392, commencing on July 1, 2003. The note bears interest at 7.5% per annum and matures on June 1, 2008.

     Further pursuant to this agreement, the monthly consulting fee to be paid to the seller is to be based upon gross revenues generated by Excalibur Aerospace, with a maximum fee of $65,000 per month. The agreement expires March 31, 2012. The maximum aggregate amount the Company would pay the seller under the agreement is $2,500,000.

     Additionally, the Company entered into an agreement to lease the Broken Arrow, Oklahoma operating facility from the seller for two years at $8,000 per month.


                            EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

                                CONDENSED CONSOLIDATED BALANCE SHEET
                                            (UNAUDITED)

                                               ASSETS
                                               ------

                                                                                   SEPTEMBER 30, 2002
                                                                                     -------------
CURRENT ASSETS
         Cash                                                                        $    130,381
         Accounts Receivable-Trade (net)                                                1,508,031
         Accounts Receivable-Stockholders                                                 239,187
         Inventory                                                                      1,787,770
         Other Current Assets                                                             325,534
                                                                                     -------------
                  TOTAL CURRENT ASSETS                                                  3,990,903

PROPERTY, PLANT, AND EQUIPMENT, NET                                                     6,499,978
GOODWILL                                                                                3,120,915
OTHER ASSETS                                                                              137,840
                                                                                     -------------
                  TOTAL ASSETS                                                       $ 13,749,636
                                                                                     =============
                                LIABILITIES AND STOCKHOLDERS' EQUITY
                                ------------------------------------

CURRENT LIABILITIES
         Accounts Payable                                                            $  1,947,114
         Current Portion of Notes Payable                                               2,862,006
         Current Portion of Capital Lease Obligations                                     107,660
         Stockholders Notes Payable                                                       496,809
         Accrued Expenses                                                                 408,884
                                                                                     -------------
                  TOTAL CURRENT LIABILITIES                                             5,822,473

LONG TERM DEBT, NET OF CURRENT PORTION                                                  4,405,682
CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION                                         292,462
                                                                                     -------------
                  TOTAL LIABILITIES                                                    10,520,617
                                                                                     -------------
STOCKHOLDERS' EQUITY
         Preferred Stock, par value $.001 per share; 10,000,000 shares authorized,
                  no shares issued or outstanding at September 30, 2002                        --
         Common Stock, par value $.001 per share; 50,000,000 shares authorized,
                  14,642,436 shares issued and outstanding at September 30, 2002           14,642
         Additional paid-in capital                                                     7,399,790
         Retained Earnings (Deficit)                                                   (4,185,413)
                                                                                     -------------
                  TOTAL STOCKHOLDERS' EQUITY                                            3,229,019
                                                                                     -------------
                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 13,749,636
                                                                                     =============


Accompanying notes are an integral part of the unaudited condensed consolidated financial statements.


                                               F-27


                                             EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES
                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                             (UNAUDITED)

                                                      THREE MONTHS ENDED                           NINE MONTHS ENDED
                                                        SEPTEMBER 30,                                 SEPTEMBER 30,
                                        --------------------------------------------   ---------------------------------------------
                                            2002           2001            2001             2002           2001            2001
                                         (EXCALIBUR       (AERO         (EXCALIBUR      (EXCALIBUR        (AERO         (EXCALIBUR
                                         INDUSTRIES)       WELD          HOLDINGS)      INDUSTRIES)       WELD)          HOLDINGS)
                                        ------------   -------------   -------------   -------------   -------------   -------------
REVENUES                                $  2,778,055   $  2,483,876    $         --    $ 10,677,247    $  7,249,291    $         --

COST OF SALES                              2,581,018      1,775,363              --       8,824,022       4,329,654              --
                                        -------------  -------------   -------------   -------------   -------------   -------------
GROSS PROFIT                                 197,037        708,513              --       1,853,225       2,919,637              --

SELLING, GENERAL & ADMINISTRATIVE
   EXPENSES                                1,249,232        355,322          41,785       3,385,916       1,090,691          41,785
                                        -------------  -------------   -------------   -------------   -------------   -------------
OPERATING INCOME (LOSS)                   (1,052,195)       353,191         (41,785)     (1,532,691)      1,828,946         (41,785)

OTHER INCOME (EXPENSE)
Interest Expense                            (140,490)        (4,086)             --        (391,510)        (15,370)             --
Other, net                                         1         30,238              --          17,766          42,985              --
                                        -------------  -------------   -------------   -------------   -------------   -------------
NET INCOME (LOSS) BEFORE PRIOR
   PERIOD ADJUSTMENT                    $ (1,192,684)  $    379,343    $    (41,785)   $ (1,906,435)   $  1,856,561    $    (41,785)

PRIOR PERIOD ADJUSTMENT - NOTE 2                  --             --              --        (765,875)             --              --
                                        -------------  -------------   -------------   -------------   -------------   -------------
NET INCOME (LOSS)                       $ (1,192,684)  $    379,343    $    (41,785)   $ (2,672,310)   $  1,856,561    $    (41,785)
                                        =============  =============   =============   =============   =============   =============
WEIGHTED-AVERAGE COMMON SHARES
   OUTSTANDING                            14,709,103        100,000         100,000      12,950,775         100,000         100,000
                                        =============  =============   =============   =============   =============   =============
BASIC AND FULLY DILUTED
   EARNINGS (LOSS) BEFORE PRIOR         $       (.08)  $       3.79    $       (.41)   $       (.15)   $      18.56    $       (.41)
                                        =============  =============   =============   =============   =============   =============
PERIOD ADJUSTMENT PER SHARE

PRIOR PERIOD ADJUSTMENT PER SHARE                 --             --              --    $       (.06)             --              --
                                        =============  =============   =============   =============   =============   =============
BASIC AND FULLY DILUTED
   EARNINGS (LOSS) PER SHARE            $       (.08)  $       3.79    $       (.41)   $       (.21)   $      18.56    $       (.41)
                                        =============  =============   =============   =============   =============   =============


               Accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

                                                                F-28


                                         EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

                                       CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                                         (UNAUDITED)

                                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                                                                     2002          2001          2001
                                                                                  (EXCALIBUR      (AERO        (EXCALIBUR
                                                                                  INDUSTRIES)      WELD)        HOLDINGS)
                                                                                 ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

     NET INCOME (LOSS)                                                           $(2,672,310)   $ 1,856,021    $   (41,785)
                                                                                 ------------   ------------   ------------
     Adjustments to reconcile net income (loss) to net cash provided by operating activities
      Depreciation                                                                   448,862         90,000             --
      Common stock bonuses                                                            48,500             --             --
      Common stock issued in exchange for services                                    17,015             --             --
      Common stock issued for services relating to acquisition of public shell       620,804             --             --
      Common stock issued as interest on promissory note                               2,774             --             --
      Gain (loss) from sale of assets                                                     --        (28,125)            --
      (Increase) decrease in accounts receivable                                      18,034       (401,019)            --
      (Increase) decrease in receivables from shareholders                           (50,268)        13,920             --
      (Increase) decrease in inventories                                            (423,750)       145,104             --
      (Increase) decrease in other assets                                           (423,207)            --             --
      Increase (decrease) in cash overdrafts                                        (270,044)            --             --
      Increase (decrease) in accounts payable and accrued liabilities                350,857       (121,557)            --
                                                                                 ------------   ------------   ------------
      Total Adjustments                                                              339,577       (391,677)       (41,785)
                                                                                 ------------   ------------   ------------
                  NET CASH FROM (USED FOR) OPERATING ACTIVITIES                   (2,332,733)     1,554,343        (41,785)
                                                                                 ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of fixed assets                                                      (749,989)      (316,607)            --
     Acquisition of Shumate Machine Works, net of cash acquired                      (26,314)            --             --
     Proceeds from sale of equipment                                                      --         84,500             --
                                                                                 ------------   ------------   ------------
                  NET CASH USED FOR INVESTING ACTIVITIES                            (776,304)      (227,107)            --
                                                                                 ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable                                                   6,941,000             --         88,993
     Payments on notes payable and capital lease obligations                      (5,444,331)       (84,082)            --
     Proceeds from notes payable - shareholders                                      496,809             --             --
     Issuance of preferred stock (Series B)                                        1,007,500             --             --
     Issuance of common stock                                                        250,000             --          2,000
     Dividends                                                                            --     (1,762,718)            --
     Cost of raising capital                                                         (78,816)            --             --
                                                                                 ------------   ------------   ------------
                  NET CASH FROM (USED FOR) FINANCING ACTIVITIES                    3,172,162     (1,846,800)        90,993
                                                                                 ------------   ------------   ------------
                  NET INCREASE (DECREASE) IN CASH                                     63,125       (569,564)        49,207

CASH AT BEGINNING OF PERIOD                                                           67,256        676,618             --
                                                                                 ------------   ------------   ------------
                  CASH AT END OF PERIOD                                          $   130,381    $   107,055    $    49,207
                                                                                 ============   ============   ============

            Accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

                                                            F-29

SUPPLEMENTAL DISCLOSURES:

Issuance of Common Stock to acquire Shumate Machine Works             $1,725,000
Conversion of preferred stock to common stock                         $1,757,500
Debt issued to acquire Shumate Machine Works                            $250,000
Accrued acquisition costs of Shumate Machine Works                       $90,973
Recapitalization costs to acquire Global Realty Management Group         $18,684
Debt converted into equity                                               $48,500
Net Book Value of Assets Sold                                                              $56,675

CASH PAID DURING THE PERIOD FOR INTEREST                                $391,510           $40,345




Accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

                                        F-30


                   EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

         The accompanying unaudited consolidated condensed financial statements of Excalibur Industries, Inc. (the "Company") have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments which are of a normal recurring nature and necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. All significant intercompany accounts have been eliminated in the consolidation. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

         These consolidated financial statements are unaudited and should be read in conjunction with the audited financial statements included in the Company's Amendment No. 3 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission.

REVENUE RECOGNITION

         Revenue is generally recognized upon shipment of the completed job, at which time title passes to the customer. Revenue from fixed-price, long-term contracts is recognized using the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost at completion for each contract. There were no revenues from long-term contracts during the period. This method is used because management considers the "cost to cost" method the most appropriate in the circumstances. Revenues are recorded net of returns, allowances and discounts.

         The Company has a major customer who has verbally requested a bill and hold approach to the Company's manufacture of the customer's product. The customer has maintained a verbal approach to maintaining an open purchase order as to quantity of product to produce each week to alleviate its own production process as well as the lack of storage space. After the manufacture of the product to completion, the customer takes full responsibility for the risk of loss or damage to the product while it is on the Company's premises. Generally the product is stored at the Company's location for two weeks or less. Each week the customer inspects and accepts the product manufactured to its specifications and determines the appropriate amount to be delivered the following week. Since the customer takes full responsibility for its product and the Company simply serves as a storage facility once the product is manufactured and approved, the Company recognizes revenue when the customer inspects and approves the product retained on site. This customer generally pays this billing within ten days to take advantage of credit discounts. The total sales during the period recognized from this bill and hold process was approximately $914,568. No product was being held for the customer at September 30, 2002, as the bill and hold arrangement with this customer was terminated in July 2002

NOTE 2 - REORGANIZATION AND PRIOR PERIOD ADJUSTMENT

         On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of the Company, merged with and into Excalibur Holdings, Inc., a Texas corporation ("Excalibur Holdings"). Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of the Company's common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of the Company's Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of the Company's Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings a wholly-owned subsidiary of the Company. In total, the Company issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of

                   EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)


NOTE 2 - REORGANIZATION AND PRIOR PERIOD ADJUSTMENT (CONTINUED)

Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. In connection with the merger, the Company issued 413,869 shares of common stock to an affiliated party in payment of investment banking services. On May 22, 2002, each share of the Company's Series A and Series B preferred stock automatically converted into one (1) share of the Company's common stock.

         Since the stockholders of Excalibur Holdings owned approximately 91% of the outstanding voting shares of the Company after giving effect to the merger, and since the Company was a development stage company with limited operations before the merger, Excalibur Holdings is deemed to be the acquirer for accounting purposes (reverse acquisition), and the transaction has been reflected as a capital transaction in substance, rather than a business combination. The historical financial statements prior to April 8, 2002 are those of Excalibur Holdings.

         As a result of the accompanying recapitalization, the historical stockholders' equity of Excalibur Holdings prior to the merger will be retroactively restated for the equivalent number of shares received in the merger after giving effect to any difference in par value of the Company's stock and Excalibur Holdings' stock by an offset to capital in the amount of $18,684. In addition, the Company incurred transaction costs associated with Excalibur Holdings' reverse acquisition of the Company of $720,804.

         The Company had originally recorded the transaction as a business combination. As a result of reflecting the transaction as a capital transaction rather than a business combination, certain adjustments were recorded as expenses rather than reductions in paid in capital. This adjustment is reflected as a prior period adjustment in the financial information since the transaction was reported in the second quarter ended June 30, 2002. There is no income tax effect to this transaction as the Company has incurred losses since inception.

         On June 10, 2002, the Company reincorporated under the laws of the State of Delaware from the State of Florida pursuant to a merger with a newly formed Delaware corporation. Under the terms of this reincorporation merger, the Company changed its name from "Global Realty Management Group, Inc." to "Excalibur Industries, Inc."

NOTE 3 - INCOME TAXES

         The Company utilizes Statement of Financial Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities.

NOTE 4 - NET INCOME (LOSS) PER SHARE

         The Company has adopted SFAS No. 128 "Earnings per Share." Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.

                   EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)


NOTE 4 - NET INCOME (LOSS) PER SHARE (CONTINUED)

         The computation of basic and diluted loss per share is as follows:

                                                             NINE MONTHS
                                                                ENDED
                                                          SEPTEMBER 30, 2002
                                                          ------------------

Net Loss                                                     $(2,672,310)
                                                             ============
Weighted Average Common Shares Outstanding                    12,950,775
                                                             ============
Basic and Diluted Loss per Common Share                      $      (.21)
                                                             ============

         The outstanding common stock options and warrants were not included in the computation of diluted loss per share because the effect of their inclusion would be antidilutive.

NOTE 5 - INTANGIBLE ASSETS AND ACQUISITIONS

         Pursuant to the November 20, 2001 acquisition of Aero Weld, Inc. ("Aero Weld"), a consulting agreement was entered into with the seller. The terms of the consulting agreement included a $41,667 monthly payment for sixty months starting March 2002. On June 27, 2002, the Company and the seller amended this agreement from a monthly consulting fee to a performance fee that is based on revenues for that subsidiary company.

                   EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                                   (UNAUDITED)


NOTE 5 - INTANGIBLE ASSETS AND ACQUISITIONS (CONTINUED)

         On March 29, 2002, the Company acquired Shumate Machine Works, Inc. ("Shumate") of Magnolia, Texas, as a means of expanding its metal fabrication operations into the petrochemical industry and to diversify its customer base. The Company accounted for this acquisition under the purchase method of accounting. The aggregate purchase price was $2,225,000, including $250,000 in cash, $250,000 in promissory notes and 1,150,000 shares of its common stock valued at $1,725,000. In addition, the Company incurred acquisition costs totaling $307,805, of which $216,832 were paid in cash and $90,973 are to be paid with shares of common stock. The purchase price was determined based primarily on past and projected earnings of Shumate. The fair value of the common stock issued was estimated based on the purchase price of contemporaneous common stock equivalent issuances. The value of these combined payments exceeded the estimated fair value of the acquired company by $284,556, which is reflected as goodwill on the consolidated balance sheet. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

         Current assets                                  $    976,939
         Property and equipment                             2,655,646
         Other assets                                           2,493
         Goodwill                                             284,556
                                                         -------------
                Total assets acquired                       3,919,934

         Accounts payable and accruals                       (386,609)
         Notes payable                                     (1,000,520)
                                                         -------------
                Total liabilities assumed                  (1,387,129)
                                                         -------------
                Net assets acquired                      $  2,532,805
                                                         =============

         As a result of a continuing valuation process of the Shumate acquisition, the Company has identified certain intangible assets. The result of this valuation has been assigned the balance of goodwill of $285,556 to intangible assets during the period ended September 30, 2002, thereby reducing goodwill to $0 in the allocation of the purchase price.

         An additional agreement was signed on March 29, 2002 for an incentive based program that creates a contingency for another 250,000 shares to be issued should certain performance goals be achieved by the former shareholders of Shumate.

         The unaudited condensed consolidated income statement includes the results of operations for Shumate from March 29, 2002 to September 30, 2002. The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the acquisition had occurred at the beginning of the period presented. The pro forma amounts include adjustments for depreciation and income taxes. The pro forma results may not be indicative of the results that would have occurred if the acquisition had been effective on the date indicated or of the results that may be obtained in the future.

                                                 Nine Months
                                                    Ended
                                              September 30, 2002
                                              ------------------
         Revenue                              $     11,894,203
         Net Loss                             $     (2,493,114)
         Net Loss per Share                   $          (0.20)

                   EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                                   (UNAUDITED)


NOTE 6 - PROPERTY, PLANT, AND EQUIPMENT

         Property, Plant, and Equipment at September 30, 2002 is summarized as follows:

                  Shop Equipment                           $  4,882,994
                  Furniture & Fixtures                          711,069
                  Vehicles                                       81,300
                  Leasehold Improvements                        113,876
                  Equipment Designs                           1,186,025
                  Land                                            5,000
                                                           -------------
                           Total                              6,980,264

                  Less Accumulated Depreciation                (480,286)
                                                           -------------
                  Net Property, Plant, and Equipment       $  6,499,978
                                                           =============

         Depreciation Expense for the nine months ending September 30, 2002 was $448,862.

         Equipment designs represent identifiable intangible assets included in the purchase of Aero Weld and Shumate Machine. These designs and related software required to operate machines for the production of particular products are amortizable over the expected production period of these products. The Company is still evaluation the process by which to amortize these equipment designs.

                   EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                                   (UNAUDITED)


NOTE 7 - NOTES PAYABLE

         Notes Payable consists of the following at September 30, 2002:

Bank Line of Credit. Interest is payable monthly, calculated at the higher of 6% or the Prime Rate plus one percent. The line of credit provides for borrowings of up to $2,500,000 based on an advance rate of 80% of qualified accounts receivable and 50% of qualified inventory. The line of credit has a term of one year, is secured by a first priority security interest in the Company's accounts receivables and inventory and a second priority security
interest in the Company's equipment.                                $ 1,924,144

Bank Term Note. The loan has a term of four years and is secured, along with the Line of Credit, by a first priority security
interest in the Company's accounts receivables, inventory and equipment. The term loan is repayable in 48 monthly installments and the interest rate is calculated as the higher of 6% or Prime
Rate plus one percent.                                                2,408,005

Term notes issued to a corporation as a result of an acquisition of a subsidiary at 7% interest maturing March 18, 2007. Monthly payments are $10,321. This note is personally guaranteed by two
officers of the Company.                                              1,170,557

Term note issued to a corporation as a result of an acquisition of a subsidiary at 7.5% interest with payments commencing
February 28, 2002 and concluding January 28, 2008. Monthly
payments are $21,478.                                                 1,184,384

Term note issued to a corporation as a result of an acquisition of a subsidiary at 7.5% interest with payments commencing July 1,
2003 and concluding June 1, 2008. Monthly payments will be
$8,614.                                                                 443,973

Term note issued to a limited liability company and a term note payable to a bank. Interest rates ranging from 9% to 10%.
Maturities range from December 2002 to March 2005.                       36,625
                                                                    -----------

Total Notes Payable                                                   7,267,688

Current Portion of Notes Payable                                     (2,862,006)
                                                                    -----------

Long Term Portion of Notes Payable                                  $ 4,352,926
                                                                    ===========

Aggregate Principal maturities of notes payable are as follows

                           Year Ending
                           December 31,
                           ------------
                              2002            $119,880
                              2003           2,991,139
                              2004           1,224,562
                              2005             956,927
                              2006             792,478
                              thereafter     1,182,702
                                            ----------
                                            $7,267,688
                                            ==========

                   EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                                   (UNAUDITED)


NOTE 7 - NOTES PAYABLE (CONTINUED)

NOTES PAYABLE - OFFICERS AND DIRECTORS

         Notes Payable to Officers and Directors consists of the following at September 30, 2002:

Two term notes issued to two individual stockholders as a
result of acquisition of a subsidiary at 7% interest with
payments commencing October 28, 2002 and concluding March
28, 2003.  Monthly payments are $50,000.                                250,000

Five term notes payable to five individual stockholders.
Interest rates ranging from 7% to 10%. Maturities range from
November 2002 to September 2003.                                        246,809
                                                                      ----------

Total Notes Payable to Officers and Directors (All Current)           $ 496,809
                                                                      ==========

NOTE 8 - CAPITAL LEASE OBLIGATIONS

Total capital lease obligations collateralized by
         specific pieces of shop or office equipment                  $ 400,122

Current Portion of Capital Leases                                      (107,660)
                                                                      ----------
Long Term Portion of Capital Leases                                   $ 292,462
                                                                      ==========

         Total Future Minimum Lease Payments total $413,341 as follows:

                           Year Ending
                           December 31,
                           ------------
                              2002                $45,385
                              2003                174,516
                              2004                146,590
                              2005                 46,850
                              2006                     --
                                                 --------
                              Total              $413,341
                                                 ========

                   EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                                   (UNAUDITED)


NOTE 9 - STOCKHOLDERS' EQUITY

         On March 29, 2002, pursuant to an agreement to acquire Shumate Machine Works, Inc. (disclosed in Note 5), the Company issued 1,150,000 shares of its common stock valued at $1.50 per share.

         On April 2, 2002, the Company signed an agreement that was amended on June 9, 2002 to engage The Eagle Rock Group, LLC ("Eagle Rock"), a business advisor and consultant. Under the terms of the agreement, Eagle Rock is to assist the Company in increasing revenues through contracts or corporate acquisitions. As part of the consideration for these services, the Company agreed to issue a warrant to purchase up to 1,269,375 shares of the Company's common stock at an exercise price of $1.50 to Eagle Rock, most of which vest upon success criteria defined in the agreement, including a milestone of $13,000,000 in revenues. On September 27, 2002, the Company terminated its agreement with Eagle Rock. As a result, the warrant vested with respect to 169,248 shares, and the balance expired unvested. Compensation expense relating to these warrants for the nine months ended September 30, 2002 was $922.

         On April 4, 2002, the Company closed a private placement of 806,000 shares of its Series B convertible preferred stock at $1.25 per share and warrants to purchase 241,800 shares of its common stock with a strike price of $1.35 and a five-year term. The Company also issued warrants to purchase 60,000 shares of its common stock at an exercise price of $1.50 per share with a five year term to the placement agent of this private offering.

         On May 22, 2002, pursuant to the terms of the Series A convertible preferred stock and the Series B convertible preferred stock, each share of Series A and Series B preferred stock automatically converted into one (1) share of common stock.

         On June 10, 2002, the board of directors of the Company adopted a stock bonus plan to issue 100 shares of common stock to each employee of the Company. On June 11, 2002, the Company issued 24,000 shares pursuant to the plan, valued at $1.50 per share.

         On September 4, 2002, the Company signed an agreement to engage Strategic Growth International, Inc. ("SGI"), a financial and investor relations advisor and consultant. Under the terms of the agreement, SGI is to consult the Company on investor relations aspects of shareholder communications. As part of the consideration for these services, the Company agreed to issue an option to purchase up to 600,000 shares of the Company's common stock at an exercise price of $1.50 to SGI. If the SGI agreement is terminated on March 1, 2003, the Company shall have the right to rescind the option to purchase up to 240,000 shares, unless the Company has successfully concludes an equity financing of $650,000 or more. Compensation expense relating to these warrants for the nine months ended September 30, 2002 was $1,120.

                   EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                                   (UNAUDITED)


NOTE 10 - SEGMENT INFORMATION

         Segment information has been prepared in accordance with Financial Accounting Standards (FASB) Statement of Financial Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information." Segments were determined based on each subsidiary's operations within the group. Each subsidiary has individual capabilities in steel fabrication and unique customers to which each sells its manufactured products. Accounting policies of the segments are the same as those described in the summary of significant accounting policies. Performance of the segments is evaluated on the operating income before income taxes, excluding reorganization and restructuring charges, unusual gains and losses, and interest expense. Excalibur accounts for intersegment sales and transfers as if the sales or transfers were to third parties at current market prices.

         Excalibur's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. Most of the businesses were acquired as a unit, and the management at the time of the acquistion was at eh time of the acquisition was retained. Information on the Company's business segments for the periods ended September was as follows:

                                                   THREE MONTHS    NINE MONTHS
                                                       ENDED          ENDED
                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                                        2002           2002
                                                   -------------   -------------
          REVENUES
                  Excalibur Steel                  $    277,048    $  3,854,905
                           Intersegment revenues        286,346         286,346
                  Excalibur Services                    440,933       1,284,513
                  Excalibur Aerospace                   814,115       2,606,725
                  Shumate Machine Works               1,245,959       2,931,103
                                                   -------------   -------------
                                                   $  3,064,401    $ 10,963,592
                                                   =============   =============
                  Less intersegment revenues           (286,346)       (286,346)
                                                   -------------   -------------
                  Total Consolidated Revenues      $  2,778,055    $ 10,677,246
                                                   =============   =============

                   EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                                   (UNAUDITED)


NOTE 10 - SEGMENT INFORMATION (CONTINUED)
                                                   THREE MONTHS     NINE MONTHS
                                                      ENDED            ENDED
                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                                       2002             2002
                                                   -------------   -------------
         OPERATING PROFIT (LOSS)
                  Excalibur Steel                  $   (583,134)   $   (430,711)
                  Excalibur Services                    (73,886)       (205,615)
                  Excalibur Aerospace                   100,355         225,463
                  Shumate Machine Works                 367,066         939,292
                                                   -------------   -------------
                      SUBTOTAL                         (189,599)        528,429
                  General corporate expenses
                           and prior period adjustment (748,950)     (2,713,349)
                 TOTAL OPERATING
                           PROFIT (LOSS)               (938,549)     (2,141,893)
                  Less intersegment profits            (113,646)       (113,646)
                                                   -------------   -------------
                  TOTAL CONSOLIDATED OPERATING
                           PROFIT (LOSS)           $ (1,052,195)   $ (2,298,566)
                                                   =============   =============
         DEPRECIATION AND AMORTIZATION
                  Excalibur Steel                  $     14,700    $     36,759
                  Excalibur Services                     15,995          46,880
                  Excalibur Aerospace                    65,500         172,740
                  Shumate Machine Works                  91,665         185,398
                                                   -------------   -------------
                      SUBTOTAL                          187,860         441,777
                  General corporate assets                4,785           9,570
                                                   -------------   -------------
                 TOTAL DEPRECIATION
                           AND AMORTIZATION        $    192,645    $    451,347
                                                   =============   =============

                                                  SEPTEMBER 30, 2002
         INDENTIFIABLE ASSETS                     ------------------
                  Excalibur Steel                 $      738,198
                  Excalibur Services                   1,394,853
                  Excalibur Aerospace                  4,317,688
                  Shumate Machine Works                3,977,256
                                                  ---------------
                      SUBTOTAL                        10,427,995
                  General corporate assets               427,701
                                                  ---------------
                      TOTAL ASSETS                $   10,855,056
                  Less intersegment assets               225,336
                                                  ---------------
                      TOTAL ASSETS                $   10,628,720
                                                  ===============

         Included in general corporate expenses are professional fees, corporate executive salaries and related payroll costs, general insurance and other corporate expenses management has not deemed allocable to the individual operating units.

                   EXCALIBUR INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2002
                                   (UNAUDITED)


NOTE 10 - SEGMENT INFORMATION (CONTINUED)

GEOGRAPHIC AREA INFORMATION

         Sales are attributed to the United States and to all foreign countries based on customer location (region of sale) and not on the geographic location from which goods were shipped (region of manufacture). Revenues from external customers attributable to an individual country, other than the United States were not material for disclosure. All location of operations and facilities are within the United States. There were no significant sales to foreign customers for the period ended September 30, 2002.

NOTE 11 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         As of January 1, 2002, the Company adopted Financial Accounting Standards (SFAS) 142 "Goodwill and Other Intangible Assets" and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets" which supercedes SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of." The adoption of these standards had no effect on the Company's financial statements.

         In May 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 145, "Rescission of SFAS Nos. 4, 44, and 64, Amendment of SFAS 13, and Technical Corrections." This statement primarily rescinds and amends certain reporting requirements primarily relating to gains and losses from extinguishments of debt, and accounting for sales-leaseback transactions. The provisions of the statement relating to gains and losses on extinguishment of debt is effective for fiscal years beginning May 15, 2002 and the remaining provisions of the statement are effective for transactions occurring after May 15, 2002. The Company is reviewing the requirements of this standard and does not expect this to have a significant impact on the Company's financial statements.

         In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company is reviewing the requirements of this standard and does not expect this to have a significant impact on the Company's financial statements.

NOTE 12 - SUBSEQUENT EVENTS

         On October 27, 2002, the Company issued a term note in the principal amount of $100,000 to a director of the Company. The note bears interest at the rate of ten percent (10%) per annum and matures on October 27, 2003.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Directors and Shareholders of
Aero Weld, Inc.
Broken Arrow, Oklahoma

         We have audited the balance sheet of Aero Weld, Inc. (an Oklahoma Subchapter S corporation) as of November 20, 2001 and the statements of income, changes in stockholders' equity, and cash flows for the period January 1, 2001 to November 20, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aero Weld, Inc. as of November 20, 2001 and the results of its operations and its cash flows for the period January 1, 2001 to November 20, 2001 in conformity with those accounting principles generally accepted in the United States of America.


                                                    CROSS AND ROBINSON


                                                    /s/ Cross and Robinson

                                                    Certified Public Accountants


Tulsa, Oklahoma
August 2, 2002

                                 AERO WELD, INC.

                                  BALANCE SHEET

                                                                            NOVEMBER 20,
                                                                                2001
                                                                            ------------
                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                 $1,139,715
   Accounts receivable, net of allowance for doubtful accounts of $63,557       867,817
   Receivable from employees, net of allowance for doubtful
      accounts of $45,000                                                         4,113
   Inventory                                                                    784,047
                                                                             ----------
            TOTAL CURRENT ASSETS                                              2,795,692

PROPERTY AND EQUIPMENT, NET - NOTES 3 AND 4                                     847,018
                                                                             ----------


            TOTAL ASSETS                                                     $3,642,710
                                                                             ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                          $  890,108
   Accrued liabilities                                                           84,707
   Current portion of long-term debt - Note 4                                   225,974
                                                                             ----------
            TOTAL CURRENT LIABILITIES                                         1,200,789
                                                                             ----------

LONG-TERM DEBT, NET OF CURRENT PORTION - NOTE 4                                 253,204
                                                                             ----------

STOCKHOLDERS' EQUITY
   Common stock, $1 par value, 10,000 shares authorized; 500 shares
      issued and outstanding                                                        500
   Treasury stock, 250 shares, at cost                                           (5,100)
   Retained earnings                                                          2,193,317
                                                                             ----------
         TOTAL STOCKHOLDERS' EQUITY                                           2,188,717
                                                                             ----------

            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $3,642,710
                                                                             ==========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                                INCOME STATEMENT

                                                              FOR THE PERIOD
                                                              JANUARY 1, 2001
                                                              TO NOVEMBER 20,
                                                                   2001
                                                              ---------------

REVENUE                                                         $9,085,097

COST OF GOODS SOLD                                               5,293,261
                                                                ----------

GROSS PROFIT                                                     3,791,836

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                    1,150,331
                                                                ----------

OPERATING INCOME                                                 2,641,505

OTHER INCOME (EXPENSE)
   Interest income                                                   4,687
   Rent income                                                      12,220
   Interest expense                                                (38,224)
   Loss on sale of fixed asset                                     (10,179)
                                                                ----------

      NET INCOME                                                $2,610,009
                                                                ==========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM JANUARY 1, 2001 TO NOVEMBER 20, 2001

                                 COMMON STOCK
                               ---------------   TREASURY    RETAINED
                               SHARES   AMOUNT    STOCK      EARNINGS        TOTAL
                               ------   ------   --------   -----------   -----------

BALANCE, DECEMBER 31, 2000       500     $500     $(5,100)  $ 2,200,845   $ 2,196,245

Net income                        --       --          --     2,610,009     2,610,009
Distributions to stockholder      --       --          --    (2,617,537)   (2,617,537)
                                 ---     ----     -------   -----------   -----------

BALANCE, NOVEMBER 20, 2001       500     $500     $(5,100)  $ 2,193,317   $ 2,188,717
                                 ===     ====     =======   ===========   ===========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                             STATEMENT OF CASH FLOWS

                                                              FOR THE PERIOD
                                                              FROM JANUARY 1,
                                                                  2001 TO
                                                                NOVEMBER 20,
                                                                    2001
                                                              ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from customers and others                      $ 8,734,484
   Interest received                                                  4,687
   Cash paid to suppliers and employees                          (5,794,589)
   Interest paid                                                    (38,224)
                                                                -----------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                   2,906,358
                                                                -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from disposal of property                                90,000
   Purchases of fixed assets                                        (13,884)
                                                                -----------
      NET CASH PROVIDED BY INVESTING ACTIVITIES                      76,116
                                                                -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from line-of-credit                                     237,000
   Repayment of long-term debt                                      (26,170)
   Repayment of line-of-credit                                      (50,000)
   Repayment of capital lease obligations                           (62,671)
   Distributions to stockholder                                  (2,617,536)
                                                                -----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                  (2,519,377)
                                                                -----------

NET INCREASE IN CASH                                                479,709

CASH AT BEGINNING OF PERIOD                                         676,618
                                                                -----------

CASH AT END OF PERIOD                                           $ 1,139,715
                                                                ===========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                AERO WELD, INC.

                             STATEMENT OF CASH FLOWS

RECONCILIATION OF NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:

   NET INCOME                                                   $2,610,009
                                                                ----------

   Adjustments to Reconcile Net Income to Net
   Cash Used by Operating Activities:
      Depreciation                                                 260,170
      Provision for bad debts                                       83,557
      Loss on disposal of property                                  10,179
      Changes in certain assets and liabilities:
         Increase in accounts receivable                          (327,640)
         Increase in related party receivables                     (35,193)
         Increase in inventories                                  (325,212)
         Increase in accounts payable                              550,788
         Increase in accrued liabilities                            79,700
                                                                ----------
TOTAL ADJUSTMENTS                                                  296,349
                                                                ----------

   NET CASH PROVIDED BY OPERATING ACTIVITIES                    $2,906,358
                                                                ==========

NONCASH INVESTING ACTIVITIES:
   Original cost of assets sold                                 $  165,000
   Accumulated depreciation of assets sold                      $  (64,821)

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 20, 2001

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     Aero Weld, Inc. (referred to herein as the "Company") is based in Broken Arrow, Oklahoma and is engaged in custom precision machining, custom metal fabrication and the manufacture of aircraft training equipment. The Company's primary customers are international and domestic military and commercial airlines and a flight simulation training company. Sales are made on an unsecured basis on credit terms determined by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The financial statements of the Organization have been prepared on the accrual basis of accounting as of November 20, 2001 and for the period January 1, 2001 to November 20, 2001. As disclosed in Note 8, the Company sold a significant portion of its assets and liabilities to another company on November 20, 2001.

USE OF ESTIMATES

     The preparation of the Company's financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenue is generally recognized upon shipment of the completed job, at which time title passes to the customer. Revenue from the few fixed-price, long-term contracts is recognized using the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost at completion for each contract. This method is used because management considers the "cost to cost" method the most appropriate in the circumstances. Revenues are recorded net of returns, allowances and discounts.

INCOME TAXES

     The Company has elected and the shareholder has consented to be taxed as a "Small Business Corporation" under Section 1362 of the Internal Revenue Code. Accordingly, no provision of income taxes is included in the accompanying financial statements as income of the Company is taxable to the shareholder.

CASH AND CASH EQUIVALENTS

     The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at the lower of cost or market value, using the specific identification method. Cost of work-in-process includes labor, materials and production overhead.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 20, 2001


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for internal production of tools that have continuing value are capitalized. Capitalized tooling costs include labor, materials and production overhead. Expenditures for tools with no future value and maintenance and repairs are charged to expense as incurred. Depreciation is computed using various methods based upon the estimated useful lives of the assets as follows:

     Equipment                         4-7 years
     Computer equipment                3-7 years
     Tooling and vehicles              3-5 years
     Buildings                       12-31 years

     Depreciation of assets under capital leases is included in depreciation expense. Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

WARRANTY AND RETURN POLICY

     The Company makes no warranty on the precision machining and metal fabrication beyond the customer's receipt of those items. The Company's warranty policy on training equipment generally provides 36 month coverage, subject to certain restrictions, for parts found to be defective due to Aero Weld's workmanship or the use of materials inferior to that required by Aero Weld's manufacturing techniques. Based on past experience, management has not provided for a reserve for warranty work on structures sold.

ADVERTISING

     Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for the period January 1, 2001 to November 20, 2001 was $48,259.

COMPENSATED ABSENCES

     Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid.

ACCOUNTS RECEIVABLE

     Accounts receivable are reported net of an allowance for doubtful accounts. The allowance is based on management's estimate of the amount of receivables that will actually be collected. Management periodically reviews accounts receivable and determines whether receivables are past due or delinquent based on contractual terms or how recently payments have been received.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 20, 2001

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

     At November 20, 2001, property, plant and equipment consisted of the following:

          Equipment                                $ 1,663,398
          Computer equipment                             9,329
          Automotive equipment                          97,641
          Land and buildings                           642,774
          Improvements                                 253,862
                                                   ------------
                                                     2,667,004
          Less accumulated depreciation and
             amortization                           (1,819,986)
                                                   ------------

                                                   $   847,018
                                                   ============

     Depreciation and amortization expense for the period January 1, 2001 to November 20, 2001 was $260,170.

NOTE 4 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

LONG-TERM DEBT

     Long-term debt consists of the following at November 20, 2001:

        Advances on $350,000 line of credit from a bank, with
           interest at prime plus 1.00% (6.0% at November 20,
           2001) and a maturity date of November 5, 2002. The
           credit line is secured by all assets of the Company.       $ 187,000

        Term note payable to a bank, interest at prime rate
           plus 1.50% (6.5% at November 20, 2001), with payments
           of $3,257 per month and a final payment of $215,569
           when the note matures on May 9, 2003. The note is
           collateralized by real estate.                               248,866

        Term note payable to a bank, interest at 8.50%, with
           payments of $1,478 per month and a maturity date of
           August 1, 2004. This note is collateralized by
           equipment.                                                    43,312
                                                                      ----------

        Total long-term debt                                            479,178
        Current portion of long-term debt                              (225,974)
                                                                      ----------

        Long-term debt, net of current portion                        $ 253,204
                                                                      ==========

     Aggregate future principal maturities of long-term debt are as follows:

               November 20,
                   2002            $225,974
                   2003             240,647
                   2004              12,557
                                   ---------

                                   $479,178
                                   =========

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 20, 2001


NOTE 4 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)

CAPITAL LEASES

     The Company has acquired certain equipment with an original cost of $339,389 under various capital lease arrangements. All of the leases expired during the period January 1, 2001 to November 20 2001 and the Company now owns the equipment outright. The equipment has been fully depreciated. No other capital lease obligations existed at November 20, 2001.

NOTE 5 - BENEFIT PLAN

     The Company sponsors a 401(k) profit sharing plan covering substantially all employees. Company contributions are made at the discretion of management. As of August 2, 2002 (date of independent auditor's report), the Company had not made a matching contribution for 2001.

NOTE 6 - CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables with customers.

     One customer accounted for approximately 76% of the Company's total sales for the period January 1, 2001 to November 20, 2001. Two customers accounted for 86% of the Company's November 20, 2001 trade accounts receivable. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

     The Company maintains its cash deposits in a single financial institution in Tulsa, Oklahoma, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). At November 20, 2001, the maximum loss that would have resulted from that risk totaled $205,932 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

NOTE 7 - RELATED PARTY TRANSACTIONS

     The Company purchased certain equipment at a total cost of $625,000 from its sole stockholder in 2000. The stockholder had previously pledged the equipment as collateral on two personal loans, the proceeds of which had been used by the stockholder to finance the initial purchases of the equipment. As of November 20, 2001, the original promissory notes totaling $440,040 were still collateralized by the Company's equipment. The aggregate principal balance of the notes at November 20, 2001 was $300,034. The notes were paid off by the stockholder in January 2002.

     During 2001, the Company leased property owned by its sole stockholder through a non-cancelable lease, which expired on October 31, 2001. The Company made lease payments of $75,000 during 2001.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 20, 2001


NOTE 8 - SUBSEQUENT EVENTS

     On November 20, 2001, the Company entered into an agreement with Excalibur Aerospace, Inc. ("Excalibur"), an Oklahoma corporation, whereby Aero Weld, Inc. would sell substantially all of its assets, other than real property, to Excalibur for a purchase price of $5,468,388, including $1,250,000 of cash, promissory notes totaling $3,218,388, and 1,000,000 shares of common stock valued at $1.00 per share. After the acquisition, Excalibur Aerospace, Inc. would operate under the Aero Weld name. In accordance with the acquisition agreement, Aero Weld, Inc. retained the following assets and liabilities:

          Cash                                                    $856,327
          Employee receivables, net of allowance for
             doubtful accounts of $45,000                         $  4,113
          Land, building, and improvements                        $627,328
          Accounts payable and accruals                           $111,568
          Notes payable                                           $479,178

     In December 2001 and January 2002, the Company paid certain expenses totaling $544,614 on behalf of Excalibur. Excalibur issued two promissory notes in the amounts of $342,285 and $202,329 representing the December 2001 and January 2002 payments, respectively. These notes were ultimately repaid by Excalibur pursuant to a June 27, 2002 agreement between the Company and Excalibur. Conversely, during the same period, Excalibur paid certain expenses totaling $246,164 on behalf of the Company. Of these expenses, $185,641 are included in the Company's accounts payable balance at November 20, 2001. Under the June 27, 2002 agreement, these expenses were offset against amounts owed by Excalibur to the Company under the November 20, 2001 purchase agreement.

     The acquisition agreement further provides for a consulting agreement between Excalibur and Tommy Worth, who was the sole stockholder at November 20, 2001. The agreement, as amended on June 27, 2002, provides for a monthly consulting fee to be paid to Mr. Worth based upon gross revenues generated by Excalibur Aerospace, with a maximum fee of $65,000 per month. The agreement expires March 31, 2012. The maximum aggregate amount the Company would pay the seller under the agreement is $2,500,000.

     Pursuant to the June 27, 2002 agreement, Excalibur signed a two year agreement to lease the Broken Arrow, Oklahoma operating facility, from the Company at $8,000 per month.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Directors and Shareholders of
Aero Weld, Inc.
Broken Arrow, Oklahoma

         We have audited the balance sheet of Aero Weld, Inc. (an Oklahoma Subchapter S corporation) as of December 31, 2000 and the statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aero Weld, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with those accounting principles generally accepted in the United States of America.


                                                    CROSS AND ROBINSON


                                                    /s/ Cross and Robinson

                                                    Certified Public Accountants


Tulsa, Oklahoma
October 24, 2001

                                 AERO WELD, INC.

                                  BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        2000
                                                                    ------------
                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                         $  676,618
   Accounts receivable, net of allowance for doubtful
       accounts of $25,000                                              578,734
   Receivable from employees                                             13,920
   Inventory                                                            458,835
                                                                     -----------
         TOTAL CURRENT ASSETS                                         1,728,107
                                                                     -----------

PROPERTY AND EQUIPMENT, NET - NOTES 3 AND 4                           1,193,483
                                                                     -----------

         TOTAL ASSETS                                                $2,921,590
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                          $  344,327
   Current portion of long-term debt - Note 4                            24,240
   Capital lease obligations - Note 4                                    62,671
                                                                     -----------
         TOTAL CURRENT LIABILITIES                                      431,238
                                                                     -----------

LONG-TERM DEBT, NET OF CURRENT PORTION - NOTE 4                         294,107
                                                                     -----------

STOCKHOLDERS' EQUITY
   Common stock, $1 par value, 10,000 shares
       authorized; 500 shares issued and outstanding                        500
   Treasury stock, 250 shares, at cost                                   (5,100)
   Retained earnings                                                  2,200,845
                                                                     -----------
         TOTAL STOCKHOLDERS' EQUITY                                   2,196,245
                                                                     -----------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $2,921,590
                                                                     ===========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                                INCOME STATEMENTS

                                                FOR THE YEARS ENDED DECEMBER 31,
                                                --------------------------------
                                                       2000         1999
                                                    ----------   ----------

REVENUE                                             $9,420,326   $5,713,501

COST OF GOODS SOLD                                   5,905,789    4,060,983
                                                    ----------   ----------

GROSS PROFIT                                         3,514,537    1,652,518

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES        1,276,008    1,139,248
                                                    ----------   ----------

OPERATING INCOME                                     2,238,529      513,270
                                                    ----------   ----------

OTHER INCOME (EXPENSE)
   Interest income                                       9,896        5,588
   Other income                                             51       24,849
   Rent income                                          10,300       15,610
   Interest expense                                    (37,607)     (34,344)
   Loss on sale of fixed asset                              --       (8,299)
                                                    ----------   ----------

TOTAL OTHER INCOME (EXPENSE)                           (17,360)       3,404
                                                    ----------   ----------

       NET INCOME                                   $2,221,169   $  516,674
                                                    ==========   ==========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                      COMMON STOCK
                               -------------------------    TREASURY     RETAINED
                               SHARES   AMOUNT    STOCK     EARNINGS      TOTAL
                               ------   ------   -------   ----------   ----------
BALANCE AT DECEMBER 31, 1998     500     $500    $(5,100)  $  387,480   $  382,880

Net income                        --       --         --      516,674      516,674
                                 ---     ----    -------   ----------   ----------

BALANCE AT DECEMBER 31, 1999     500      500     (5,100)     904,154      899,554

Net income                        --       --         --    2,221,169    2,221,169
Distributions to stockholder      --       --         --     (924,478)    (924,478)
                                 ---     ----    -------   ----------   ----------

BALANCE AT DECEMBER 31, 2000     500     $500    $(5,100)  $2,200,845   $2,196,245
                                 ===     ====    =======   ==========   ==========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                            STATEMENTS OF CASH FLOWS

                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                  --------------------------------
                                                          2000          1999
                                                      ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash collected from customers                      $ 9,281,260   $ 5,199,207
   Interest and dividends received                          9,896         5,588
   Cash paid for goods and services                    (6,673,856)   (4,772,979)
   Interest paid                                          (37,607)      (34,344)
                                                      ------------  ------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES         2,579,693       397,472
                                                      ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of equipment                             --         7,500
   Purchases of equipment                                (271,352)     (912,513)
                                                      ------------  ------------
      NET CASH USED BY INVESTING ACTIVITIES              (271,352)     (905,013)
                                                      ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on long term debt
      and capital lease obligations                      (264,605)      (29,000)
   Principal payments on officer notes payable           (559,379)           --
      Proceeds from officer loan                               --       531,308

   Distributions to stockholder                          (924,478)           --
                                                      ------------  ------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES        (1,748,462)      502,308
                                                      ------------  ------------

NET INCREASE (DECREASE) IN CASH)                          559,879        (5,233)

CASH AT BEGINNING OF YEAR                                 116,739       121,972
                                                      ------------  ------------

CASH AT END OF YEAR                                   $   676,618   $   116,739
                                                      ============  ============

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                            STATEMENTS OF CASH FLOWS

                                                      FOR THE YEARS ENDED DECEMBER 31,
                                                      --------------------------------
                                                              2000        1999
                                                           ----------   ---------
RECONCILIATION OF NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:

   NET INCOME                                              $2,221,169   $ 516,674
                                                           -----------  ----------

   Adjustments to Reconcile Net Income to Net
   Cash Used by Operating Activities:
      Depreciation                                            448,671     373,650
      Bad debt provision                                       25,000          --
      Loss on sale of assets                                       --       8,298
      Changes in Certain Assets and Liabilities:
         (Increase) Decrease in accounts receivable            74,684    (502,198)
         (Increase) in work in process inventory              (72,538)    (46,635)
         Decrease in other assets                               2,747      21,922
         (Decrease) in customer deposits                     (226,848)    (74,477)
         Increase in accounts payable                         101,805      98,964
         Increase in other current liabilities                  5,003       1,274
                                                           -----------  ----------
TOTAL ADJUSTMENTS                                             358,524    (119,202)
                                                           -----------  ----------

   NET CASH PROVIDED BY OPERATING ACTIVITIES               $2,579,693   $ 397,472
                                                           ===========  ==========

NONCASH INVESTING ACTIVITIES:
   Original cost of assets sold                            $       --   $ 116,434
   Accumulated depreciation of assets sold                 $       --   $(100,635)

     ACCOMPANYING NOTES AR8E AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     Aero Weld, Inc. (referred to herein as the "Company") is based in Broken Arrow, Oklahoma and is engaged in custom precision machining, custom metal fabrication and the manufacture of aircraft training equipment. The Company's primary customers are international and domestic military and commercial airlines and other commercial markets. Sales are made on an unsecured basis on credit terms determined by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenue is generally recognized upon shipment of the completed job, at which time title passes to the customer. Revenue from the few fixed-price, long-term contracts is recognized using the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost at completion for each contract. This method is used because management considers the "cost to cost" method the most appropriate in the circumstances. Revenues are recorded net of returns, allowances and discounts.

INCOME TAXES

     The Company has elected and the shareholder has consented to be taxed as a "Small Business Corporation" under Section 1362 of the Internal Revenue Code. Accordingly, no provision of income taxes is included in the accompanying financial statements as income of the Company is taxable to the shareholder.

CASH AND CASH EQUIVALENTS

     The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at the lower of cost or market value, using the specific identification method. Cost of work-in-process includes labor, materials and production overhead.

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for internal production of tools that have continuing value are capitalized. Capitalized tooling costs include labor, materials and production overhead. Expenditures for tools with no future value and maintenance and repairs are charged to expense as incurred. Depreciation is computed using various methods based upon the estimated useful lives of the assets as follows:

     Equipment                            4-7 years
     Computer equipment                   3-7 years
     Tooling and vehicles                 3-5 years
     Buildings                          12-31 years

     Depreciation of assets under capital leases is included in depreciation expense.

     Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

WARRANTY AND RETURN POLICY

     The Company makes no warranty on the precision machining and metal fabrication beyond the customer's receipt of those items. The Company's warranty policy on training equipment generally provides 36 month coverage, subject to certain restrictions, for parts found to be defective due to Aero Weld's workmanship or the use of materials inferior to that required by Aero Weld's manufacturing techniques. Based on past experience, management has not provided for a reserve for warranty work on structures sold.

ADVERTISING

     Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2000 and 1999 was $114,555 and $91,000, respectively.

COMPENSATED ABSENCES

     Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid.

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following at December 31, 2000:

          Equipment                                       $ 1,814,514
          Computer equipment                                    9,329
          Automotive equipment                                 97,641
          Land and buildings                                  642,774
          Improvements                                        253,863
                                                          ------------
                                                            2,818,121
          Less accumulated depreciation and
             amortization                                  (1,624,638)
                                                          ------------
                                                          $ 1,193,483
                                                          ============

     Depreciation and amortization expense for 2000 and 1999 was $448,671 and $373,650 respectively.

NOTE 4 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 2000:

          Term note payable to a bank, interest at prime rate plus
             1.50% (11.00% at December 31, 2000), with payments of
             $3,257 per month and a final payment of $253,631 when the
             note matures on May 9, 2002. The note is collateralized
             by real estate.                                           $262,736

          Term note payable to a bank, interest at 8.50%, with
             payments of $1,478 per month and a maturity date
             of August 1, 2004. This note is collateralized
             by equipment.                                               55,611
                                                                      ----------
          Total long-term debt                                          318,347
          Current portion of long-term debt                             (24,240)
                                                                      ----------

          Long-term debt, net of current portion                      $ 294,107
                                                                      ==========

        Aggregate principal maturities of long-term debt are as follows:

                YEAR ENDING
               DECEMBER 31:
               ------------
                   2001             $ 24,240
                   2002              266,748
                   2003               16,025
                   2004               11,334
                                    --------
                                    $318,347
                                    ========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 4 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)

     The Company has an available line of credit from a bank for $350,000. The credit line bears interest at prime plus 1.00% (10.50% at December 31, 2000). The credit line is secured by all assets of the Company. No amounts were outstanding at December 31, 2000.

CAPITAL LEASES

     The Company leases certain equipment under various capital lease arrangements that expire in 2001. Included in equipment are capital leases with an original cost of $ 339,389. The equipment had been fully depreciated as of December 31, 2000.

     The remaining principal balances on the capital lease obligations at December 31, 2000 aggregated to $62,671. Capital lease payments remaining will be paid in full in 2001. Total payments in 2001 will be $ 64,660 with $ 1,989 representing interest expense.

NOTE 5 - BENEFIT PLAN

     The Company sponsors a 401(k) profit sharing plan covering substantially all employees. Company contributions are made at the discretion of management. In 2000 and 1999 respectively, the Company contributed a total of $82,986 and $24,338.

NOTE 6 - CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables with customers.

     One customer accounted for approximately 77% and 67% of the Company's total sales and 70% and 81% of the Company's year-end accounts receivable balances in 2000 and 1999, respectively. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

     The Company maintains its cash deposits in a single financial institution in Tulsa, Oklahoma, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). At December 31, 2000, the maximum loss that would have resulted from that risk totaled $195,213 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.



      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 7 - RELATED PARTY TRANSACTIONS

     The Company purchased certain equipment at a total cost of $625,000 from its sole stockholder in 2000. The stockholder, who financed the purchases through a bank, had originally purchased this equipment. He pledged the equipment as collateral on two promissory notes to the bank. The original promissory notes totaling $440,000 are still collateralized by the equipment owned by the Company. The aggregate principal balance of the notes at December 31, 2000 totals $372,831 and the balance at the date of the audit report was $304,560.

     The Company leases property owned by its sole stockholder through a non-cancelable lease, which expires on October 31, 2001. The Company made lease payments of $52,500 during 2000 and had a future minimum lease obligation of $75,000 at December 31, 2000.

NOTE 8 - EVENT SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR'S REPORT (UNAUDITED)

     On November 20, 2001, the Company sold substantially all of its assets, other than real property, and certain liabilities to Excalibur Holdings, Inc. The purchase price was $5,468,358, including $1,250,000 of cash, promissory notes totaling $3,218,388 and 1,000,000 shares of common stock valued at $1.00 per share.

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                          INDEPENDENT AUDITOR'S REPORT


To the Directors and Shareholders of
Shumate Machine Works, Inc.
Magnolia, Texas

         We have audited the balance sheet of Shumate Machine Works, Inc. (a Texas corporation) as of December 31, 2001 and the statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shumate Machine Works, Inc. as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with those accounting principles generally accepted in the United States of America.

                                                    CROSS AND ROBINSON


                                                    /s/ Cross and Robinson

                                                    Certified Public Accountants

Tulsa, Oklahoma
March 6, 2002

                           SHUMATE MACHINE WORKS, INC.

                                  BALANCE SHEET

                                                                            DECEMBER 31,
                                                                                2001
                                                                            ------------
                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                 $  206,356
   Accounts receivable, net of allowance for doubtful accounts of $10,000       194,718
   Receivable from officers                                                     155,442
   Inventories - Note 3                                                          55,583
                                                                             ----------
      TOTAL CURRENT ASSETS                                                      612,099

PROPERTY AND EQUIPMENT, NET - NOTE 4                                          1,245,653
                                                                             ----------

         TOTAL ASSETS                                                        $1,857,752
                                                                             ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                             180,075
   Current portion of capital lease obligations - Note 5                        250,583
   Accrued liabilities                                                           19,976
   Income taxes payable                                                         116,737
   Deferred income tax - Note 9                                                  40,108
                                                                             ----------
      TOTAL CURRENT LIABILITIES                                                 607,479
                                                                             ----------

CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION - NOTE 5                      700,169
                                                                             ----------
DEFERRED INCOME TAX, NET OF CURRENT PORTION - NOTE 9                            109,150
                                                                             ----------

SHAREHOLDERS' EQUITY
   Common stock, no par value, 1,000 shares
      authorized, issued, and outstanding                                         1,000
   Retained earnings                                                            439,954
                                                                             ----------
TOTAL SHAREHOLDERS' EQUITY                                                      440,954
                                                                             ----------

         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $1,857,752
                                                                             ==========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           SHUMATE MACHINE WORKS, INC.

                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                               FOR THE YEARS ENDED DECEMBER 31,
                                               --------------------------------
                                                     2001         2000
                                                  ----------   ----------

REVENUES                                          $2,840,293   $1,668,056

COST OF SALES                                      2,003,884      796,409
                                                  ----------   ----------

   GROSS PROFIT                                      836,409      871,647

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         554,506      634,978
                                                  ----------   ----------

      OPERATING INCOME                               281,903      236,669

OTHER INCOME (EXPENSE)
   Interest expense                                  (75,182)     (19,204)
                                                  ----------   ----------

NET INCOME BEFORE INCOME TAX                         206,721      217,465

PROVISION FOR INCOME TAXES                            63,054       63,438
                                                  ----------   ----------

         NET INCOME                               $  143,667   $  154,027
                                                  ==========   ==========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           SHUMATE MACHINE WORKS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                               COMMON STOCK
                             ---------------   RETAINED
                             SHARES   AMOUNT   EARNINGS     TOTAL
                             ------   ------   --------   --------

BALANCE, DECEMBER 31, 1999    1,000   $1,000   $142,260   $143,260

   Net income                    --       --    154,027    154,027
                              -----   ------   --------   --------

BALANCE, DECEMBER 31, 2000    1,000    1,000    296,287    297,287

   Net income                    --       --    143,667    143,667
                              -----   ------   --------   --------

BALANCE, DECEMBER 31, 2001    1,000   $1,000   $439,954   $440,954
                              =====   ======   ========   ========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           SHUMATE MACHINE WORKS, INC.

                            STATEMENTS OF CASH FLOWS

                                            FOR THE YEARS ENDED DECEMBER 31,
                                            --------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:              2001          2000
                                               -----------   -----------
Cash received from customers                     2,866,447   $ 1,490,894
Cash paid to suppliers and employees            (2,396,242)   (1,307,250)
Interest paid                                      (75,183)      (19,204)
Income taxes paid                                       --        (1,909)
                                               -----------   -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES          395,022       162,531
                                               -----------   -----------

CASH USED BY INVESTING ACTIVITIES:
Property and equipment purchases                   (28,980)      (55,819)
                                               -----------   -----------

CASH USED BY FINANCING ACTIVITIES:
Payments on capital lease obligations             (210,802)      (67,782)
                                               -----------   -----------

NET CASH PROVIDED                                  155,240        38,930

CASH AT BEGINNING OF YEAR                           51,116        12,186
                                               -----------   -----------

CASH AT END OF YEAR                            $   206,356   $    51,116
                                               ===========   ===========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           SHUMATE MACHINE WORKS, INC.

                            STATEMENTS OF CASH FLOWS

RECONCILIATION OF NET INCOME TO NET CASH                 FOR THE YEARS ENDED DECEMBER 31,
                                                         --------------------------------
PROVIDED BY OPERATING ACTIVITIES:                                2001        2000
                                                              ---------   ---------
Net income                                                    $ 143,667   $ 154,027
                                                              ---------   ---------
Adjustments to reconcile net income to net
cash provided by operating activities:
   Depreciation and amortization                                117,448      50,346
   Deferred income taxes                                        124,948      98,797
   Provision for bad debt                                        10,000          --
   (Increase) decrease in accounts receivable                   134,414    (221,361)
   (Increase) decrease in related party receivables            (108,261)     44,199
   (Increase) decrease in inventories                           (29,923)     (6,576)
   Increase (decrease) in accounts payable                       59,535      72,804
   Increase (decrease) in income taxes payable                  (61,895)    (35,360)
   Increase (decrease) in other accrued liabilities               5,089       5,654
                                                              ---------   ---------

      Total adjustments                                         251,355       8,504
                                                              ---------   ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES                     $ 395,022   $ 162,531
                                                              =========   =========

SUPPLEMENTAL DISCLOSURES:
Non-cash transactions affecting investing
and financing activities:
Equipment purchased under capital leases                      $ 432,598   $ 623,991
                                                              =========   =========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           SHUMATE MACHINE WORKS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     Shumate Machine Works, Inc. (referred to herein as the "Company") is based in Magnolia, Texas and is engaged in close tolerance machining of metals. The Company's primary customers are located in the Gulf Coast Region and generally operate in oil field-related industries. The Company's tax year ends on May 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenue is generally recognized upon shipment of the completed job, at which time title passes to the customer. Revenues are recorded net of returns, allowances and discounts.

INCOME TAXES

     The Company reports on the cash basis for income tax purposes. For financial reporting purposes, the Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

CASH AND CASH EQUIVALENTS

     The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks in accordance with the Company's cash management policies.

INVENTORIES

     Inventories are stated at the lower of cost or market value, using the specific identification method. Cost of work-in-process and finished goods includes labor, materials and production overhead.

LEASES

     Leases that transfer substantially all of the risks and benefits of ownership are capital leases. Other leases are operating leases. Capital leases are included in property and equipment at cost, and are amortized using the straight-line method over their estimated useful lives. The related capital lease obligations are recorded at the present value of the future minimum lease payments.

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           SHUMATE MACHINE WORKS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets as follows:

          Furniture and equipment              7 years
          Machinery                           10 years

     Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

     Depreciation of assets under capital leases is included in depreciation expense.

ADVERTISING

     Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2001 and 2000 was $5,788 and $4,885, respectively.

COMPENSATED ABSENCES

     Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid.

NOTE 3 - INVENTORIES

     Components of inventories are as follows at December 31, 2001:

               Work-in-process            $24,176
               Finished goods              31,407
                                          -------

                                          $55,583
                                          =======

NOTE 4 - PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 2001:

               Furniture and equipment             $   22,445
               Machinery                            1,371,499
               Leasehold improvements                  99,256
                                                   -----------
                                                    1,493,200
               Less accumulated depreciation and
                  amortization                       (247,547)
                                                   -----------

                                                   $1,245,653
                                                   ===========

     Depreciation and amortization expense for 2001 and 2000 was $117,448 and $50,346 respectively.

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           SHUMATE MACHINE WORKS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 5 - CAPITAL LEASE OBLIGATIONS

     The Company has entered into capital leases for certain equipment. Obligations under capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at interest rates between 6.6% and 11.52%. The capitalized cost and accumulated depreciation of this equipment at December 31, 2001 was $1,291,334 and $184,848, respectively.

     Future minimum payments under capital leases are as follows:

          YEAR ENDING DECEMBER 31,
          ------------------------
          2002                                             $  326,429
          2003                                                312,982
          2004                                                267,581
          2005                                                143,921
          2006                                                 63,129
                                                           ----------
          Total future minimum lease payments               1,114,042
          Amount representing interest                        163,290
                                                           ----------
          Present value of future minimum lease payments      950,752
          Current portion                                     250,583
                                                           ----------
          Long-term portion                                $  700,169
                                                           ==========

     Total interest expense on the long-term capital lease obligations for the years ended December 31, 2001 and 2000 was approximately $75,183 and $19,204, respectively.

NOTE 6 - BENEFIT PLAN

     The Company maintains a SIMPLE IRA pension plan, which is open to all employees who wish to participate. The Company will contribute a matching contribution to each eligible employee's Simple IRA of forty cents for each dollar the employee contributes up to a limit of 15% of the employee's compensation for the year. The employer contribution for the years ending December 31, 2001 and 2000 were $15,825 and $14,761, respectively.

NOTE 7 - CONCENTRATIONS OF RISK

     The revenue from two customers comprised approximately 51% of sales in 2001. Two customers accounted for approximately 67% of the Company's total sales in 2000.

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables with customers.

     At December 31, 2001, approximately 51% of accounts receivable was for one customer. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

     The Company maintains its cash deposits in a single financial institution in Houston, Texas, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). At December 31, 2001, the maximum loss that would have resulted from that risk totaled $126,790 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           SHUMATE MACHINE WORKS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000


NOTE 8 - RELATED PARTY TRANSACTIONS

     The Company leases its office and manufacturing facility from a stockholder on a month-to-month basis. The Company made lease payments of $52,000 and $36,000 for the years ended December 31, 2001 and 2000, respectively.

     Certain personal expenditures of the Company's officers have been paid by the Company. These expenditures are reflected as receivables on the balance sheet. The Company's officers intend to reimburse the Company for these expenditures in 2002.

NOTE 9 - INCOME TAXES

     Significant components of the Company's deferred tax liabilities as of December 31, 2001 and 2000 are as follows:

                                                       2001         2000
                                                    ----------   ----------
          Book-to-tax differences, depreciation     $ 109,150    $  53,673
          Cash-to-accrual conversion                   40,108      102,002
                                                    ----------   ----------

                                                    $ 149,258    $ 155,675
                                                    ==========   ==========

     Deferred taxes reflect a federal tax rate of approximately 35%. A reconciliation between the amount of federal income taxes, based on a thirty five percent (35%) tax rate, and the effective amount of income taxes charged to operations is as follows:

                                                       2001         2000
                                                    ----------   ----------
          Statutory federal income taxes (refund)   $  78,770    $   9,298
          Book-to-tax differences, depreciation        55,477       27,987
          Cash-to-accrual conversion                  (71,193)      26,153
                                                    ----------   ----------

          Effective income taxes                    $  63,054    $  63,438
                                                    ==========   ==========

NOTE 10 - EVENT SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR'S REPORT (UNAUDITED)

     On March 29, 2002, the Company was purchased by Excalibur Holdings, Inc., a Texas corporation. The aggregate purchase price was $2,225,000, including $250,000 in cash, $250,000 in promissory notes and 1,150,000 shares of its common stock valued at $1,725,000.

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Directors and Shareholders of
Excalibur Steel, Inc.
Sand Springs, Oklahoma

         We have audited the balance sheet of Excalibur Steel, Inc. (an Oklahoma Subchapter S corporation) as of December 31, 2000 and the statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Excalibur Steel, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with those accounting principles generally accepted in the United States of America.

                                                    CROSS AND ROBINSON


                                                    /s/ Cross and Robinson

                                                    Certified Public Accountants

Tulsa, Oklahoma
October 11, 2001

                              EXCALIBUR STEEL, INC.

                                  BALANCE SHEET

                                                                    DECEMBER 31,
                                                                       2000
                                                                    ------------
                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                          $109,433
   Accounts receivable, net of allowance for doubtful
      accounts of $6,000                                               261,764
   Receivable from stockholder                                          89,451
   Receivable from employees                                               800
   Work in process                                                      85,000
                                                                      --------
TOTAL CURRENT ASSETS                                                   546,448

PROPERTY AND EQUIPMENT, NET - NOTES 3 AND 4                            198,884

OTHER ASSETS                                                             3,000
                                                                      --------

         TOTAL ASSETS                                                 $748,332
                                                                      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                           $184,267
   Current portion of long-term debt - Note 4                          101,952
                                                                      --------
TOTAL CURRENT LIABILITIES                                              286,219
                                                                      --------

LONG-TERM DEBT - NOTE 4                                                317,236
                                                                      --------

STOCKHOLDERS' EQUITY
   Common stock, $1 par value, 50,000 shares
      authorized; 500 shares issued and outstanding                        500
   Retained earnings                                                   144,377
                                                                      --------
      TOTAL STOCKHOLDERS' EQUITY                                       144,877
                                                                      --------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $748,332
                                                                      ========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                              EXCALIBUR STEEL, INC.

                                INCOME STATEMENTS

                                                FOR THE YEARS ENDED DECEMBER 31,
                                                --------------------------------
                                                       2000         1999
                                                    ----------   ----------

REVENUE                                             $4,655,316   $2,290,971

COST OF GOODS SOLD                                   3,073,211    1,516,005
                                                    ----------   ----------
GROSS PROFIT                                         1,582,105      774,966

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES        1,356,112      621,883
                                                    ----------   ----------
OPERATING INCOME                                       225,993      153,083

OTHER INCOME (EXPENSE)
   Interest income                                       1,742          338
   Interest expense                                    (45,536)     (15,858)
                                                    ----------   ----------

NET INCOME                                          $  182,199   $  137,563
                                                    ==========   ==========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                              EXCALIBUR STEEL, INC.

                        STATEMENTS OF STOCKHOLDERS EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                 COMMON STOCK
                               ---------------    RETAINED
                               SHARES   AMOUNT    EARNINGS     TOTAL
                               ------   ------   ---------   ---------
BALANCE AT DECEMBER 31, 1998     500     $500    $ (19,362)  $ (18,862)

Net income                        --       --      137,563     137,563
Distributions to stockholder      --       --      (19,225)    (19,225)
                                 ---     ----    ---------   ---------

BALANCE AT DECEMBER 31, 1999     500      500       98,976      99,476

Net income                        --       --      182,199     182,199
Distributions to stockholder      --       --     (136,798)   (136,798)
                                 ---     ----    ---------   ---------

BALANCE AT DECEMBER 31, 2000     500     $500    $ 144,377   $ 144,877
                                 ===     ====    =========   =========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                              EXCALIBUR STEEL, INC.

                            STATEMENTS OF CASH FLOWS

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                --------------------------------
                                                                      2000          1999
                                                                   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash collections                                                $ 4,655,316   $ 2,290,971
   Interest received                                                     1,742           338
   Cash paid for goods and services                                 (4,448,479)   (2,268,331)
   Interest paid                                                       (45,536)       (6,243)
                                                                   -----------   -----------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                        163,043        16,735
                                                                   -----------   -----------

NET CASH USED BY INVESTING ACTIVITIES:
   Purchases of equipment                                          $  (203,277)  $   (32,544)
                                                                   -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                         532,132       782,468
   Principal payments on notes payable                                (245,667)     (754,827)
   Distributions to stockholder                                       (136,798)      (19,225)
                                                                   -----------   -----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                        149,667         8,416
                                                                   -----------   -----------

NET INCREASE (DECREASE) IN CASH                                        109,433        (7,393)

CASH AT BEGINNING OF YEAR                                                   --         7,393
                                                                   -----------   -----------

CASH AT END OF YEAR                                                $   109,433   $        --
                                                                   ===========   ===========

RECONCILIATION OF NET INCOME TO NET
  CASH PROVIDED BY OPERATING ACTIVITIES:
   NET INCOME                                                      $   182,199   $   137,563
                                                                   -----------   -----------
   Adjustments to Reconcile Net Income to Net
      Cash Used by Operating Activities:
      Depreciation                                                      86,450        45,548
      Bad debt provision                                                 6,000            --

      Changes in Certain Assets and Liabilities:
         (Increase) in receivable from stockholder                     (12,000)      (44,894)
         (Increase) in advances to employees                              (800)           --
         (Increase) Decrease in accounts receivable                    (45,479)     (222,285)
         (Increase) in work in process                                 (15,000)      (45,000)
         Increase (Decrease) in cash overdrafts                        (57,050)       57,050
         Increase (Decrease) in accounts payable and accruals           18,723        88,753
                                                                   -----------   -----------
TOTAL ADJUSTMENTS                                                      (19,156)     (120,828)
                                                                   -----------   -----------

   NET CASH PROVIDED BY OPERATING ACTIVITIES                       $   163,043   $    16,735
                                                                   ===========   ===========

      ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     Excalibur Steel, Inc. (referred to herein as the "Company") is a fabricator of specialty metal products for customers predominately located in the Tulsa, Oklahoma metropolitan area. The majority of the Company's sales consist of subcontracts from another local steel fabricator.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents. Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks in accordance with the Company's cash management policies.

INVENTORIES

     Inventories are stated at the lower of cost or market value, using the specific identification method. Cost of work-in-process includes labor, materials and production overhead.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost less accumulated depreciation. Maintenance and minor repairs are charged to operations when incurred. When assets are retired or sold, the related costs and accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in current operations. Depreciation is computed using accelerated methods based on the estimated useful lives of the assets as follows:

          Furniture and fixtures               4-7 years
          Equipment                            3-7 years
          Vehicles                             3-5 years

ADVERTISING

     Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2000 and 1999 was $25,169 and $13,968, respectively.

REVENUE RECOGNITION

     Revenue is generally recognized upon shipment, at which time title passes to the customer. The Company has a major customer who has verbally requested a bill and hold approach to the Company's manufacture of the customer's product. The customer has maintained a verbal approach to maintaining an open purchase order as to quantity of product to produce each week to alleviate its own production process as well as the lack of storage space. After the manufacture of the product to completion, the customer takes full responsibility for the risk of loss or damage to the product while it is on the Company's premises. Generally the product is stored at the Company's location for two weeks or less. Each week the customer inspects and accepts the product manufactured to its specifications and determines the appropriate amount to be delivered the following week. Since the customer takes full responsibility for its product and the Company simply serves as a storage facility once the product is manufactured and approved, the Company recognizes revenue when the customer inspects and approves the product retained on site. This customer generally pays this billing within ten days to take advantage of credit discounts.

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The total sales recognized on this bill and hold process during 2000 and 1999 was $4,357,624 and $1,892,642, respectively. The amount of product held for the customer at the Company's location was approximately $218,000 and $107,000 at December 31, 2000 and December 31, 1999. Revenues are recorded net of returns, allowances and discounts.

INCOME TAXES

     The Company has elected and the shareholders have consented to be taxed as a "Small Business Corporation" under Section 1362 of the Internal Revenue Code. Accordingly, no provision for income taxes is included in the accompanying financial statements as income of the Company is taxable to the shareholders. At the discretion of the board of directors, the Company may pay dividends to the shareholders to provide them cash for personal income tax liabilities arising from the Company's operations.

COMPENSATED ABSENCES

     Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at December 31, 2000:

          Furniture and fixtures                   $  33,412
          Equipment                                  246,682
          Vehicles                                    69,289
                                                   ----------
                                                     349,383
          Less accumulated depreciation             (150,499)
                                                   ----------
                                                   $ 198,884
                                                   ==========

     Depreciation expense for the years ended December 31, 2000 and 1999 was $86,450 and $45,548 respectively.

NOTE 4 - LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 2000:

        Note payable to a bank, dated August 26, 1998, with
          interest at 10.50% per annum, and a maturity date of
          September 1, 2003. The note is secured by a security
          agreement on certain fixed assets of the Company and
          the personal guarantee of a stockholder.                      $26,676

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 4 - LONG-TERM DEBT (CONTINUED)

        Note payable to a credit union, dated December 3, 1998,
          with interest at 9.79% per annum, and a maturity date
          of December 15, 2001. The note is secured by a security
          agreement one of the Company's vehicles.                        4,828



          Note payable to a bank, dated December 30, 1999, with
          interest at the prime rate plus 2.00% (11.50% at
          December 31, 2000), and a maturity date of January 1,
          2005. The note is secured by a security agreement on
          certain fixed assets of the Company and the personal
          guarantee of a stockholder.                                    38,155

          Note payable to a bank, dated January 11, 2000, with
          interest at 9.00% per annum, and a maturity date of
          January 11, 2004. The note is secured by a security
          agreement on certain fixed assets of the Company and
          the personal guarantee of a stockholder.                       16,879

          Note payable to a bank, dated April 5, 2000, with
          interest at the prime rate plus 2.00% (11.50% at
          December 31, 2000), and a maturity date of April 5,
          2005. The note is secured by a security agreement on
          certain assets of the Company, a life insurance policy
          on a stockholder, and the personal guarantees of the
          stockholders.                                                 264,197

          Note payable to a bank, dated July 17, 2000, with
          interest at the prime rate plus 2.00% (11.50% at
          December 31, 2000), and a maturity date of July 17,
          2002. The note is secured by a security agreement on
          certain fixed assets of the Company and the personal
          guarantee of the majority stockholder.                         25,921

          Note payable to a bank, dated October 18, 2000, with
          interest at the prime rate plus 1.50% (11.00% at
          December 31, 2000), and a maturity date of October 18,
          2005. The note is secured by a security agreement on
          certain fixed assets of the Company and the personal
          guarantee of the majority stockholder.                         29,163
                                                                      ----------
               Total                                                    419,188

          Current portion of long-term debt                            (101,952)
                                                                      ----------
          Long-term debt, net of current portion                      $ 317,236
                                                                      ==========

     Aggregate principal maturities of long-term debt are as follows:

               YEAR ENDING
               DECEMBER 31
               -----------
                  2001             $101,952
                  2002               99,660
                  2003               97,252
                  2004               88,092
                  2005               32,232
                                   --------

                                   $419,188
                                   ========

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 4 - LONG-TERM DEBT (CONTINUED)

     Interest expense was $45,536 and $15,858 for the years ended December 31, 2000 and 1999, respectively.

NOTE 5 - BENEFIT PLAN

     In October 2000, the Company instituted a SIMPLE IRA plan covering substantially all employees. Any full-time employee who has completed 90 days of service may participate in the plan. The Company's funding policy is to make matching contributions to each participant's contribution up to three percent of the participant's compensation. In 2000, the Company made matching contributions of $3,948 to the plan.

NOTE 6 - CONCENTRATIONS OF RISK

     In 2000 and 1999, one customer accounted for approximately 94% and 83% of gross sales, respectively. This customer accounted for approximately 99% of the Company's December 31, 2000 accounts receivable. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

     In 2000, two suppliers accounted for approximately 53% of the Company's total inventory purchases. In 1999, one supplier accounted for approximately 25% of the Company's total inventory purchases.

     The Company maintains cash balances in three financial institutions in Oklahoma. The Federal Deposit Insurance Corporation insures the balances up to $100,000. At December 31, 2000, the Company's uninsured cash balances totaled $25,617.

NOTE 7 - RELATED PARTY TRANSACTIONS

     The Company made payments to a stockholder for the rental of certain equipment totaling $24,000 and $26,353 in 2000 and 1999, respectively.

NOTE 8 - COMMITMENTS

     The Company leases its office and manufacturing facility under a noncancelable operating lease, which expires November 1, 2005.

     At December 31, 2000 future lease commitments total $507,268, as follows:

               YEAR ENDING
               DECEMBER 31:
               ------------
                   2001            $104,952
                   2002             104,952
                   2003             104,952
                   2004             104,952
                   2005              87,460
                                   --------

                                   $507,268
                                   ========

     Rental expense for all leases amounted to $106,571 in 2000 and $54,870 in 1999.

                             EXCALIBUR STEEL, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 9 - SUBSEQUENT EVENTS

     On September 20, 2001, a complaint was filed against the Company with the National Labor Relations Board, alleging unfair labor practices. Management believes that the claims are without merit and is aggressively defending itself against all allegations. Management further believes that any losses resulting from this matter would not have a material effect on the financial position of the Company. Accordingly, no provision for any contingent liabilities that may result has been made in the financial statements.

NOTE 10 - EVENT SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR'S REPORT (UNAUDITED)

     On November 27, 2001, the Company was purchased by Excalibur Holdings, Inc., a Texas corporation. The purchase price was $2,150,000, including promissory notes totaling $650,000, and 1,500,000 shares of common stock valued at $1.00 per share.

                              EXCALIBUR STEEL, INC.

                                  BALANCE SHEET
                                   (UNAUDITED)

                                                                   SEPTEMBER 30,
                                                                       2001
                                                                    (UNAUDITED)
                                                                   -------------
                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                        $   43,160
   Accounts receivable                                                 525,664
   Receivable from stockholder                                          89,451
   Inventory                                                           129,221
   Other Current Assets
                                                                         2,776
                                                                    ----------
TOTAL CURRENT ASSETS                                                   790,272

PROPERTY AND EQUIPMENT, NET                                            256,944

OTHER ASSETS
                                                                         3,000
                                                                    ----------

            TOTAL ASSETS                                            $1,050,216
                                                                    ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                         $  313,962
   Current portion of long-term debt                                   116,378
                                                                    ----------
TOTAL CURRENT LIABILITIES                                              430,340
                                                                    ----------

LONG-TERM DEBT                                                         362,126
                                                                    ----------

STOCKHOLDERS' EQUITY
   Common stock, $1 par value, 50,000 shares
      authorized; 500 shares issued and outstanding                        500
   Retained earnings                                                   257,250
                                                                    ----------
         TOTAL STOCKHOLDERS' EQUITY                                    257,750
                                                                    ----------

            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $1,050,216
                                                                    ==========

                              EXCALIBUR STEEL, INC.

                                INCOME STATEMENTS
                                   (UNAUDITED)

                                                      FOR THE NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                      -------------------------
                                                         2001           2000
                                                      ----------     ----------


REVENUE                                               $5,307,912     $3,628,286

COST OF GOODS SOLD                                     4,134,181      1,684,887
                                                      ----------     ----------

GROSS PROFIT                                           1,173,731      1,943,399

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES            679,692      1,523,146
                                                      ----------     ----------

OPERATING INCOME                                         494,039        420,253

OTHER INCOME (EXPENSE)
   Interest expense                                      (45,019)       (28,143)
                                                      ----------     ----------

NET INCOME                                            $  449,020     $  392,110
                                                      ==========     ==========

                              EXCALIBUR STEEL, INC.

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                           FOR THE NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                           -------------------------
                                                                             2001            2000
                                                                           ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   NET INCOME                                                              $ 449,020       $ 392,110
   Adjustments to Reconcile Net Income to Net
     Cash Used by Operating Activities:
       Depreciation                                                           86,472          11,554
          (Increase) Decrease in accounts receivable                        (263,900)       (186,238)
          (Increase) in inventory                                            (44,221)        (12,000)
          (Increase) Decrease in other assets                                 (1,976)         (1,159)
          (Decrease) Increase in accounts payable and accrued expenses       129,695         (43,273)
                                                                           ---------       ---------
               NET CASH PROVIDED BY OPERATING ACTIVITIES                     355,090         160,994
                                                                           ---------       ---------

NET CASH USED BY INVESTING ACTIVITIES:
   Purchases of Machinery                                                  $(144,532)      $(170,647)
                                                                           ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                               522,580         394,950
   Principal payments on notes payable                                      (462,994)        (94,177)
   Distributions to Stockholders                                            (336,417)        (30,155)
                                                                           ---------       ---------
                NET CASH USED BY FINANCING ACTIVITIES                       (276,831)        270,618
                                                                           ---------       ---------

NET INCREASE (DECREASE) IN CASH                                              (66,273)        260,965

CASH AT BEGINNING OF PERIOD                                                  109,433           6,803
                                                                           ---------       ---------

CASH AT END OF PERIOD                                                      $  43,160       $ 267,768
                                                                           =========       =========

SUPPLEMENTAL DISCLOSURE:
   Cash paid during the period for interest                                $  45,019       $  28,143

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Excalibur Steel, Inc., an Oklahoma Subchapter S corporation (referred to herein as the "Company") is a fabricator of specialty metal products for customers predominately located in the Tulsa, Oklahoma metropolitan area. The majority of the Company's sales consist of subcontracts from another local steel fabricator.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and Equipment consists of the following at September 30, 2001:

          Furniture and fixtures                        $  40,670
          Equipment                                       358,799
          Vehicles                                         94,446
                                                        ----------
                                                          493,915
          Less accumulated depreciation                  (236,971)
                                                        ----------
                                                        $ 256,944
                                                        ==========

Depreciation expense for the nine months is $86,472.

NOTE 3 - LONG-TERM DEBT

Long-Term Debt consists of the following at September 30, 2001:

Note Payable to a credit union, dated December 3, 1998 with
interest at 9.79% per annum and a maturity date of December 15,
2001. The note is secured by a security agreement on one of the
Company's vehicles.                                                    $    599

Note Payable to a bank through the Small Business Administration original principal $300,000 at the interest rate of Wall Street
Journal Prime plus 2% and a maturity date of April 5, 2005. The note is secured by a security agreement on certain assets of the
Company, a life insurance policy on a stockholder and the
personal guarantees of the stockholders.                                225,986

Notes payable to a bank dated October 18, 2000 with interest at prime rate plus 1.5% (8.5% at September 30, 2001) and maturity date of October 18, 2005. The note is secured by a security
agreement on a Company vehicle and personal guarantees of the
shareholders.                                                            39,997

Note Payable to a bank dated May 24, 2001 with interest at the prime rate plus 2% (9.0% at September 30) and a maturity of May
24, 2005. The note is secured by a security agreement on certain assets of the Company and the personal guarantees of the
shareholders.                                                           136,947

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 3 - LONG-TERM DEBT (CONTINUED)

Note payable to a bank dated June 22, 2001 with interest at the prime rate plus 2% (9.0% at September 30, 2001) and a maturity of
October 1, 2001. Original principal of $100,000. The note is secured by a security agreement on monies from invoices to major
customer and personal guarantees of the shareholders.                    75,000
                                                                      ---------

     Total Long-Term Debt                                               478,504

Current Portion of long-term debt                                      (116,378)
                                                                      ---------
Long-Term debt, net of current portion                                $ 362,126
                                                                      =========

With the completion of the acquisition of the Company by Excalibur Holdings, Inc. in November 2001 (as disclosed in Note 8), all long-term debt with the exception of the October 18, 2000 note were paid off as a condition of the acquisition.

Interest expense for the nine months ended September 30, 2001 was $45,019.

NOTE 4 - BENEFIT PLAN

In October 2000, the Company instituted a SIMPLE IRA plan covering substantially all employees. Any full-time employee who has completed 90 days of service may participate in the plan. The Company's funding policy is to make matching contributions to each participant's contribution up to three percent of the participant's compensation. For the nine months ended September 30, 2001, the Company made $12,128 in matching contributions to the plan.

NOTE 5 - CONCENTRATIONS OF RISK

For the nine months ended September 30, 2001, one customer accounted for approximately 85% gross sales. This customer accounted for approximately 67% of the Company's September 30, 2001 accounts receivable. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

For the nine months ended September 30, 2001, two suppliers accounted for approximately 38% of the Company's total inventory purchases.

The Company maintains cash balances in three financial institutions in Oklahoma. The Federal Deposit Insurance Corporation insures the balances up to $100,000. At September 30, 2001, the Company's uninsured cash balances totaled $25,617.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company made payments to a stockholder for the rental of certain equipment totaling $30,000 for the nine months ended September 30, 2001.

                             EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)


NOTE 7 - COMMITMENTS

The Company leases its office and manufacturing facility under a noncancelable operating lease, which expires November 1, 2005.

At September 30, 2001, future lease commitments total $428,554, as follows:

          YEAR ENDING
          DECEMBER 31:
          ------------
              2001              $ 26,238
              2002               104,952
              2003               104,952
              2004               104,952
              2005                87,460
                                --------
                                $428,554
                                ========

Rental expense for all leases amounted to $102,580 for the nine months ended September 30, 2001.

NOTE 8 - SUBSEQUENT EVENTS

On November 27, 2001, the Company consummated a transaction whereby the shareholders of the Company sold 100% of their outstanding stock in exchange for 1,500,000 shares of Excalibur Industries stock valued at $1.00 per share and short term notes totaling $650,000, bearing interest at 6%, with other terms and conditions including employment contracts, a covenant not to compete, life insurance payments, and payments totaling $289,314 in cash and stock to cover acquisition costs.

On September 20, 2001, a complaint was filed against the Company with the National Labor Relations Board, alleging unfair labor practices. In January 2002, the complaint was resolved in favor of the Company.

________________________________________________________________________________

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy our common stock in any jurisdiction where it is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of common stock.


                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Prospectus Summary.........................................................1
Risk Factors...............................................................4
Cautionary Statement Concerning Forward-looking Information................8
Use of Proceeds............................................................9
Market for Common Equity and Related Stockholder Matters...................9
Selling Stockholders......................................................10
Plan of Distribution......................................................12
Management's Discussion and Analysis......................................13
Business..................................................................21
Management................................................................27
Principal Stockholders and Beneficial Ownership of Management.............33
Description of Securities.................................................35
Legal Matters.............................................................35
Experts...................................................................35
Changes in and Disagreements with Accountants.............................36
Available Information.....................................................37
Index to Financial Statements.............................................38


         Until _________, 2002, 25 days after commencement of the offering, all dealers that buy, sell or trade shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

________________________________________________________________________________



                                    EXCALIBUR
                                INDUSTRIES, INC.



                                3,906,669 SHARES



                             ______________________

                                   PROSPECTUS
                             ______________________





                               DECEMBER ___, 2002


________________________________________________________________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Statutes
-----------------

         Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of our officers, directors, employees and agents under certain circumstances as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (Last amended by Ch.261,L.'94,eff.7-1-94.)"

Certificate of Incorporation
----------------------------

         Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors, with certain exceptions. Our bylaws also contain a provision for the indemnification of our directors.

Bylaws
------

         Our bylaws provide for our indemnification of our directors, officers, employees, or agents under certain circumstances as follows:

         "7.1 AUTHORIZATION FOR INDEMNIFICATION. The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         7.2 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

         7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

         7.4 NON-EXCLUSIVITY. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

Indemnity Agreements
--------------------

         Our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we may agreed to provide such indemnification to our directors pursuant to written indemnity agreements.

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth estimated expenses to be incurred by us in connection with the issuance and distribution of all shares being registered. All such expenses are estimated except for the SEC registration fee.

          SEC registration fee.....................................  $     720
          AMEX Listing Fee.........................................     50,000
          Printing expenses........................................      5,000
          Fees and expenses of counsel for the Company.............     50,000
          Fees and expenses of accountants for Company.............     25,000
          Miscellaneous............................................     50,000
                                                                    ----------
                            Total.................................. $  180,720
                                                                    ==========

ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES.

         A. In June 1999, we issued 3,388 shares of our common stock in consideration of legal services rendered by legal counsel. The issuance was exempt under the Section 4(2) of the Act.

         B. On December 6, 1999, we issued 33,880,000 shares of our common stock in connection with our investment in Genesis Realty Group, Inc. (formerly i-RealtyAuction.Com, Inc.) ("Genesis"). This issuance was exempt under the
Section 4(2) of the Act.

         C. On April 2, 2002, we agreed to issue to The Eagle Rock Group, LLC, a warrant to purchase up to 1,269,375 shares of our common stock at an exercise price of $1.50 per share. The warrant is subject to vesting based both on time and on performance criteria defined in the agreement, including certain revenue criteria. Warrants to purchase 169,248 of these shares have vested, and the balance have lapsed unvested.

         D. On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. As a result of the Excalibur Holdings merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, and each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. On May 22, 2002, each share of Series A and Series B preferred stock automatically converted into one (1) share of our common stock. Each shareholder of Excalibur Holdings was an accredited investor at the time of the merger. The issuance was exempt under Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder.

         With respect to each of the foregoing offerings, before investing, each subscriber was provided with or had access to information regarding our company substantially similar to that included in a registration statement on Form SB-2. In each case, we received, before accepting the subscription of each subscriber, subscription agreements or investment letters executed by the subscribers. Each of the subscribers represented and warranted to us that such subscriber (i) was sophisticated enough to evaluate the merits of an investment in the securities and did not need the benefits of registration under the Act, (ii) was purchasing with investment intent and not with a view to distribution, and (iii) had not been solicited through any form of general solicitation. In addition, each subscriber referred to in paragraph C above was reasonably believed by the Company to be an accredited investor within the meaning of Rule 501(a) of the 1933 Act.

ITEM 27.       EXHIBITS

Exhibit No.    Description
--------------------------

2.1** Agreement and Plan of Merger by and among Global Realty Management Group, Inc., GRMG Acquisition Corporation, Excalibur Holdings, Inc., and Michael D. Farkas

2.2** Agreement and Plan of Merger by and among Excalibur Steel, Inc., Dwayne Lewis, Debra Lewis, Excalibur Holdings, Inc., William S.H. Stuart, and Matthew C. Flemming

2.3** Asset Purchase Agreement by and between Excalibur Aerospace, Inc. and Aero Weld, Inc.

2.4** First Amendment to Asset Purchase Agreement by and between Excalibur Aerospace, Inc. and Aero Weld, Inc.

2.5** Master Agreement by and among TW Consulting, Inc., Excalibur Aerospace, Inc., Tommy Worth, William Stuart and Matthew Flemming

2.6** Agreement and Plan of Merger by and among Shumate Machine Works, Inc., Larry C. Shumate, Russ Clark, Excalibur Holdings, Inc., and Excalmergeco, Inc.

2.7** Asset Purchase Agreement by and between Excalibur Services, Inc. and Redhawk Industries, LLC.

3.1**    Certificate of Incorporation of Excalibur Industries, Inc.

3.2**    Bylaws of Excalibur Industries, Inc.

4.1**    Specimen Certificate of Excalibur Industries, Inc.'s common stock

4.2**    Form of common stock purchase warrant

5.1*     Opinion of Spectrum Law Group, LLP

10.1** Series A Preferred Stock and Warrant Purchase Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, and Seneca Capital International, Ltd.

10.2** Registration Rights Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, and Seneca Capital International, Ltd.

10.3** Series B Preferred Stock and Warrant Purchase Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, Seneca Capital International, Ltd., and other Investors

10.4** Registration Rights Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, Seneca Capital International, Ltd., and other Investors

10.5** Amended and Restated Investment Banking/Advisory Agreement between Atlas Capital Services, LLC and Global Realty Management Group, Inc.

10.6** Loan Agreement between Stillwater National Bank and Trust Company of Stillwater and Excalibur Holdings, Inc. (Line of Credit)

10.7** Amendment to Loan Agreement between Stillwater National Bank and Trust Company of Stillwater and Excalibur Holdings, Inc.

10.8** Loan Agreement between Stillwater National Bank and Trust Company of Stillwater and Excalibur Holdings, Inc. (Term Loan)

10.9** Employment Agreement between Excalibur Holdings, Inc. and William S.H. Stuart

10.10** Employment Agreement between Excalibur Holdings, Inc. and Matthew C. Flemming

10.11**  Employment Agreement between Excalibur Holdings, Inc. and Dwayne Lewis

10.12**  Employment Agreement between Excalibur Holdings, Inc. and David Rains

10.13**  Employment Agreement between Excalibur Holdings, Inc. and G. Ross Brown

10.14** Amended and Restated Consulting Agreement by and between Tommy Worth and Excalibur Aerospace, Inc.

10.15**  2001 Stock Option Plan of Excalibur Holdings, Inc.

10.16** Bonus Stock Issuance and Option Agreement by and between Global Realty Management Group, Inc. and Joseph Spitzer

10.17** Bonus Stock Issuance and Option Agreement by and between Global Realty Management Group, Inc. and Michael Farkas

10.18** Real Estate Lease and Option Agreement by and between Redhawk Industries, LLC and Excalibur Services, Inc.

10.19** Real Estate Lease and Option Agreement by and between Larry C. Shumate and ExcalMergeCo., Inc.

10.20 Strategic Alliance Agreement by and between Born, Inc. and Excalibur Industries, Inc.

10.21    $100,000 Promissory Note issued in favor of Aubrey Earl Swift

10.22 $100,000 Promissory Note issued in favor of IRA FBO Frank X. Marshik Donaldson, Lufkin & Jenrette, Custodian

10.23    $15,000 Promissory Note issued in favor of William S.H. Stuart

10.24    $15,000 Promissory Note issued in favor of Matthew C. Flemming

10.25    $50,000 Promissory Note issued in favor of David Rains

10.26 Security Agreement by and among David Rains, Excalibur Aerospace, Excalibur Steel, Excalibur Services, and Shumate Machine Works

16.1**   Letter on change in certifying accountant

21.1**   Subsidiaries of Excalibur Industries, Inc.

23.1     Consent of Independent Public Accountants, Cross and Robinson

23.2*    Consent of Spectrum Law Group, LLP, reference is made to Exhibit 5.1

__________________

*        To be filed by amendment
**       Previously filed

ITEM 28.       UNDERTAKINGS.

(a) We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described herein, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) We hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) For determining any liability under the Securities Act of 1933, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on December 19, 2002.

                                EXCALIBUR INDUSTRIES, INC.

                                By: /s/ William S.H. Stuart
                                    --------------------------------------------
                                    William S.H. Stuart, Chairman, President and
                                    Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Signatures                             Title                                         Date
-------------------------------------------------------------------------------------------------

/s/ William S.H. Stuart         Chairman of the Board, President,             December 19, 2002
---------------------------     Chief Executive Officer
William S.H. Stuart


/s/ Matthew C. Flemming         Executive Vice President, Chief               December 19, 2002
---------------------------     Financial Officer, Treasurer,
Matthew C. Flemming             Secretary, and Director


/s/ A. Earl Swift               Director                                      December 19, 2002
---------------------------
A. Earl Swift


/s/ W. Donald Parr              Director                                      December 19, 2002
---------------------------
W. Donald Parr

